Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No.:  333-130373

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued.  Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you.  You may withdraw your indication of interest at any time prior to the notice of allocation.  The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer.  You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  You are advised that securities may not be issued that have the characteristics described in these materials.  The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

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in each case, is not applicable to these materials and should be disregarded.  Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

MASTR Adjustable Rate Mortgages Trust 2007-2 Mortgage Pass-Through Certificates

MBS New Issue Term Sheet

MASTR Adjustable Rate Mortgages Trust
2007-2
(ISSUING ENTITY)

Mortgage Pass-Through Certificates

$975,838,000

(APPROXIMATE, SUBJECT TO A +/- 5% VARIANCE)

Mortgage Asset Securitization Transactions, Inc.

(DEPOSITOR)

Wells Fargo Bank, N.A.

(MASTER SERVICER AND TRUST ADMINISTRATOR)

UBS Real Estate Securities Inc.

(TRANSFEROR/SPONSOR)

February 12, 2007

MASTR Adjustable Rate Mortgages Trust 2007-2
Mortgage Pass-Through Certificates
$975,838,000

Structure Overview

Class(1)	Pass-Through Rate	Approx. Size ($)(2)	Certificate Type	Expected WAL (years) Call(3) / Mat(3)	Expected Principal Window Start - Call(3) - Mat(3)	Legal Final Distribution Date	Expected Ratings S&P / Moody’s
Offered Certificates
A-1	(4)	822,562,000	Super Senior, Floater	2.99 / 3.27	1 - 96 - 223	3/25/2047	AAA/Aaa
A-2	(4)	91,396,000	Senior Support, Floater	2.99 / 3.27	1 - 96 - 223	3/25/2047	AAA/Aaa
M-1(5)	(6)	18,171,000	Mezzanine, Floater	5.27 / 5.74	37 - 96 - 151	3/25/2047	AA+/Aa1
M-2(5)	(6)	8,840,000	Mezzanine, Floater	5.25 / 5.68	37 - 96 - 139	3/25/2047	AA+/Aa2
M-3(5)	(6)	7,367,000	Mezzanine, Floater	5.25 / 5.62	37 - 96 - 131	3/25/2047	AA/Aa3
M-4(5)	(6)	5,893,000	Mezzanine, Floater	5.25 / 5.56	37 - 96 - 124	3/25/2047	AA-/A1
M-5(5)	(6)	4,911,000	Mezzanine, Floater	5.25 / 5.48	37 - 96 - 116	3/25/2047	AA-/A2
M-6(5)	(6)	6,876,000	Mezzanine, Floater	5.25 / 5.34	37 - 96 - 108	3/25/2047	A+/Baa1
M-7(5)	(6)	4,911,000	Mezzanine, Floater	5.08 / 5.08	37 - 94 - 94	3/25/2047	A/Baa3
M-8(5)	(6)	4,911,000	Mezzanine, Floater	4.57 / 4.57	37 - 79 - 79	3/25/2047	BBB/Ba2
Non -Offered Certificates
C	(7)	6,384,682	Subordinate	N/A	N/A	3/25/2047	NR/NR
P	(8)	100	Prepayment Charges	N/A	N/A	3/25/2047	NR/NR
R	N/A	N/A	Residual	N/A	N/A	3/25/2047	NR/NR

Notes:
(1)

The Certificates are backed by the cash flow from a pool of first lien, adjustable-rate mortgage loans.  Each Loan will have an initial fixed interest rate for a period of 3, 5, 7 or 10 years, and will adjust semi-annually or annually thereafter.

(2)	The Approximate Size is subject to a permitted variance of plus or minus 10%.
(3)

Shown to the Pricing Prepayment Speed in this term sheet and assuming that the Certificates are purchased on the Closing Date and that one-month LIBOR, six-month LIBOR, one-year LIBOR and one-year CMT remain at a constant rate of 5.32%, 5.36%, 5.34306% and 5.32%, respectively, and shown to the Optional Termination Date and to maturity.

(4)

The Pass-Through Rate on any Distribution Date with respect to these classes of certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR for the related accrual period plus the related margin, which will increase to the product of 2.0 and the initial margin after the first possible Optional Termination Date if the Optional Termination is not exercised, and (ii) the Net Rate Cap.  In addition, these certificates will be entitled to proceeds from an interest rate cap contract, as described under “Cap Contract” in this term sheet and from an interest rate swap agreement as described under "Swap Agreement" in this term sheet.

(5)	These certificates are not expected to receive any principal distributions prior to the Stepdown Date.
(6)

The Pass-Through Rate on any Distribution Date with respect to these classes of certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR for the related accrual period plus the related margin, which will increase to the product of 1.5 and the initial margin after the first possible Optional Termination Date if the Optional Termination is not exercised, and (ii) the Net Rate Cap.  In addition, each class of these certificates will be entitled to proceeds from an interest rate cap contract, as described under “Cap Contract” and from an interest rate swap agreement as described under "Swap Agreement" in this term sheet.

(7)	The Pass-Through Rate on any Distribution Date with respect to this class of certificates will be as described in the pooling and servicing agreement.
(8)

The Class P Certificates will be entitled to the prepayment premiums or charges received in respect of the  Loans, except such prepayment premiums and charges that are to be paid to the related servicer as more particularly set forth in the pooling and servicing agreement

Transaction Highlights

•

The Loans consist of adjustable-rate, first lien, residential Loans.  Each Loan will have an initial fixed interest rate for a period of 3, 5, 7 or 10 years, and will adjust semi-annually or annually thereafter.

•

The transaction consists of a Senior / Subordinate / OC structure.

•

The Credit Enhancement for the Certificates will be provided through Subordination, Overcollateralization and Excess Interest.  The Credit Enhancement information shown below is approximate and subject to +/- 0.50% variance.

•

None of the Loans are classified as “High Cost” loans.

•

All numbers and percentages herein relating to the Loans are as of the Statistical Cut-off Date.

•

The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

•

Bloomberg: MARM 2007-2

•

Intex:  MARM0702

Transaction Overview
Issuing Entity:	MASTR Adjustable Rate Mortgages Trust 2007-2
Depositor:	Mortgage Asset Securitization Transactions, Inc.
Transferor/Sponsor:	UBS Real Estate Securities Inc.
Master Servicer, Trust Administrator and Custodian:	Wells Fargo Bank, N.A.
Originators:

Countrywide Home Loans, Inc. is the Originator with respect to all of the Loans. For information about Countrywide Home Loans, Inc., as Originator, see “The Originator” and “Underwriting Standards” in the term sheet supplement.

Servicers:

Countrywide Home Loans Servicing LP is the Servicer with respect to all of the Loans. For information about Countrywide Home Loans Servicing LP, as Servicer, see “The Master Servicer and the Servicer” in the term sheet supplement.

Trustee:	U.S. Bank, National Association
Cap Provider:	TBD. The cap provider will have a minimum long-term counterparty rating of AA- by Standard & Poor’s.
Swap Provider:	TBD. The swap provider will have a minimum long-term counterparty rating of AA- by Standard & Poor’s.
Lead Underwriter:	UBS Securities LLC
Credit Risk Manager:	Wells Fargo Bank, N.A.
Certificates:

The Class A-1 and Class A-2 Certificates (collectively referred to herein as the “Senior Certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (collectively referred to herein as the “Mezzanine Certificates”), and the Class C, Class P and Class R Certificates. The Certificates are backed by a pool of first lien, adjustable-rate mortgage loans (the “Loans”).

Senior Certificates:	The Class A-1 and Class A-2 Certificates.
Mezzanine Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates.
Offered Certificates:	The Senior Certificates and the Mezzanine Certificates.
Non-Offered Certificates:	The Class P, Class R and Class C Certificates.
LIBOR Certificates:

The Senior Certificates and the Mezzanine Certificates.

On each determination date, one-month LIBOR will be equal to the London interbank offered rate for one-month United States dollar deposits as quoted on the Bloomberg terminal. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trust Administrator), one-month LIBOR will be equal to the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.0125%) of the offered rates for United States dollar deposits for one month that are quoted by the leading banks selected by the Trust Administrator that are engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

No Delay Certificates:	The LIBOR Certificates.
Collateral:

As of January 1, 2007, the “Statistical Cut-Off Date”, the Loans will consist of approximately 1,400 adjustable-rate, first lien mortgage loans totaling approximately $981,368,383.  Each Loan will have an initial fixed-rate period of 3, 5, 7 or 10 years.  For more information regarding the Loans, see Annex IV attached to this term sheet.

Expected Pricing Date:	On or about February 28, 2007
Expected Closing Date:	On or about February 28, 2007
Statistical Cut-off Date:	January 1, 2007
Cut-off Date:	February 1, 2007
Record Date:

With respect to the No Delay Certificates, the business day immediately preceding a Distribution Date, or if the No Delay Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that Distribution Date.

Payments on each Distribution Date, including the first Distribution Date, will be made only to Certificateholders of record as of the related Record Date.

Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in March 2007.
Determination Date:

The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:

The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:	The calendar month preceding the month in which the related Remittance Date occurs.
Accrual Period:

With respect to any Distribution Date for each class of No Delay Certificates, the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date.

Optional Termination:

The majority holder of the Class C Certificates (so long as such holder is not the sponsor or an affiliate of the sponsor), or if the majority holder of the Class C Certificates does not exercise its optional termination rights on such date, the Master Servicer, will have the right to purchase all of the Loans and REO Property in the Trust on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Loans and REO Properties is less than or equal to 10% of the aggregate stated principal balance of the Loans as of the Cut-off Date.

Optional Termination Date:

The first Distribution Date on which the aggregate principal balance of the Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Loans as of the Cut-off Date.

Pricing Prepayment Speed:	The Offered Certificates will be priced to a prepayment speed of 25% CPR.
ERISA:

The Senior Certificates and the Mezzanine Certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, subject to certain conditions.  However, prior to the termination of the Swap Agreement, the Senior Certificates and the Mezzanine Certificates may not be acquired or held by a person investing assets of any employee benefit plans or other retirement arrangements, unless such acquisition or holding is eligible for the exemptive relief available under a statutory or administrative exemption.  Prospective investors should review with their legal advisors whether the purchase and holding of the Senior Certificates or the Mezzanine Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code.

SMMEA:

The Senior Certificates and any Mezzanine Certificates that are rated in one of the top two rating categories of either Rating Agency are expected to constitute “mortgage related securities” for purposes of SMMEA.  The remaining Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Taxation:	The Issuing Entity will be established as one or more REMICs for federal income tax purposes.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof; provided certificates must be purchased in minimum total investments of $100,000.
Interest
Advances:

The Servicer (or to the extent that the Servicer fails to do so, the Master Servicer) is required to advance delinquent payments of principal and interest on the Loans to the extent such amounts are deemed recoverable.  The Servicer and the Master Servicer are entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:	The Pass-Through Rate with respect to each class of Certificates is set forth in the footnotes of the table beginning on page 3 of this term sheet.
Margins:	The margin with respect to each Class of LIBOR Certificates is as follows:

Class	Margin
	(1)	(2)
Class A-1	0.150%	0.300%
Class A-2	0.210%	0.420%
Class M-1	0.240%	0.360%
Class M-2	0.260%	0.390%
Class M-3	0.300%	0.450%
Class M-4	0.380%	0.570%
Class M-5	0.410%	0.615%
Class M-6	0.800%	1.200%
Class M-7	1.500%	2.250%
Class M-8	1.500%	2.250%

_________________________________________

(1)  For any Distribution Date occurring on or prior to the first possible Optional Termination Date.

(2)  For any Distribution Date occurring after the first possible Optional Termination Date.

Available Funds:	For any Distribution Date is equal to the sum of (a) the Interest Remittance Amount for that Distribution Date and (b) the Principal Remittance Amount for that Distribution Date.
Prepayment Interest Shortfall:

With respect to any Distribution Date and each Loan with respect to which a prepayment in full or a partial prepayment has occurred during the month preceding such Distribution Date, the difference between (a) one month’s interest at the Net Mortgage Rate on the Scheduled Principal Balance of the Loan, if such Loan was prepaid in full, or on the amount of the partial payment, if such Loan was not prepaid in full, as applicable, and (b) the excess of (i) the amount of interest actually received with respect to the amount of the partial payment of such Loan that was prepaid during the related Prepayment Period over (ii) the product of the servicing fee rate multiplied by the Scheduled Principal Balance of the Loan.

Compensating Interest:

For any Distribution Date and any servicer is an amount required to be paid by such servicer under the related servicing agreement in connection with Prepayment Interest Shortfalls that occur on Loans serviced by such servicer for the related Distribution Date.  The amount of such Compensating Interest payments is generally limited to the aggregate servicing fees due to the applicable servicer for such Distribution Date.  If any servicer fails to make its required Compensating Interest payment on any Distribution Date, the master servicer will be required to make such Compensating Interest payment to the same extent that such servicer was required to make such Compensating Interest payment.

Interest Remittance Amount:

For any Distribution Date:

(a)

the sum, without duplication, of:

(1)

all scheduled interest on the Loans due on the related Due Date that are received on or prior to the related Determination Date, less the servicing fees and any payments made in respect of premiums on lender paid insurance mortgage loans,

(2)

all interest on prepayments on the Loans, other than Prepayment Interest Excess,

(3)

all Advances relating to interest in respect of the Loans,

(4)

amounts paid by any Servicer or the Master Servicer in respect of Compensating Interest, and

(5)

liquidation proceeds on the Loans received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

minus

(b)

all non-recoverable Advances relating to interest and certain expenses reimbursed since the prior Due Date.

Interest Entitlement:
No-Delay Certificates:	On the basis of a 360-day year and the actual number of days in the related accrual period.
Current Interest:

With respect to each class of Senior and Mezzanine Certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the class principal balance of such class immediately prior to such Distribution Date.

Interest Carry Forward Amount:

With respect to each class of Senior and Mezzanine Certificates and each Distribution Date, is the excess of:

(a)

Current Interest for such class with respect to prior Distribution Dates, over

(b)

the amount actually distributed to such class with respect to interest on prior Distribution Dates.

Net Mortgage Rate:

With respect to any Distribution Date and each Loan, the mortgage rate thereof as of the due date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the prepayment period related to that prior due date) less the related servicing fee rate and any lender paid mortgage insurance premiums for such Loan (expressed as a per annum percentage of its stated principal balance).

Net Maximum Mortgage Rate:

With respect to any Distribution Date and each Loan, the maximum mortgage rate thereof as of the due date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the prepayment period related to that prior due date) less the related servicing fee rate and any lender paid mortgage insurance premiums for such Loan (expressed as a per annum percentage of its stated principal balance).

Net WAC:

For any Distribution Date, is the weighted average of the Net Mortgage Rate of each Loan, weighted on the basis of its Stated Principal Balance as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Net Maximum WAC:

For any Distribution Date, is the weighted average of the Net Maximum Mortgage Rate of each Loan, weighted on the basis of its Stated Principal Balance as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Adjusted Net Maximum WAC:

For any Distribution Date, is the sum of (i) the Net Maximum WAC, (ii) the product of (x) any amounts received in respect of the Cap Contract for the related Accrual Period and (y) a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Loans as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (iii) the product of (x) any amounts received in respect of the Swap Agreement for the related Accrual Period and (y) a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Loans as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Net Rate Cap:

For any Distribution Date and any class of Offered Certificates, is the product of:

(x)  the excess, if any of:

       (i)  the Net WAC

        over

       (ii) the product of (a) the aggregate of any Net Swap Payments and Swap Termination Payments not resulting from the Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date divided by the Loan Balance for such Distribution Date multiplied by (b) 12;

multiplied by

(y)  a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

Adjusted Net Rate Cap:

For any Distribution Date and any class of Offered Certificates, is the product of:

(x)  the excess, if any of:

       (i)  the Adjusted Net Maximum WAC,

        over

       (ii) the product of (a) the aggregate of any Net Swap Payments and Swap Termination Payments not resulting from the Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date divided by the Loan Balance for such Distribution Date multiplied by (b) 12;

multiplied by

(y)  a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

Net Rate Carryover:

For each class of Offered Certificates on any Distribution Date is equal to the sum of:

(a)

the excess, if any, of:

(i)

the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period been calculated based on the Adjusted Net Rate Cap, over

(ii)

the amount of interest such class accrued on such Distribution Date based on the Net Rate Cap, and

(b)

the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, calculated by replacing “Net Rate Cap” with “Adjusted Net Rate Cap” in the definition thereof).

Principal
Principal Remittance Amount:

For any Distribution Date is equal to:

(a)

the sum, without duplication, of:

(1)

the principal portion of the regular monthly payment collected or advanced on the Loans with respect to the related Due Date,

(2)

prepayments on the Loans collected in the related Prepayment Period,

(3)

the Stated Principal Balance of each Loan that was repurchased by the Transferor or purchased by the Master Servicer with respect to that Distribution Date,

(4)

any substitution adjustment amounts in respect of Loans,

(5)

all liquidation proceeds in respect of Loans (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Loans received during the related Prepayment Period, and

(6)  all net proceeds of any insurance policies with respect to the Loans, to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the servicer’s normal servicing procedures, minus

(b)

all non-recoverable Advances relating to principal and certain expenses reimbursed since the prior Due Date.

Basic Principal Distribution Amount:

With respect to any Distribution Date is the lesser of (a) the aggregate class principal balance of the Senior and Mezzanine Certificates immediately prior to such Distribution Date and (b) the excess, if any, of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount for such Distribution Date.

Principal Distribution Amount:

With respect to any Distribution Date is the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Overcollateralization Maintenance Amount for such Distribution Date.

Stated Principal Balance:

For any Loan and Due Date, the unpaid principal balance of the Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Loan through the last day of the related Prepayment Period.

Pool Principal Balance:	The aggregate of the Stated Principal Balances of the Loans.
Senior Principal Distribution Amount:

For any Distribution Date, will equal the excess of:

(a)

the aggregate class principal balance  of the Senior Certificates immediately prior to such Distribution Date, over

(b)

the lesser of (A) the product of (i) (x) approximately 86.10% and (ii) the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.

Mezzanine Principal Distribution Amount:

For any class of Mezzanine Certificates and Distribution Date, the excess of:

(1)

the sum of:

(a)

the aggregate class principal balance of the Senior Certificates after taking into account the distribution of the Senior Principal Distribution Amount for such Distribution Date,

(b)

the aggregate class principal balance of any classes of Mezzanine Certificates that are senior to the applicable Mezzanine Certificates (e.g., the Class M-1 Certificates are senior to the Class M-2 Certificates) after taking into account the distribution of the applicable Mezzanine Principal Distribution Amount for such more senior classes of Mezzanine Certificates for such Distribution Date, and

(c)

the class principal balance of such class of Mezzanine Certificates immediately prior to such Distribution Date, over

(2)

the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of Mezzanine Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor; provided, however, that if such class of Mezzanine Certificates is the only class of Mezzanine Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its class principal balance is reduced to zero.

Initial Target Subordination Percentage and Stepdown Target Subordination Percentage:

The “Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for each class of Mezzanine Certificates will equal the respective percentages indicated in the following table:

	Class	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
	Class M-1	5.10%	10.20%
	Class M-2	4.20%	8.40%
	Class M-3	3.45%	6.90%
	Class M-4	2.85%	5.70%
	Class M-5	2.35%	4.70%
	Class M-6	1.65%	3.30%
	Class M-7	1.15%	2.30%
	Class M-8	0.65%	1.30%

The Initial Target Subordination Percentages will not be used to calculate distributions on the Mezzanine Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Mezzanine Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Mezzanine Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate initial class principal balance of any class(es) of certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Stated Principal Balance of the Loans as of the Cut-off Date.

	OC Floor:	An amount equal to 0.35% of the aggregate Stated Principal Balance of the Loans as of the Cut-off Date.
	Overcollateralization Amount:

For any Distribution Date is an amount equal to the excess, if any, of (i) the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) over (ii) the sum of the aggregate class principal balance of the Senior and Mezzanine Certificates as of such Distribution Date (after giving effect to distributions of the Principal Distribution Amount to be made on such Distribution Date).

	Overcollateralization Target Amount:

With respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to 0.65% of the aggregate Stated Principal Balance of the Loans as of the Cut-off Date and (b) on or after the Stepdown Date, the greater of (i)  an amount equal to 1.30% of the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

	Overcollateralization Release Amount

With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date and without giving effect to any other distributions on the Certificates in reduction of their respective class principal balances on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

	Overcollateralization Deficiency Amount:

With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount for such Distribution Date exceeds the Overcollateralization Amount for such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount on such Distribution Date but before giving effect to any other distributions on the Certificates in reduction of the their respective class principal balances on such Distribution Date).

	Overcollateralization Maintenance Amount:	With respect to any Distribution Date, the lesser of (a) the Net Monthly Excess Cashflow for such Distribution Date and (b) the Overcollateralization Deficiency Amount for such Distribution Date.
	Net Monthly Excess Cashflow:

With respect to any Distribution Date, the sum for such Distribution Date of (a) any Overcollateralization Release Amount and (b) the excess of (x) the aggregate Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Current Interest for  Offered Certificates, (B) the Interest Carry Forward Amount for the Senior Certificates, (C) the Basic Principal Distribution Amount, and (D) any Net Swap Payments or Swap Termination Payments (not caused by any Swap Provider Trigger Event) payable to the Swap Provider.

	Stepdown Date:

The earlier to occur of:

(a)

the Distribution Date following the Distribution Date on which the aggregate class principal balance of the Senior Certificates is reduced to zero, and

(b)

the later to occur of (x) the Distribution Date in March 2010 and (y) the first Distribution Date on which a fraction, the numerator of which is the excess of the aggregate Stated Principal Balance of the Loans as of the Due Date in the month preceding the month in which that Distribution Date occurs (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) over the aggregate class principal balance of the Senior Certificates immediately prior to that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of the current Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) is greater than or equal to approximately 13.90%.

	Trigger Event:

A “Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

	Delinquency Trigger Event:

A “Delinquency Trigger Event” is in effect with respect to a Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate for the outstanding Loans equals or exceeds 40.00%.

	Senior Enhancement Percentage:

With respect to any Distribution Date, the Senior Enhancement Percentage will be equal to a fraction (expressed as a percentage), the numerator of which is the sum of (x) the aggregate class principal balance of the Mezzanine Certificates immediately prior to that distribution date and (y) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such Distribution Date, and, the denominator of which is the aggregate Stated Principal Balance of the Loans after giving effect to distributions to be made on that distribution date.

	Cumulative Loss Trigger Event:

A “Cumulative Loss Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Loans from (and including) the Cut-Off Date to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Loans, as set forth below:

		Distribution Date	Percentage
		March 2009 – February 2010	0.20% with respect to March 2009, plus an additional 1/12th of 0.30% for each month thereafter through February 2010.
		March 2010 – February 2011	0.50% with respect to March 2010, plus an additional 1/12th of 0.35% for each month thereafter through February 2011.
		March 2011 – February 2012	0.85% with respect to March 2011, plus an additional 1/12th of 0.35% for each month thereafter through February 2012.
		March 2012 – February 2013	1.20% with respect to March 2012, plus an additional 1/12th of 0.20% for each month thereafter through February 2013.
		March 2013 and thereafter	1.40%
	Unpaid Realized Loss Amount:

For any class of certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the class principal balance of that class due to the allocation of Subsequent Recoveries to the class principal balance of that class.

	Rolling Sixty-Day Delinquency Rate:	With respect to any Distribution Date on or after the Stepdown Date is the average of the Sixty-Day Delinquency Rates and Distribution Date and the two immediately preceding Distribution Dates.
	Sixty-Day Delinquency Rate:

With respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Loans that were 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Loans as of the related Due Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

	Realized Loss:

With respect to any Distribution Date and any defaulted Loan, is the excess of the Stated Principal Balance of such defaulted Loan over the liquidation proceeds allocated to principal that have been received with respect to such Loan on or at any time prior to the Due Date after such Loan has been liquidated.

	Subsequent Recoveries:

Unexpected recoveries received after the determination by the related servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the related servicer in connection with the liquidation of any Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

	Distribution of Available Funds
	Distributions of Interest:

On each Distribution Date, the Interest Remittance Amount will be distributed in the following amounts and order of priority:

(1)

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

(2)

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from the Swap Provider Trigger Event pursuant to the Swap Agreement;

(3)

third, concurrently, to each class of Senior Certificates, pro rata, the Current Interest and the Interest Carry Forward Amount for each such class and such Distribution Date; and

(4)

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the Current Interest for each such class and such Distribution Date.

	Distributions of Principal:

On each Distribution Date, up to the Principal Distribution Amount will be distributed in the following amounts and order of priority:

(A)

on each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect in the following order of priority:

(1)

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date remaining unpaid following distributions of the Interest Remittance Amount;

(2)

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from the Swap Provider Trigger Event pursuant to the Swap Agreement remaining unpaid following distributions of the Interest Remittance Amount;

(3)

third, concurrently, to the holders of the Class A-1 and Class A-2 Certificates, pro rata based on class principal balance, until their respective class principal balance are reduced to zero; and

(4)

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, until their respective class principal balances are reduced to zero; and

 (B)

on each Distribution Date on or after the Stepdown Date so long as a Trigger Event is not in effect, in the following order of priority:

(1)

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date remaining unpaid following distributions of the Interest Remittance Amount;

(2)

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from the Swap Provider Trigger Event pursuant to the Swap Agreement remaining unpaid following distributions of the Interest Remittance Amount;

(3)

third, concurrently, to the holders of the Class A-1 and Class A-2 Certificates, in an amount up to the Senior Principal Distribution Amount, pro rata based on class principal balance, until their respective class principal balance are reduced to zero; and

   (4)

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in an amount up to the related Mezzanine Principal Distribution Amount, until their respective class principal balances are reduced to zero.

	Distributions of Net Monthly Excess Cashflow:

On each Distribution Date, after distributions pursuant to “Distributions of Interest” and “Distributions of Principal” above, the Net Monthly Excess Cashflow, if any, will be distributed, sequentially, as follows:

(1)

first, to the class or classes of certificates then entitled to receive distributions of principal pursuant to clause (A) or (B) under “Distributions of Principal” above, in an amount up to any Overcollateralization Maintenance Amount for such Distribution Date, in the order of priority set forth in clause (A) or (B) of “Distributions of Principal” above, as applicable;

(2)

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the Interest Carry Forward Amount for each such class and such Distribution Date;

(3)

third, sequentially, to the Class A-1 Certificates and Class A-2 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;

(4)

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;

(5)

fifth, to the Senior Certificates, pro rata based on the Net Rate Carryover amount with respect to each such class of certificates, as applicable, in an amount up to the Net Rate Carryover for each such class of certificates, as applicable;

(6)     sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in an amount up to the Net Rate Carryover for each such class;

(7)   seventh, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider resulting from the Swap Provider Trigger Event pursuant to the Swap Agreement; and

(8)

eighth, to the Class C, Class P and Class R Certificates, in each case in the amounts specified in the pooling and servicing agreement;

provided, that any distributions pursuant to “Net Monthly Excess Cashflow Distributions” above will be made prior to any distributions from the Cap Account and the Swap Account.

Any Interest Carry Forward Amounts, Unpaid Realized Loss Amounts or Net Rate Carryover that remains after the class principal balance of the related certificates is reduced to zero will be extinguished.

	Cap Contract

For each Distribution Date on and after the Distribution Date in February 2008 to and including the Distribution Date in February 2017, the Offered Certificates will have the benefit of a cap contract to pay amounts in respect of Net Rate Carryover on such certificates.  The Cap Contract requires the counterparty to make a payment in an amount equal to the product of (i) the excess of one-month LIBOR (as set forth in the Cap Contract) for any accrual period (subject to a high strike rate) over the low strike rate set forth in the Cap Contract (and set forth in Annex II to this term sheet, along with the high strike rate), (ii) 250, (iii) the Cap Notional Amount and (iv) the number of days in the related accrual period divided by 360.  The “Cap Notional Amount” will be equal to the product of (a) the “Cap Base Calculation Amount” (as shown on Annex II of this term sheet) for that distribution date multiplied by (b) a fraction, the numerator of which is 1 and the denominator of which is 250.  Cap payments, if any, made by the counterparty will be deposited in the Cap Contract Reserve Account and will be available for distribution in respect of Net Rate Carryover amounts on the Offered Certificates, as set forth in this term sheet. Any amounts received under the cap contract in excess of amounts required to pay Net Rate Carryover amounts on any Distribution Date will be distributed to the holders of the Class C Certificates and will not be available for the payment of Net Rate Carryover  amounts on the Offered Certificates on future Distribution Dates.

The pooling and servicing agreement will require the trust administrator to establish an account (the “Cap Account”) in the trust on behalf of the holders of the Senior and Mezzanine Certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Cap Account. The Cap Account will be an asset of the issuing entity but will not be an asset of any REMIC.

On each Distribution Date, the trust administrator will deposit in the Cap Account any amounts received in respect of the Cap Contract for the related Accrual Period. On each Distribution Date, after any distributions pursuant to “Distributions of Net Monthly Excess Cashflow” above, such amounts received in respect of the Cap Contract will be distributed to the Senior and Mezzanine Certificates to the extent necessary and to the extent not previously distributed in the following order of priority:

(1)

first, concurrently, to pay the Senior Certificates, pro-rata, based on the amounts due to cover any Net Rate Carryover for each such class;

(2)

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, any Net Rate Carryover amount for each such class; and

(3)   third, to the Class C, Class P and Class R Certificates, in each case in the amounts specified in the pooling and servicing agreement.

Swap Agreement:

On or before the Closing Date, the Trust Administrator as trustee under the supplemental interest trust will enter into the Swap Agreement with the Swap Provider.  On each Distribution Date, each class of the Senior and Mezzanine Certificates will have the benefit of the Swap Agreement to (i) maintain overcollateralization, (ii) pay Unpaid Realized Loss Amounts, (iii) pay interest shortfalls and (iv) pay Net Rate Carryover amounts on such certificates for such Distribution Date.

The pooling and servicing agreement will require the trust administrator to establish an account (the “Swap Account”), which will be held in trust in the supplemental interest trust by the trust administrator, as trust administrator of the supplemental interest trust, on behalf of the holders of the Senior and Mezzanine Certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Swap Account. The Swap Account will not be an asset of the issuing entity or of any REMIC.

Under the Swap Agreement, on the business day prior to each Distribution Date, (i) the supplemental interest trust will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the pooling and servicing agreement, a fixed payment equal to product of (w) 250, multiplied by (x) a per annum rate for such Distribution Date as shown on Annex III of this term sheet (the “Swap Fixed Rate”), multiplied by (y) the Swap Notional Amount (as defined below), and multiplied by (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the actual number of days elapsed from the closing date to but excluding the first Distribution Date) and the denominator of which is 360 and (ii) the Swap Provider will be obligated to pay to the trust administrator a floating payment equal to the product of (w) 250, multiplied by (x) one-month LIBOR (as determined pursuant to the Swap Agreement), multiplied by (y) the Swap Notional Amount, and  multiplied by (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the closing date to but excluding the first Distribution Date), and the denominator of which is 360.  For purposes of calculating the fixed payment and floating payment on any Distribution Date, the “Swap Notional Amount” will be equal to the product of (a) the “Swap Base Calculation Amount” (as shown on Annex III of this term sheet) for that distribution date multiplied by (b) a fraction, the numerator of which is 1 and the denominator of which is 250.  A net payment will be required to be made on the business day prior to each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the supplemental interest trust, to the Swap Provider, to the extent that the fixed payment exceeds the corresponding floating payment, or (b) by the Swap Provider to the supplemental interest trust to the extent that the floating payment exceeds the corresponding fixed payment.

The initial Swap Base Calculation Amount will be approximately $982,222,683.  The Swap Agreement will terminate immediately after the Distribution Date in March 2012 unless terminated earlier upon the occurrence of a swap default, an early termination event or an additional termination event.

Upon early termination of the Swap Agreement, the supplemental interest trust or the Swap Provider may be liable to make a payment (a “Swap Termination Payment”) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to any distribution to certificateholders.

Net Swap Payments and Swap Termination Payments payable by the supplemental interest trust will be deducted from available funds (other than Swap Termination Payments resulting from the Swap Provider Trigger Event) before distributions to certificateholders and will first be deposited into the Swap Account before payment to the Swap Provider.

On each Distribution Date, the Trust Administrator will withdraw from the Swap Account any amounts received in respect of the Swap Agreement (such amounts, the “Swap Amounts”) and following distribution of the Interest Remittance Amount, the Principal Remittance Amount, the Net Monthly Excess Cashflow and any distributions from the Cap Account, will distribute the Swap Amounts to the Senior and Mezzanine Certificates and the Swap Provider to the extent necessary and to the extent not previously distributed in the following order of priority:

(1)

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

(2)

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from the Swap Provider Trigger Event pursuant to the Swap Agreement;

(3)

third, to the class or classes of certificates then entitled to receive distributions of principal pursuant to clause (A) or (B) under “Distributions of Principal” above, in an amount up to any Overcollateralization Maintenance Amount for such Distribution Date, in the order of priority set forth in clause (A) or (B) of “Distributions of Principal” above, as applicable;

(4)

fourth, sequentially, to the Class A-1 Certificates and Class A-2 Certificates, in that order, in each case up to the Unpaid Realized Loss Amounts.

(5)

fifth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;

(6)

sixth, to the Senior Certificates, pro rata based on the amount of Net Rate Carryover with respect to each such class of certificates, as applicable, in an amount up to the Net Rate Carryover for each such class of certificates, as applicable;

(7)

seventh, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in an amount up to the Net Rate Carryover for each such class and such Distribution Date.

(8)

eighth, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider resulting from the Swap Provider Trigger Event pursuant to the Swap Agreement; and

(9)

ninth, to the Class C, Class P and Class R Certificates, in each case in the amounts specified in the pooling and servicing agreement.

	Applied Realized Loss Amounts:

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinated classes will comprise the sole source of funds from which credit enhancement is provided to the related senior certificates.

If on any Distribution Date, after giving effect to the distributions described above, the aggregate class principal balance of the certificates exceeds the aggregate Stated Principal Balance of the Loans, the amount of such excess will be applied first, to reduce the class principal balances of the Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until their respective class principal balances are reduced to zero; second, to reduce the class principal balance of the Class A-2 Certificates, until its class principal balance is reduced to zero; and third to reduce the class principal balance of the Class A-1 Certificates, until its class principal balance is reduced to zero.  Any such reduction described in this paragraph is an “Applied Realized Loss Amount.”  Interest on any class of certificates, the class principal balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the class principal balance as so reduced unless the class principal balance is subsequently increased due to the allocation of Subsequent Recoveries to the class principal balance of such class.

Annex I — Sensitivity Analysis
To Optional Termination(1)

Class A-1 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	21.76	6.19	2.99	1.80	1.18
Principal Window (mos)	1-347	1-190	1-96	1-59	1-40

Class A-2 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	21.76	6.19	2.99	1.80	1.18
Principal Window (mos)	1-347	1-190	1-96	1-59	1-40

Class M-1 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.84	10.69	5.27	3.82	3.32
Principal Window (mos)	280-347	62-190	37-96	40-59	40-40

Class M-2 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.84	10.69	5.25	3.76	3.32
Principal Window (mos)	280-347	62-190	37-96	39-59	40-40

Class M-3 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.84	10.69	5.25	3.75	3.32
Principal Window (mos)	280-347	62-190	37-96	39-59	40-40

Class M-4 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.85	10.69	5.25	3.71	3.32
Principal Window (mos)	280-347	62-190	37-96	38-59	40-40

Class M-5 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.85	10.69	5.25	3.70	3.30
Principal Window (mos)	280-347	62-190	37-96	38-59	39-40

Class M-6 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.84	10.69	5.25	3.69	3.24
Principal Window (mos)	280-347	62-190	37-96	37-59	38-40

Class M-7 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.78	10.39	5.08	3.55	3.16
Principal Window (mos)	280-347	62-186	37-94	37-58	38-39

Class M-8 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.48	9.48	4.57	3.25	3.09
Principal Window (mos)	280-340	62-160	37-79	37-48	37-38

(1) The modeling assumptions are based on the Expected Closing Date.

Sensitivity Analysis
To Maturity(1)

Class A-1 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	21.81	6.61	3.27	1.99	1.29
Principal Window (mos)	1-360	1-340	1-223	1-143	1-98

Class A-2 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	21.81	6.61	3.27	1.99	1.29
Principal Window (mos)	1-360	1-340	1-223	1-143	1-98

Class M-1 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.95	11.45	5.74	4.12	3.93
Principal Window (mos)	280-357	62-274	37-151	40-94	44-64

Class M-2 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.95	11.37	5.68	4.03	3.70
Principal Window (mos)	280-356	62-258	37-139	39-86	42-59

Class M-3 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.94	11.29	5.62	3.98	3.58
Principal Window (mos)	280-355	62-247	37-131	39-82	41-55

Class M-4 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.93	11.19	5.56	3.90	3.48
Principal Window (mos)	280-354	62-235	37-124	38-76	40-52

Class M-5 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.91	11.06	5.48	3.84	3.40
Principal Window (mos)	280-353	62-223	37-116	38-72	39-49

Class M-6 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.88	10.83	5.34	3.75	3.28
Principal Window (mos)	280-351	62-210	37-108	37-67	38-45

Class M-7 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.78	10.39	5.08	3.55	3.16
Principal Window (mos)	280-347	62-186	37-94	37-58	38-39

Class M-8 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.48	9.48	4.57	3.25	3.09
Principal Window (mos)	280-340	62-160	37-79	37-48	37-38

(1) The modeling assumptions are based on the Expected Closing Date.

Net Rate Cap for LIBOR Certificates(1)

Period	NRC%(2)	NRC%(3)	Effective NRC%(4)	Period	NRC%(2)	NRC%(3)	Effective NRC%(4)

1	7.50	7.50	7.60	49	6.71	6.67	9.74
2	6.05	6.05	20.77	50	6.11	6.10	9.01
3	6.25	6.25	20.57	51	6.31	6.29	9.04
4	6.05	6.05	20.29	52	6.11	6.10	8.71
5	6.25	6.25	20.09	53	6.31	6.29	8.75
6	6.05	6.05	19.79	54	6.11	6.10	8.43
7	6.05	6.05	19.54	55	6.11	6.10	8.30
8	6.25	6.25	19.33	56	6.32	6.30	8.36
9	6.05	6.05	19.01	57	6.11	6.10	8.07
10	6.25	6.24	18.80	58	6.32	6.31	8.17
11	6.05	6.05	18.47	59	6.13	6.12	7.97
12	6.05	6.05	18.19	60	6.20	6.18	8.26
13	6.40	6.22	18.05	61	6.95	6.88	10.19
14	6.05	6.05	17.63	62	6.56	6.49	8.52
15	6.25	6.12	17.42	63	6.78	6.71	8.80
16	6.05	6.03	17.06	64	6.56	6.49	8.52
17	6.25	6.10	16.86	65	6.78	6.71	8.80
18	6.05	6.02	16.49	66	6.56	6.49	8.52
19	6.05	6.01	16.20	67	6.56	6.49	8.52
20	6.25	6.09	16.01	68	6.78	6.71	8.80
21	6.05	6.00	15.63	69	6.56	6.49	8.52
22	6.25	6.09	15.44	70	6.78	6.70	8.80
23	6.05	5.99	15.06	71	6.56	6.49	8.52
24	6.05	6.00	14.78	72	6.56	6.48	8.52
25	6.55	6.34	14.84	73	7.26	7.17	9.43
26	6.05	5.99	14.22	74	6.56	6.48	8.52
27	6.25	6.12	14.05	75	6.78	6.70	8.80
28	6.05	6.00	13.67	76	6.56	6.48	8.52
29	6.25	6.12	13.52	77	6.78	6.70	8.80
30	6.05	6.02	13.13	78	6.56	6.48	8.53
31	6.05	6.01	12.87	79	6.56	6.48	8.53
32	6.25	6.14	12.75	80	6.78	6.70	8.81
33	6.05	6.03	12.36	81	6.56	6.48	8.53
34	6.25	6.16	12.25	82	6.78	6.70	8.83
35	6.06	6.03	11.88	83	6.57	6.50	8.60
36	6.07	6.05	11.66	84	6.60	6.53	8.78
37	6.67	6.54	11.94	85	7.49	7.46	10.69
38	6.11	6.08	11.24	86	6.78	6.75	9.71
39	6.31	6.24	11.17	87	7.00	6.98	10.04
40	6.11	6.09	10.80	88	6.78	6.75	9.71
41	6.31	6.25	10.74	89	7.00	6.98	10.04
42	6.11	6.10	10.37	90	6.78	6.75	9.71
43	6.11	6.10	10.18	91	6.78	6.75	9.71
44	6.31	6.26	10.14	92	7.00	6.98	10.04
45	6.11	6.10	9.79	93	6.78	6.76	9.71
46	6.31	6.27	9.77	94	7.00	6.98	10.04
47	6.11	6.10	9.44	95	6.78	6.76	9.71
48	6.11	6.10	9.28	96	6.78	6.76	9.71

(1) The modeling assumptions are based on the Expected Closing Date.

(2) Based on the Pricing Assumptions and the cashflows are run to the Optional Termination.

(3) Assumes forward indices as indicated in the Excess Spread table below, the cashflows are run to the Optional Termination at the Pricing Speed.

(4) Assumes all indices increase instantaneously to 20.00% after the first distribution, the cashflows are run to the Optional Termination at the Pricing Speed, and all payments from the Swap Agreement are received and applied.

Excess Spread (1)(2)
Period	FWD 1-moL	FWD 6-moL	FWD 1-yrL	FWD 1-yr CMT	XS at Static(3)	XS at FWD(4)	Period	FWD 1-moL	FWD 6-moL	FWD 1-yrL	FWD 1-yr CMT	XS at Static(3)	XS at FWD(4)
	(%)	(%)	(%)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)	(%)
1	5.32000	5.36000	5.39223	5.39223	1.782	1.782	49	5.12881	5.15618	5.19784	5.19784	1.177	1.307
2	5.33695	5.36673	5.39399	5.39399	0.888	0.888	50	5.13237	5.16093	5.20344	5.20344	0.745	0.888
3	5.34674	5.36472	5.38850	5.38850	0.892	0.891	51	5.14126	5.16814	5.21031	5.21031	0.889	1.022
4	5.34350	5.35713	5.36913	5.36913	0.880	0.880	52	5.14339	5.17256	5.21615	5.21615	0.740	0.878
5	5.33199	5.35043	5.34618	5.34618	0.889	0.889	53	5.15028	5.17848	5.22300	5.22300	0.887	1.016
6	5.32395	5.34001	5.31952	5.31952	0.872	0.872	54	5.15781	5.18446	5.22993	5.22993	0.734	0.864
7	5.32145	5.30910	5.28562	5.28562	0.868	0.868	55	5.16077	5.19115	5.23845	5.23845	0.732	0.860
8	5.29564	5.26666	5.24208	5.24208	0.885	0.888	56	5.16606	5.19871	5.24847	5.24847	0.886	1.007
9	5.23002	5.22768	5.20528	5.20528	0.859	0.869	57	5.17950	5.20722	5.25118	5.25118	0.732	0.845
10	5.20791	5.19171	5.17416	5.17416	0.883	0.898	58	5.18301	5.21655	5.23163	5.23163	0.895	1.003
11	5.17561	5.15084	5.14013	5.14013	0.850	0.872	59	5.19033	5.22773	5.21052	5.21052	0.751	0.856
12	5.11947	5.11320	5.10998	5.10998	0.846	0.880	60	5.21027	5.22375	5.18613	5.18613	0.824	0.904
13	5.09154	5.08890	5.09127	5.09127	0.918	0.961	61	5.21385	5.17786	5.16236	5.16236	1.462	1.493
14	5.06415	5.06340	5.07256	5.07256	0.837	0.890	62	5.18393	5.12184	5.13338	5.13338	1.161	1.232
15	5.04584	5.04255	5.05736	5.05736	0.876	0.939	63	5.06135	5.08189	5.11306	5.11306	1.341	1.528
16	5.01744	5.02896	5.04510	5.04510	0.828	0.902	64	5.05985	5.08037	5.11152	5.11152	1.166	1.360
17	5.00043	5.01716	5.03374	5.03374	0.874	0.958	65	5.05901	5.08020	5.11101	5.11101	1.346	1.534
18	5.00648	5.00764	5.02546	5.02546	0.818	0.908	66	5.05747	5.07831	5.10944	5.10944	1.172	1.365
19	4.98399	4.99721	5.01884	5.01884	0.814	0.916	67	5.05731	5.07713	5.10824	5.10824	1.174	1.367
20	4.96983	4.98641	5.01253	5.01253	0.870	0.982	68	5.05531	5.07580	5.12388	5.12388	1.354	1.543
21	4.97349	4.97956	5.00772	5.00772	0.805	0.924	69	5.05389	5.07470	5.14300	5.14300	1.180	1.376
22	4.95314	4.97661	5.00631	5.00631	0.867	0.999	70	5.05339	5.07352	5.16846	5.16846	1.360	1.550
23	4.94840	4.97527	5.00586	5.00586	0.796	0.938	71	5.05148	5.10258	5.19603	5.19603	1.186	1.382
24	4.96350	4.97445	5.00672	5.00672	0.791	0.934	72	5.05094	5.14968	5.22204	5.22204	1.189	1.381
25	4.94953	4.97381	5.00841	5.00841	1.021	1.165	73	5.13395	5.19810	5.24721	5.24721	1.730	1.818
26	4.94454	4.97390	5.01089	5.01089	0.783	0.947	74	5.19572	5.22274	5.26110	5.26110	1.196	1.241
27	4.96386	4.97642	5.01599	5.01599	0.862	1.021	75	5.19957	5.22536	5.26460	5.26460	1.376	1.414
28	4.95044	4.98039	5.02102	5.02102	0.774	0.950	76	5.20329	5.22783	5.26711	5.26711	1.203	1.241
29	4.95262	4.98580	5.02769	5.02769	0.860	1.037	77	5.20550	5.23134	5.27109	5.27109	1.383	1.416
30	4.97592	4.99206	5.03582	5.03582	0.767	0.942	78	5.20767	5.23396	5.27332	5.27332	1.210	1.245
31	4.96652	4.99829	5.04277	5.04277	0.762	0.948	79	5.21129	5.23676	5.27702	5.27702	1.213	1.245
32	4.97049	5.00478	5.05097	5.05097	0.857	1.042	80	5.21393	5.23984	5.28417	5.28417	1.394	1.420
33	4.99342	5.01467	5.05859	5.05859	0.755	0.937	81	5.21619	5.24255	5.29228	5.29228	1.222	1.249
34	4.98748	5.02278	5.06728	5.06728	0.856	1.043	82	5.21939	5.24621	5.30347	5.30347	1.404	1.425
35	4.99795	5.03279	5.07540	5.07540	0.754	0.942	83	5.22226	5.25694	5.31511	5.31511	1.240	1.264
36	5.02094	5.04201	5.08555	5.08555	0.762	0.938	84	5.22523	5.27433	5.32620	5.32620	1.274	1.304
37	5.01783	5.04823	5.09277	5.09277	1.140	1.299	85	5.25651	5.29367	5.33767	5.33767	1.985	2.013
38	5.02146	5.05444	5.10110	5.10110	0.787	0.966	86	5.27427	5.30268	5.34366	5.34366	1.468	1.488
39	5.04058	5.06310	5.11207	5.11207	0.902	1.069	87	5.27917	5.30672	5.34866	5.34866	1.650	1.665
40	5.03784	5.07257	5.11979	5.11979	0.779	0.956	88	5.28355	5.31023	5.35314	5.35314	1.477	1.489
41	5.04598	5.08273	5.12970	5.12970	0.899	1.070	89	5.28715	5.31477	5.35729	5.35729	1.660	1.667
42	5.06880	5.09409	5.14003	5.14003	0.771	0.934	90	5.29038	5.31848	5.36059	5.36059	1.487	1.492
43	5.06845	5.10109	5.14941	5.14941	0.769	0.936	91	5.29463	5.32323	5.36494	5.36494	1.492	1.494
44	5.07767	5.10980	5.15948	5.15948	0.897	1.056	92	5.29869	5.32641	5.36637	5.36637	1.675	1.672
45	5.09253	5.11939	5.16899	5.16899	0.761	0.918	93	5.30295	5.33025	5.36514	5.36514	1.502	1.496
46	5.09398	5.13047	5.17662	5.17662	0.894	1.047	94	5.30700	5.33434	5.36520	5.36520	1.685	1.675
47	5.10630	5.14377	5.18517	5.18517	0.755	0.907	95	5.31023	5.33386	5.36484	5.36484	1.513	1.503
48	5.12776	5.15176	5.19355	5.19355	0.751	0.890	96	5.31454	5.32882	5.36433	5.36433	1.518	1.511

(1) The modeling assumptions are based on the Expected Closing Date.

(2)  Excess Spread is calculated as (Interest Remittance minus Capped Bond Interest plus Net Swap Payment to the Trust minus Net Swap Payment to the Swap Counterparty) divided by Beginning Period Collateral Balance multiplied by 1200

(3)  XS at Static Assumes that One-Month LIBOR remains constant at a rate of 5.32% per annum, Six-Month LIBOR remains constant at a rate of 5.36% per annum, One-Year LIBOR remains constant at a rate of 5.34306% per annum and One-Year CMT remains constant at a rate of 5.32% per annum.

(4)  Assumes forward indices as indicated.

Breakeven Table

Static LIBOR
Class	M1	M2	M3	M4
Rating (Moody’s / S&P)	Aa1 / AA+	Aa2 / AA+	Aa3 / AA	A1 / AA-

Loss Severity (%)	25.00	25.00	25.00	25.00
Default (CDR) (%)	10.20	8.65	7.44	6.51
Collateral Loss (%)	6.82	6.00	5.31	4.75

Class	M5	M6	M7	M8
Rating (Moody’s / S&P)	A2 / AA-	Baa1 / A+	Baa3 / A	Ba2 / BBB

Loss Severity (%)	25.00	25.00	25.00	25.00
Default (CDR) (%)	5.75	4.70	3.96	3.36
Collateral Loss (%)	4.28	3.60	3.09	2.66

Forward LIBOR
Class	M1	M2	M3	M4
Rating (Moody’s / S&P)	Aa1 / AA+	Aa2 / AA+	Aa3 / AA	A1 / AA-

Loss Severity (%)	25.00	25.00	25.00	25.00
Default (CDR) (%)	10.58	9.03	7.80	6.87
Collateral Loss (%)	7.01	6.20	5.52	4.97

Class	M5	M6	M7	M8
Rating (Moody’s / S&P)	A2 / AA-	Baa1 / A+	Baa3 / A	Ba2 / BBB

Loss Severity (%)	25.00	25.00	25.00	25.00
Default (CDR) (%)	6.11	5.04	4.29	3.70
Collateral Loss (%)	4.51	3.82	3.32	2.91

Assumptions:
The modeling assumptions are based on the Expected Closing Date
Run at Pricing Speed to Maturity
12 month lag to recovery
Triggers are failing
“Break” is the CDR that creates the first dollar loss on the related bond
Defaults are in addition to prepayments
Servicer advances 100% of principal and interest until liquidation

Annex II — Cap Contract Notional Schedule

Period	Accrual Start	Accrual End	Cap Base Calculation Amount($)(1)	Low Strike (%)	High Strike (%)
1	2/27/2007	3/25/2007	-	N/A	N/A
2	3/25/2007	4/25/2007	-	N/A	N/A
3	4/25/2007	5/25/2007	-	N/A	N/A
4	5/25/2007	6/25/2007	-	N/A	N/A
5	6/25/2007	7/25/2007	-	N/A	N/A
6	7/25/2007	8/25/2007	-	N/A	N/A
7	8/25/2007	9/25/2007	-	N/A	N/A
8	9/25/2007	10/25/2007	-	N/A	N/A
9	10/25/2007	11/25/2007	-	N/A	N/A
10	11/25/2007	12/25/2007	-	N/A	N/A
11	12/25/2007	1/25/2008	-	N/A	N/A
12	1/25/2008	2/25/2008	187,689,624.08	9.10	10.32
13	2/25/2008	3/25/2008	201,188,721.20	8.83	10.32
14	3/25/2008	4/25/2008	214,072,050.66	8.88	10.32
15	4/25/2008	5/25/2008	226,339,755.94	8.29	10.32
16	5/25/2008	6/25/2008	237,993,312.02	8.24	10.32
17	6/25/2008	7/25/2008	249,035,470.17	7.88	10.32
18	7/25/2008	8/25/2008	259,470,201.05	7.89	10.32
19	8/25/2008	9/25/2008	269,302,636.53	7.57	10.32
20	9/25/2008	10/25/2008	278,539,010.32	7.44	10.32
21	10/25/2008	11/25/2008	287,186,597.73	7.50	10.32
22	11/25/2008	12/25/2008	295,253,654.58	7.22	10.32
23	12/25/2008	1/25/2009	302,749,355.81	7.30	10.32
24	1/25/2009	2/25/2009	309,683,733.58	7.05	10.32
25	2/25/2009	3/25/2009	316,067,615.43	6.97	10.32
26	3/25/2009	4/25/2009	321,912,562.46	7.41	10.32
27	4/25/2009	5/25/2009	327,081,582.16	6.84	10.32
28	5/25/2009	6/25/2009	331,888,759.57	6.95	10.32
29	6/25/2009	7/25/2009	336,195,418.92	6.72	10.32
30	7/25/2009	8/25/2009	339,644,120.46	6.85	10.32
31	8/25/2009	9/25/2009	342,140,030.23	6.63	10.32
32	9/25/2009	10/25/2009	344,598,837.16	6.59	10.32
33	10/25/2009	11/25/2009	347,076,977.07	6.72	10.32
34	11/25/2009	12/25/2009	348,694,116.63	6.51	10.32
35	12/25/2009	1/25/2010	346,590,009.26	6.67	10.32
36	1/25/2010	2/25/2010	342,964,800.91	6.47	10.32
37	2/25/2010	3/25/2010	328,026,385.65	6.50	10.32
38	3/25/2010	4/25/2010	328,979,627.60	7.50	10.32
39	4/25/2010	5/25/2010	329,575,160.53	6.76	10.32
40	5/25/2010	6/25/2010	329,828,964.24	6.89	10.32
41	6/25/2010	7/25/2010	329,756,959.90	6.69	10.32
42	7/25/2010	8/25/2010	329,374,953.16	6.83	10.32
43	8/25/2010	9/25/2010	328,355,189.19	6.65	10.32
44	9/25/2010	10/25/2010	327,409,423.81	6.61	10.32
45	10/25/2010	11/25/2010	326,199,070.70	6.76	10.32
46	11/25/2010	12/25/2010	324,739,335.72	6.56	10.32
47	12/25/2010	1/25/2011	323,045,119.51	6.71	10.32
48	1/25/2011	2/25/2011	321,130,998.00	6.52	10.32
49	2/25/2011	3/25/2011	319,009,744.62	6.50	10.32
50	3/25/2011	4/25/2011	316,697,046.57	7.00	10.32
51	4/25/2011	5/25/2011	314,206,339.61	6.47	10.32
52	5/25/2011	6/25/2011	311,551,348.10	6.63	10.32
53	6/25/2011	7/25/2011	308,745,416.73	6.44	10.32
54	7/25/2011	8/25/2011	305,798,867.48	6.60	10.32
55	8/25/2011	9/25/2011	302,738,278.08	6.42	10.32
56	9/25/2011	10/25/2011	299,338,903.36	6.41	10.32
57	10/25/2011	11/25/2011	294,619,673.18	6.64	10.32
58	11/25/2011	12/25/2011	289,711,174.43	6.46	10.32
59	12/25/2011	1/25/2012	280,160,660.03	6.55	10.32
60	1/25/2012	2/25/2012	251,247,132.87	6.20	10.32
61	2/25/2012	3/25/2012	148,912,374.58	6.84	10.32
62	3/25/2012	4/25/2012	153,255,886.47	6.58	10.32
63	4/25/2012	5/25/2012	150,419,692.83	6.18	10.32
64	5/25/2012	6/25/2012	147,635,918.16	6.35	10.32
65	6/25/2012	7/25/2012	144,903,594.54	6.19	10.32
66	7/25/2012	8/25/2012	142,221,771.89	6.36	10.32
67	8/25/2012	9/25/2012	139,589,517.70	6.20	10.32
68	9/25/2012	10/25/2012	137,005,916.64	6.20	10.32
69	10/25/2012	11/25/2012	134,470,070.27	6.38	10.32
70	11/25/2012	12/25/2012	131,981,096.76	6.22	10.32
71	12/25/2012	1/25/2013	129,538,130.51	6.39	10.32
72	1/25/2013	2/25/2013	127,140,321.92	6.23	10.32
73	2/25/2013	3/25/2013	124,786,837.07	6.23	10.32
74	3/25/2013	4/25/2013	122,476,857.43	6.66	10.32
75	4/25/2013	5/25/2013	120,209,579.55	6.25	10.32
76	5/25/2013	6/25/2013	117,984,214.84	6.42	10.32
77	6/25/2013	7/25/2013	115,799,989.25	6.26	10.32
78	7/25/2013	8/25/2013	113,208,406.67	6.44	10.32
79	8/25/2013	9/25/2013	111,112,442.90	6.27	10.32
80	9/25/2013	10/25/2013	109,055,228.79	6.28	10.32
81	10/25/2013	11/25/2013	106,911,931.63	6.45	10.32
82	11/25/2013	12/25/2013	104,357,964.26	6.30	10.32
83	12/25/2013	1/25/2014	99,680,566.10	6.50	10.32
84	1/25/2014	2/25/2014	89,931,884.04	6.42	10.32
85	2/25/2014	3/25/2014	49,955,609.57	7.04	10.32
86	3/25/2014	4/25/2014	46,574,128.13	6.73	10.32
87	4/25/2014	5/25/2014	45,711,261.34	6.55	10.32
88	5/25/2014	6/25/2014	44,864,354.50	6.72	10.32
89	6/25/2014	7/25/2014	44,033,112.77	6.58	10.32
90	7/25/2014	8/25/2014	43,217,246.72	6.75	10.32
91	8/25/2014	9/25/2014	42,416,472.27	6.61	10.32
92	9/25/2014	10/25/2014	41,630,510.60	6.63	10.32
93	10/25/2014	11/25/2014	40,859,088.01	6.8	10.32
94	11/25/2014	12/25/2014	40,101,935.87	6.66	10.32
95	12/25/2014	1/25/2015	39,358,790.52	6.83	10.32
96	1/25/2015	2/25/2015	38,629,393.14	6.70	10.32
97	2/25/2015	3/25/2015	37,913,489.72	6.72	10.32
98	3/25/2015	4/25/2015	37,210,830.90	6.85	10.32
99	4/25/2015	5/25/2015	36,521,171.96	6.71	10.32
100	5/25/2015	6/25/2015	35,844,272.68	6.83	10.32
101	6/25/2015	7/25/2015	35,179,897.28	6.80	10.32
102	7/25/2015	8/25/2015	34,527,814.33	6.90	10.32
103	8/25/2015	9/25/2015	33,887,796.67	6.84	10.32
104	9/25/2015	10/25/2015	33,259,621.35	6.86	10.32
105	10/25/2015	11/25/2015	32,643,069.52	6.93	10.32
106	11/25/2015	12/25/2015	32,037,926.38	6.90	10.32
107	12/25/2015	1/25/2016	31,443,981.08	6.96	10.32
108	1/25/2016	2/25/2016	30,861,026.69	6.85	10.32
109	2/25/2016	3/25/2016	30,288,860.07	6.97	10.32
110	3/25/2016	4/25/2016	29,727,281.86	6.99	10.32
111	4/25/2016	5/25/2016	29,176,096.37	6.91	10.32
112	5/25/2016	6/25/2016	28,562,758.40	6.91	10.32
113	6/25/2016	7/25/2016	28,033,118.63	6.95	10.32
114	7/25/2016	8/25/2016	27,099,983.25	6.92	10.32
115	8/25/2016	9/25/2016	26,597,381.68	6.71	10.32
116	9/25/2016	10/25/2016	26,104,083.30	6.84	10.32
117	10/25/2016	11/25/2016	25,619,916.15	6.77	10.32
118	11/25/2016	12/25/2016	25,082,267.52	6.76	10.32
119	12/25/2016	1/25/2017	24,424,492.77	6.69	10.32
120	1/25/2017	2/25/2017	22,787,438.92	6.50	10.32

(1)

The amounts in this column represent the amounts calculated pursuant to the formula described under “Cap Contract” in this term sheet.

Annex III - Swap Agreement Notional Schedule
Period	Accrual Start	Accrual End	Swap Base Calculation Amount ($)(1)	Swap Rate (%)	Period	Accrual Start	Accrual End	Swap Base Calculation Amount ($)(1)	Swap Rate (%)
1	2/27/2007	3/25/2007	982,222,683	5.22	37	2/25/2010	3/25/2010	147,320,813	5.22
2	3/25/2007	4/25/2007	944,222,224	5.22	38	3/25/2010	4/25/2010	137,578,196	5.22
3	4/25/2007	5/25/2007	907,072,664	5.22	39	4/25/2010	5/25/2010	128,355,636	5.22
4	5/25/2007	6/25/2007	870,785,314	5.22	40	5/25/2010	6/25/2010	119,634,158	5.22
5	6/25/2007	7/25/2007	835,369,823	5.22	41	6/25/2010	7/25/2010	111,394,898	5.22
6	7/25/2007	8/25/2007	800,834,200	5.22	42	7/25/2010	8/25/2010	103,619,165	5.22
7	8/25/2007	9/25/2007	767,184,840	5.22	43	8/25/2010	9/25/2010	96,288,465	5.22
8	9/25/2007	10/25/2007	734,426,553	5.22	44	9/25/2010	10/25/2010	89,381,417	5.22
9	10/25/2007	11/25/2007	702,562,598	5.22	45	10/25/2010	11/25/2010	82,884,018	5.22
10	11/25/2007	12/25/2007	671,594,720	5.22	46	11/25/2010	12/25/2010	76,778,385	5.22
11	12/25/2007	1/25/2008	641,523,189	5.22	47	12/25/2010	1/25/2011	71,046,990	5.22
12	1/25/2008	2/25/2008	612,346,844	5.22	48	1/25/2011	2/25/2011	65,672,677	5.22
13	2/25/2008	3/25/2008	584,063,133	5.22	49	2/25/2011	3/25/2011	60,640,140	5.22
14	3/25/2008	4/25/2008	556,668,167	5.22	50	3/25/2011	4/25/2011	55,931,207	5.22
15	4/25/2008	5/25/2008	530,156,765	5.22	51	4/25/2011	5/25/2011	51,530,002	5.22
16	5/25/2008	6/25/2008	504,522,508	5.22	52	5/25/2011	6/25/2011	47,420,407	5.22
17	6/25/2008	7/25/2008	479,757,792	5.22	53	6/25/2011	7/25/2011	43,586,725	5.22
18	7/25/2008	8/25/2008	455,853,884	5.22	54	7/25/2011	8/25/2011	40,016,329	5.22
19	8/25/2008	9/25/2008	432,800,975	5.22	55	8/25/2011	9/25/2011	36,680,377	5.22
20	9/25/2008	10/25/2008	410,588,242	5.22	56	9/25/2011	10/25/2011	33,580,296	5.22
21	10/25/2008	11/25/2008	389,203,906	5.22	57	10/25/2011	11/25/2011	30,703,538	5.22
22	11/25/2008	12/25/2008	368,635,290	5.22	58	11/25/2011	12/25/2011	28,030,816	5.22
23	12/25/2008	1/25/2009	348,868,878	5.22	59	12/25/2011	1/25/2012	25,543,277	5.22
24	1/25/2009	2/25/2009	329,890,378	5.22	60	1/25/2012	2/25/2012	23,177,635	5.22
25	2/25/2009	3/25/2009	311,684,781	5.22	61	2/25/2012	3/25/2012	20,756,302	5.22
26	3/25/2009	4/25/2009	294,236,422	5.22
27	4/25/2009	5/25/2009	277,529,040	5.22
28	5/25/2009	6/25/2009	261,545,795	5.22
29	6/25/2009	7/25/2009	246,269,456	5.22
30	7/25/2009	8/25/2009	231,682,328	5.22
31	8/25/2009	9/25/2009	217,766,350	5.22
32	9/25/2009	10/25/2009	204,502,986	5.22
33	10/25/2009	11/25/2009	191,873,812	5.22
34	11/25/2009	12/25/2009	179,860,012	5.22
35	12/25/2009	1/25/2010	168,442,622	5.22
36	1/25/2010	2/25/2010	157,602,582	5.22

(1)  The amounts in this column represent the amounts calculated pursuant to clause (a) of the formula described under “Swap Agreement /Swap Account” in this term sheet.

Annex IV – The Loans

ARM Summary
All records

Summary	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Non-Zero Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Conforming Non-Conforming	5 1,395	1,264,178 980,104,205	0.13 99.87	6.083 6.455	5.883 6.253	693 711	67.18 72.72	73.87 78.26	0.00 7.50
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

Total Balance:

$981,368,382.89

Avg Loan Balance:

$700,977.42

WA Gross Rate:

6.454%

WA Net Rate: 6.253%

Non-Zero WA FICO: 711

WA LTV: 72.71

WA Rem Term: 360

WA Months to Reset: 79

As of Date:

2007-01-01

WA Gross Margin: 2.262%

WA First Periodic Cap:

4.867%

WA Max Rate:

11.529%

10%:

93.91

Cal %:

60.12

			% of Pool	Weighted		Non-Zero	Weighted	Weighed
Number			By	Average	Weighted	Weighted	Average	Average
Current Principal Balance	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
$50,000.01 - $100,000.00	1	71,250	0.01	8.875	8.675	629	75.00	90.00	0.00
$200,000.01 - $250,000.00	2	446,000	0.05	6.293	6.093	747	52.91	52.91	0.00
$300,000.01 - $417,000.00	2	746,928	0.08	5.691	5.491	667	74.95	84.84	0.00
$417,000.01 - $600,000.00	767	386,948,624	39.43	6.424	6.221	710	75.59	81.92	8.16
$600,000.01 - $800,000.00	300	205,171,583	20.91	6.492	6.290	706	73.22	79.73	7.11
$800,000.01 - $1,000,000.00	150	138,172,792	14.08	6.423	6.223	706	70.17	75.45	10.22
$1,000,000.01 - $1,250,000.00	73	82,976,269	8.46	6.407	6.207	715	67.73	70.61	6.73
$1,250,000.01 - $1,500,000.00	66	91,626,432	9.34	6.522	6.322	725	70.57	74.66	5.94
$1,500,000.01 - $1,750,000.00	13	21,586,683	2.20	6.534	6.334	712	73.48	79.32	0.00
$1,750,000.01 - $2,000,000.00	15	28,598,800	2.91	6.402	6.202	714	66.70	72.44	0.00
$2,000,000.01 - $2,250,000.00	5	10,848,396	1.11	6.674	6.474	721	72.85	72.85	19.91
$2,250,000.01 - $2,500,000.00	6	14,174,626	1.44	6.722	6.522	734	65.88	66.70	0.00
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Minimum: $71,250.00
Maximum: $2,500,000.00
Average: $700,977.42

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Loan Servicers	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Countrywide Home Loans	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

ARM Summary
All records

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Loan Originators	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Countrywide Home Loans	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Current Gross Rate	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
4.001% - 4.500%	2	1,487,666	0.15	4.418	4.218	743	73.23	78.15	0.00
4.501% - 5.000%	15	8,716,001	0.89	4.853	4.653	706	79.38	88.75	5.63
5.001% - 5.500%	69	40,343,446	4.11	5.372	5.172	715	72.60	80.39	14.73
5.501% - 6.000%	263	178,799,654	18.22	5.867	5.667	713	70.21	74.66	11.87
6.001% - 6.500%	541	390,365,318	39.78	6.333	6.132	715	71.20	75.39	7.13
6.501% - 7.000%	331	235,729,805	24.02	6.785	6.581	707	75.11	80.92	6.79
7.001% or more	179	125,926,492	12.83	7.526	7.323	702	76.00	85.84	1.61
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Minimum: 4.250% Maximum: 8.875% Weighted Average: 6.454%

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Gross Margin	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
2.000% or less	1	795,000	0.08	6.750	6.550	704	79.50	79.50	0.00
2.001% - 2.250%	1,376	967,735,341	98.61	6.448	6.248	711	72.66	78.22	7.45
2.501% - 2.750%	11	5,558,678	0.57	6.350	6.099	674	72.19	77.61	17.10
2.751% - 3.000%	3	1,663,900	0.17	6.706	6.016	694	88.96	88.96	28.55
3.001% - 3.250%	4	2,662,469	0.27	6.883	6.522	668	73.81	73.81	0.00
3.251% - 3.500%	1	808,000	0.08	8.125	7.925	714	80.00	100.00	0.00
3.751% - 4.000%	1	560,000	0.06	8.125	7.925	661	80.00	80.00	0.00
4.001% - 4.250%	1	513,395	0.05	7.875	7.675	654	75.00	75.00	0.00
4.751% - 5.000%	2	1,071,600	0.11	8.351	8.151	702	77.34	92.34	0.00
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Minimum: 2.000% Maximum: 5.000% Weighted Average: 2.262%

ARM Summary
All records

				% of Pool	Weighted		Non-Zero	Weighted	Weighted
		Number		By	Average	Weighted	Weighted	Average	Average
Current Net Rate		of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
4.001%	- 4.500%	3	2,356,466	0.24	4.494	4.294	718	73.88	82.51	0.00
4.501%	- 5.000%	17	10,351,676	1.05	4.938	4.738	701	76.76	87.21	13.44
5.001%	- 5.500%	98	58,742,318	5.99	5.473	5.273	719	73.10	79.98	11.97
5.501%	- 6.000%	316	221,628,054	22.58	5.966	5.764	712	69.65	73.34	11.98
6.001%	- 6.500%	542	388,010,358	39.54	6.412	6.210	716	71.98	76.49	6.72
6.501%	- 7.000%	279	198,927,828	20.27	6.878	6.676	704	75.27	82.08	5.25
7.001% or more		145	101,351,683	10.33	7.620	7.420	701	76.51	86.23	2.00
Total:		1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Minimum: 4.050% Maximum: 8.675% Weighted Average: 6.253%

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Amortization Type	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Fully Amortizing	95	59,810,251	6.09	6.488	6.288	712	72.96	76.51	8.97
Interest Only	1,305	921,558,132	93.91	6.452	6.250	711	72.69	78.37	7.39
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Remaining Months to maturity	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
341 - 350	2	991,900	0.10	5.616	5.416	737	73.81	73.81	0.00
351 - 355	11	9,383,294	0.96	7.118	6.918	690	73.29	83.74	6.07
356 - 360	1,381	967,695,819	98.61	6.449	6.248	711	72.73	78.26	7.54
361 or more	6	3,297,370	0.34	6.312	6.112	714	64.14	64.14	0.00
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Minimum: 342 Maximum: 480 Weighted Average: 360

ARM Summary
All records

Seasoning	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Non-Zero Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0 <= 1 - 6 7 - 12 13 - 18	1,112 278 9 1	783,456,416 190,459,592 6,702,475 749,900	79.83 19.41 0.68 0.08	6.413 6.610 6.945 5.250	6.211 6.410 6.745 5.050	710 716 695 739	72.68 72.81 73.04 74.99	78.19 78.44 81.50 74.99	7.61 6.99 8.50 0.00
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Minimum: 0 Maximum: 18 Weighted Average: 0

Index for loans	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Non-Zero Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1 YR CMT 1 YR LIBOR 6 MO LIBOR	5 1,342 53	2,840,500 947,717,028 30,810,855	0.29 96.57 3.14	6.416 6.438 6.952	6.216 6.237 6.752	670 711 713	72.75 72.67 73.86	78.14 78.12 82.39	0.00 7.64 3.56
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

				% of Pool	Weighted		Non-Zero	Weighted	Weighted
		Number		By	Average	Weighted	Weighted	Average	Average
Months to Roll		of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
25	- 36	73	51,742,847	5.27	6.303	6.103	712	70.90	77.43	3.63
37	- 60	609	410,450,333	41.82	6.429	6.226	708	73.30	80.06	9.46
61	- 84	399	279,285,703	28.46	6.524	6.324	714	72.96	77.62	8.87
85	- 120	226	165,072,945	16.82	6.460	6.259	711	72.45	76.73	4.23
121 >=		93	74,816,555	7.62	6.421	6.221	716	70.34	74.66	1.39
Total:		1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Average AS OF: 2007-01-01 Minimum: 26 Maximum: 121
Weighted Average: 79

ARM Summary
All records

First Adjustment Cap	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Non-Zero Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
2.000% 5.000% 6.000%	72 1,287 41	51,048,015 907,572,742 22,747,625	5.20 92.48 2.32	6.253 6.456 6.816	6.053 6.255 6.616	713 711 713	71.03 72.77 73.90	77.12 78.23 81.71	3.68 7.84 2.22
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Minimum: 2.000% Maximum: 6.000% Weighted Average: 4.867%

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Lifetime Maximum Rate	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
9.501% - 10.000%	13	7,777,282	0.79	4.849	4.649	705	79.22	89.72	6.31
10.001% - 10.500%	59	34,150,963	3.48	5.328	5.128	715	73.50	81.18	17.40
10.501% - 11.000%	247	168,614,921	17.18	5.865	5.665	712	70.25	74.63	12.58
11.001% - 11.500%	514	372,486,628	37.96	6.313	6.113	715	71.05	75.40	7.23
11.501% - 12.000%	327	233,299,550	23.77	6.741	6.537	708	75.03	80.71	6.22
12.001% or more	240	165,039,038	16.82	7.277	7.074	704	75.20	83.79	2.67
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Minimum: 9.625% Maximum: 14.875% Weighted Average: 11.529%

	Number		% of Pool By	Weighted Average	Weighted	Non-Zero Weighted	Weighted Average	Weighted Average
Distribution by IO only terms	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
0	95	59,810,251	6.09	6.488	6.288	712	72.96	76.51	8.97
36	11	7,724,419	0.79	6.636	6.436	714	72.72	82.80	0.00
60	107	71,378,419	7.27	6.376	6.176	711	70.44	75.37	13.84
84	53	37,815,368	3.85	6.561	6.361	715	72.90	76.60	12.02
120	1,134	804,639,926	81.99	6.452	6.250	711	72.88	78.68	6.68
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

ARM Summary
All records

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Original Prepayment Penalty Term	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
0	917	658,531,833	67.10	6.490	6.289	712	71.91	77.02	7.75
6	1	937,500	0.10	8.000	7.800	773	75.00	90.00	0.00
12	283	185,903,444	18.94	6.341	6.139	707	75.01	82.02	6.59
36	136	89,922,513	9.16	6.424	6.221	712	74.17	79.99	5.88
60	63	46,073,093	4.69	6.422	6.222	707	71.89	77.02	10.76
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Original LTV	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
50.00% or less	61	47,979,258	4.89	6.224	6.024	721	40.21	41.89	5.21
50.01% - 55.00%	35	29,558,620	3.01	6.264	6.064	718	53.11	53.58	5.24
55.01%-60.00%	50	42,397,323	4.32	6.160	5.960	707	57.83	59.55	9.81
60.01%-65.00%	84	68,028,376	6.93	6.333	6.133	708	63.28	67.25	5.20
65.01% - 70.00%	151	124,955,818	12.73	6.428	6.228	704	69.04	72.41	8.50
70.01% - 75.00%	197	151,107,006	15.40	6.604	6.404	708	74.07	79.64	6.99
75.01%- 80.00%	798	504,791,782	51.44	6.481	6.281	713	79.58	86.97	7.44
80.01% - 85.00%	5	2,786,466	0.28	7.072	6.827	712	81.94	87.46	36.68
85.01% - 90.00%	16	8,218,562	0.84	6.748	6.378	702	89.33	89.33	24.11
90.01% - 95.00%	3	1,545,171	0.16	6.865	6.665	702	94.62	94.62	0.00
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Minimum: 8.17 Maximum: 95.00 Weighted Average: 72.71

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Combined LTV	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
50.00% or less	56	43,819,258	4.47	6.244	6.044	722	39.93	40.29	3.65
50.01%-55.00%	35	29,311,889	2.99	6.243	6.043	721	52.48	53.16	5.29
55.01% - 60.00%	48	40,778,323	4.16	6.138	5.938	710	57.14	57.75	8.53
60.01% - 65.00%	71	54,524,867	5.56	6.281	6.081	711	63.22	63.23	6.73
65.01% - 70.00%	130	105,058,239	10.71	6.353	6.153	705	68.44	68.92	9.35
70.01% - 75.00%	135	97,242,048	9.91	6.513	6.313	709	73.49	74.06	9.17
75.01% - 80.00%	402	273,941,689	27.91	6.456	6.256	713	78.76	79.28	8.60
80.01% - 85.00%	35	28,918,085	2.95	6.573	6.369	717	76.27	83.50	5.26
85.01% - 90.00%	193	133,966,283	13.65	6.573	6.363	703	77.65	89.45	9.30
90.01%-95.00%	71	45,864,784	4.67	6.619	6.419	711	78.60	94.67	5.56
95.01% - 100.00%	224	127,942,916	13.04	6.575	6.375	714	79.44	99.81	3.42
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Minimum: 8.17 Maximum: 100.00 Weighted Average: 78.26

ARM Summary
All records

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Geographical Distribution (Top 5)	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
California	839	590,030,534	60.12	6.383	6.182	712	73.06	79.26	5.85
Florida	102	76,615,785	7.81	6.598	6.398	712	72.42	77.37	5.99
Virginia	48	31,658,828	3.23	6.371	6.171	706	73.52	75.87	15.18
Arizona	38	26,567,892	2.71	6.482	6.282	706	71.32	77.79	5.28
Washington	36	25,838,203	2.63	6.444	6.244	713	69.91	73.42	17.68
Other	337	230,657,140	23.50	6.598	6.393	710	72.28	76.90	10.23
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
California loan breakdown	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Northern CA	197	127,911,088	13.03	6.356	6.154	707	73.04	79.59	8.37
Southern CA	642	462,119,446	47.09	6.391	6.190	713	73.06	79.17	5.16
State not in CA	561	391,337,848	39.88	6.561	6.359	710	72.18	76.74	9.95
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Top 10 Zip Codes	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
92603	5	8,017,700	0.82	6.216	6.016	719	76.25	77.99	0.00
92673	5	6,753,294	0.69	6.596	6.396	753	75.27	78.41	0.00
92101	9	6,519,795	0.66	6.749	6.549	704	73.44	74.63	7.04
92127	8	6,373,500	0.65	6.535	6.335	733	76.31	82.30	0.00
90266	6	6,201,300	0.63	6.427	6.227	693	63.73	65.66	0.00
92118	4	6,126,250	0.62	6.410	6.210	756	58.15	58.15	0.00
91302	6	5,727,000	0.58	6.290	6.090	712	58.05	60.31	17.46
92880	11	5,489,941	0.56	6.238	6.038	701	78.42	87.86	8.95
92657	3	5,449,640	0.56	6.144	5.944	748	61.22	66.63	0.00
91356	5	5,330,000	0.54	6.702	6.502	723	73.48	84.31	0.00
Other	1,338	919,379,963	93.68	6.456	6.254	710	72.91	78.56	7.78
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

ARM Summary
All records

				% of Pool	Weighted		Non-Zero	Weighted	Weighted
		Number		By	Average	Weighted	Weighted	Average	Average
FICO Scores		of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
600 or less or Not Available		3	1,925,773	0.20	6.230	6.030	0	60.74	60.74	0.00
601	- 620	13	8,848,576	0.90	6.605	6.391	618	72.32	73.72	37.60
621	- 640	78	48,007,621	4.89	6.505	6.300	632	69.92	74.84	38.53
641	- 660	116	75,592,652	7.70	6.651	6.449	651	72.77	77.29	22.07
661	- 680	169	122,791,079	12.51	6.525	6.325	671	72.21	78.43	4.49
681	- 700	274	193,650,870	19.73	6.411	6.209	690	73.47	79.01	4.66
701	- 720	209	148,458,170	15.13	6.469	6.267	711	74.05	81.35	3.80
721	- 740	153	109,057,325	11.11	6.454	6.251	731	73.61	80.38	3.19
741	- 760	162	112,228,388	11.44	6.388	6.188	751	73.05	78.18	2.74
761 or more		223	160,807,928	16.39	6.372	6.172	781	71.05	74.91	5.13
Total:		1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Minimum (not less than 400): 601 Maximum: 816 Non-Zero Weighted Average: 711

	Number		% of Pool By	Weighted Average	Weighted	Non-Zero Weighted	Weighted Average	Weighted Average
Mortgage Properties	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Condominium	204	128,389,344	13.08	6.507	6.306	718	76.10	81.83	15.30
PUD	348	252,340,130	25.71	6.364	6.162	717	72.80	79.28	7.65
Single Family	803	563,156,639	57.38	6.471	6.269	706	72.01	77.20	5.32
Two- to Four Family	45	37,482,270	3.82	6.637	6.437	715	71.05	75.00	12.24
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Occupancy types	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Investor	162	107,718,199	10.98	6.769	6.569	725	72.49	74.09	15.40
Primary	1,162	816,297,782	83.18	6.404	6.202	709	72.88	79.13	6.43
Secondary	76	57,352,402	5.84	6.583	6.383	719	70.62	73.66	7.69
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Loan Purpose	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Purchase	550	366,228,662	37.32	6.482	6.281	719	77.45	87.30	6.65
Cash Out Refinance	509	370,244,101	37.73	6.447	6.246	704	69.19	71.35	8.01
Rate/Term Refinance	341	244,895,620	24.95	6.424	6.220	709	70.94	75.18	7.95
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

ARM Summary
All records

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Document Type	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Full	108	73,498,189	7.49	6.225	6.018	678	73.59	77.45	100.00
Limited	19	12,216,200	1.24	6.063	5.863	758	74.54	77.00	0.00
No Doc	26	14,686,634	1.50	6.297	6.097	727	63.57	63.57	0.00
No Ratio	130	84,853,826	8.65	6.629	6.429	716	71.93	75.73	0.00
Reduced	1,069	761,752,938	77.62	6.458	6.257	713	73.06	79.18	0.00
Stated Doc	46	33,380,604	3.40	6.654	6.454	713	68.16	72.39	0.00
Streamline	2	979,990	0.10	5.707	5.507	656	70.53	70.53	0.00
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
DTI Ratio	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
<= 0.00	160	101,732,460	10.37	6.574	6.374	717	70.80	74.04	0.00
5.01 - 10.00	8	7,746,500	0.79	5.870	5.670	730	55.99	55.99	30.17
10.01 - 15.00	6	5,162,852	0.53	6.130	5.930	698	71.78	73.56	38.32
15.01 - 20.00	34	26,633,345	2.71	6.375	6.175	722	68.98	72.24	11.17
20.01 - 25.00	63	49,407,336	5.03	6.456	6.256	713	68.55	70.94	13.19
25.01 - 30.00	117	91,722,215	9.35	6.474	6.274	706	71.90	75.96	3.69
30.01 - 35.00	174	125,972,743	12.84	6.399	6.199	710	71.17	75.76	7.42
35.01 - 40.00	257	185,598,990	18.91	6.426	6.223	710	72.72	79.61	4.18
40.01 - 45.00	307	208,552,350	21.25	6.497	6.293	712	75.45	82.99	6.73
45.01 - 50.00	193	126,489,363	12.89	6.442	6.238	709	74.31	80.94	10.86
50.01 - 55.00	71	45,439,209	4.63	6.401	6.201	697	75.34	80.14	21.90
55.01 - 60.00	10	6,911,020	0.70	6.679	6.479	726	73.29	79.73	21.46
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Origination Channel	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Bulk Origination	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Mortgage Backed Finance
Sameer Tikoo	212-713-2952
Agnes Teng	212-713-4593
Kenneth Han	212-713-1329
Beau Russo	212-713-9946
Cameron Pittman	212-713-8462
Mike Parniawski	212-713-9686

ARMs Trading
John Lee	212-713-2860
Ciaran O’Brien	212-713-2860
Nathan Baruch	212-713-2860

Rating Agency Contacts

Standard & Poor’s
Rani Manasseh	212-438-1130

Moody’s
Stephanie Poage	415-274-1741

TERM SHEET SUPPLEMENT

(Dated February 12, 2007)

MASTR ADJUSTABLE RATE MORTGAGES TRUST

Mortgage Pass-Through Certificates

(Issuable in Series)

Mortgage Asset Securitization Transactions, Inc.

Depositor

UBS Real Estate Securities Inc.

Transferor and Sponsor

The Issuing Entity

Each MASTR Adjustable Rate Mortgages Trust will be established to hold assets transferred to it by Mortgage Asset Securitization Transactions, Inc.  The assets in each trust fund will generally consist of first or second lien, fixed or adjustable rate loans secured by one- to four-family residential properties and/or underlying mortgage securities.  The loans  will have been originated by one or more originators of residential loans, and will be serviced by one or more servicers and will be master serviced by a master servicer.

The Certificates

The certificates will be grouped into one or more series, each having its own designation.  Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets in the related trust fund.  The terms of each series and each of the classes in that series will be further described in the related term sheet, the materials accompanying the related term sheet, this term sheet supplement and the prospectus.  Additional information may also be found in the related prospectus supplement.

You should consider carefully the risk factors beginning on page S-16 of this term sheet supplement and on page 8 of the prospectus.

The certificates will represent an interest in the issuing entity only and will not represent obligations of the depositor, the sponsor, their affiliates or any of their affiliates.

This term sheet supplement  must be read in conjunction with the prospectus.

Underwriter:

For use with the prospectus dated February 6, 2007

Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No.:  333-130373

This term sheet supplement is not required to contain all information that is required to be included in the prospectus and the related prospectus supplement.

The information in this term sheet supplement is preliminary and is subject to completion or change.

The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities.

This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This term sheet supplement is being delivered to you solely to provide you with information about the offering of the securities referred to in this term sheet supplement and to solicit an indication of interest in purchasing such securities, when, as and if issued.  Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you.  You may withdraw your indication of interest at any time prior to the notice of allocation.  The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer.  You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  You are advised that securities may not be issued that have the characteristics described in these materials.  The underwriter’s obligation to sell such securities to you is conditioned on the loans and certificates having the characteristics described in these materials.  If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this term sheet supplement relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this term sheet supplement is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded.  Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

TABLE OF CONTENTS

Page

Summary of Terms	S-5
RISK FACTORS	S-16
FORWARD LOOKING STATEMENTS	S-29
DEFINED TERMS	S-29
DESCRIPTION OF THE MORTGAGE ASSETS	S-30
STATIC POOL INFORMATION	S-30
THE ORIGINATORS	S-30
UNDERWRITING STANDARDS	S-31
THE SPONSOR	S-38
THE DEPOSITOR	S-39
THE MASTER SERVICER AND THE SERVICERS	S-40
AFFILIATES AND RELATED TRANSACTIONS	S-44
DESCRIPTION OF THE CERTIFICATES	S-44
THE POOLING AND SERVICING AGREEMENT	S-66
REPORTS TO CERTIFICATEHOLDERS	S-86
FEDERAL INCOME TAX CONSEQUENCES	S-86
ACCOUNTING CONSIDERATIONS	S-87
ERISA CONSIDERATIONS	S-87
RATINGS	S-89
LEGAL INVESTMENT	S-91
GLOSSARY OF TERMS	S-91

Flow of Funds

Mortgagors
Originators
Sponsor/ Transferor
Depositor
Underwriter
Certificateholders
Servicers
Trustee
Issuing Entity
Master Servicer/ Trust Administrator/ Custodian
Cap Provider, If any
Swap Provider, If any
Insurer, If any
Cap Payments
Swap Payments
Swap Payments

SUMMARY OF TERMS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision.  To understand the terms of the offering of the offered certificates, you should read carefully the related term sheet, the materials accompanying the related term sheet, this term sheet supplement and the prospectus.  Additional information may also be found in the related prospectus supplement.

Relevant Parties
Issuing Entity

A New York common law trust.  The trust will be established under a pooling and servicing agreement among the depositor, the transferor, the master servicer, trust administrator and custodian, and the trustee.

Depositor

Mortgage Asset Securitization Transactions, Inc., a Delaware corporation.  The depositor’s address is 1285 Avenue of the Americas, New York, New York 10019, telephone number (212) 713-2000.  See “The Depositor” in this term sheet supplement.

Transferor/Sponsor

UBS Real Estate Securities Inc., a Delaware corporation.  The transferor and sponsor’s address is 1285 Avenue of the Americas, New York, New York 10019, telephone number (212) 713-2000.  See “The Sponsor” in this term sheet supplement.

Master Servicer

Wells Fargo Bank, N.A., a national banking association.  The master servicer maintains an office located at 9062 Old Annapolis Road, Columbia, Maryland 21045.  See “The Master Servicer and the Servicers—The Master Servicer” in this term sheet supplement.

Pursuant to the pooling and servicing agreement, the master servicer will be required to monitor the performance of the servicers.  See “The Pooling and Servicing Agreement” in this term sheet supplement.

Servicers

Countrywide Home Loans Servicing LP is the servicer with respect to all of the loans.  For information about Countrywide Home Loans Servicing LP, see “The Master Servicer and the Servicer—The Servicers” in this term sheet supplement.

Pursuant to the servicing agreement, Countrywide Home Loans Servicing LP will be required to:

●

perform customary servicing functions with respect to the loans;

●

provide certain reports to the master servicer; and

●

make certain advances.

Originators

Countrywide Home Loans, Inc. is the originator with respect to all of the loans. For information about Countrywide Home Loans, Inc., see “The Originators” and “Underwriting Standards” in this term sheet supplement.

Trust Administrator	Wells Fargo Bank, N.A., a national banking association. See “The Pooling and Servicing Agreement—The Trust Administrator” in this term sheet supplement.
Trustee	A trustee will be appointed pursuant to the pooling and servicing agreement. See “The Pooling and Servicing Agreement—The Trustee” in this term sheet supplement.
Custodian	Wells Fargo Bank, N.A., a national banking association.
Credit Risk Manager	If the trust fund has a credit risk manager, as specified in the related term sheet, the credit risk manager will monitor and advise the servicers with respect to default management of the loans.
Cap Provider	One or more classes of the offered certificates may have the benefit of an interest rate cap agreement provided by an entity that is referred to in this term sheet supplement as the cap provider.
Swap Provider	One or more classes of the offered certificates may have the benefit of an interest rate swap agreement provided by an entity that is referred to in this term sheet supplement as the swap provider.
Certificate Insurer

One or more classes of the offered certificates may have the benefit of a financial guaranty insurance policy provided by an entity that is referred to in this term sheet supplement as the certificate insurer.

Relevant Dates
Cut-Off Date	The cut-off date, which is specified in the related term sheet, is the date after which the issuing entity will be entitled to receive all collections on and proceeds of the loans.
Closing Date	The closing date is specified in the related term sheet.
Distribution Date

The distribution date for each trust fund will be specified in the related term sheet.  Payments on each distribution date will be made to certificateholders of record as of the related record date, except that the final payment on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trust administrator.

Record Date

Unless otherwise specified in the related term sheet, the record date for certain classes of certificates will be the last business day of the month preceding the month of a distribution date (or the closing date, in the case of the first distribution date) and for certain classes of certificates will be the business day before the distribution date.

Servicer Remittance Date	For each servicer, generally the 18th day of each month (or, if such day is not a business day, the immediately preceding or immediately following business day, as the case may be).
Offered Certificates

The certificates of each series represent ownership interests in a separate trust fund, the assets of which will consist primarily of conventional or non-conventional, first or second lien, fixed or adjustable rate, residential loans and, with respect to certain series, if any, certain underlying mortgage securities.  For a description of the loans and underlying mortgage securities, if any, see the collateral materials accompanying the related term sheet.

The loans to be included in a trust fund may be divided into two or more loan groups or subgroups, sorted on the basis of specified characteristics.  In such event, payments of principal and interest on a specified group of certificates may be based solely on collections from the related loans or may be limited to specified amounts from other loan groups.  Any references to one or more loan groups in this term sheet supplement may also apply to one or more subgroups of a loan group, if specified in the related term sheet.

The certificates of each series may include certificates that are entitled to receive both principal and interest payments from the loans, certificates that are entitled to receive only interest payments from the loans, certificates that are entitled to receive only principal payments from the loans, certificates that are entitled to receive payments of any prepayment penalties from the loans, or any combination of the foregoing.  In addition, the certificates of each series may also include certificates that are entitled to receive certain excess or residual amounts from the related trust fund.

With respect to any series of certificates backed by a loan pool consisting of two or more loan groups (referred to as a “multi-group series”), each class of interest only certificates and principal only certificates may, if so specified in the related term sheet, consist of two or more components, each of which will relate to one loan group.  The holders of any such interest only certificates or principal only certificates will receive payments on any distribution date to the extent of payments made with respect to the related components.  The holders of any such interest only certificates or principal only certificates may not transfer any component separately.

With respect to any multi-group series, any calculations or provisions in this term sheet supplement referring to the interest only or principal only certificates relating to a loan group or subgroup should be read to refer to the interest only or principal only components relating to that loan group or subgroup, as applicable.

Exchangeable Certificates

Certain classes of certificates, referred to in this term sheet supplement as the exchangeable certificates, together with certain other exchangeable certificates (collectively referred to in this term sheet supplement as an exchangeable combination), may be exchangeable for certain other classes of certificates, referred to in this term sheet supplement as the REMIC certificates, together with certain other REMIC certificates (collectively referred to in this term sheet supplement as a REMIC combination).  If there are any, the exchangeable combinations and related REMIC combinations will be listed in the related term sheet.  See “Description of the Offered Certificates—Exchangeable Certificates” in this term sheet supplement.

In the event that each class of REMIC certificates in any REMIC combination is exchanged for each class of the related exchangeable certificates in the related exchangeable combination, such exchangeable certificates will be entitled to a proportionate share, in the aggregate, of the principal and interest distributions on each class of regular certificates in the related REMIC combination.  In addition, each class of exchangeable certificates in any exchangeable combination will bear a proportionate share, in the aggregate, of losses and interest shortfalls allocable to each class of regular certificates in the related REMIC combination.

The calculation of the amount of principal and interest that the trust administrator will distribute on each distribution date is very complex.  For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see “Description of the Offered Certificates—Allocation of Available Funds” and “—Principal’ in the related prospectus supplement.

Interest Distributions

On each distribution date, to the extent funds are available from the related loan group or groups, each class of certificates (other than any principal only class of certificates) will be entitled to receive accrued and unpaid interest determined on the basis of the related outstanding class principal balance or class notional balance, as applicable, immediately prior to that distribution date, the applicable pass-through rate and interest accrual period, and, in certain cases, any accrued and unpaid interest shortfall equal to the net rate carryover, but solely to the extent of funds available in the reserve fund or under any interest rate cap agreement or interest rate swap agreement; provided, however, that to the extent that the mortgage pool contains negative amortization loans, the amount of interest distributable on a distribution date with respect to any class of certificates will be reduced by the amount, if any, of any net deferred interest accrued on the related negative amortization loans for the month before that distribution date and allocable to such class of certificates, as described under “Description of the Certificates—Interest” in this term sheet supplement.  In the case of any class of certificates relating to any loan group containing negative amortization loans, other than any class of interest only certificates, any amount of net deferred interest allocable to such class of certificates will be added as principal to the outstanding class principal balance of such class of certificates.  With respect to any class of principal only certificates, any amount of net deferred interest allocable to the related class of interest only certificates will be added as principal to the class principal balance of such class of principal only certificates.

For any loan group which contains negative amortization loans, net deferred interest will equal the excess, if any, of deferred interest added to the principal balances of the related negative amortization loans over the aggregate amount of principal prepayments in full and partial prepayments of principal received with respect to the negative amortization loans during the related prepayment period.

Interest payments on certain classes of certificates for each accrual period will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months, and on other classes will be calculated and payable on the basis of a 360-day year consisting of the actual number of days in the related accrual period.

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis, based on each certificateholder’s related certificate principal balance of that class.

With respect to each distribution date, the interest accrual period for certain classes of certificates will be the calendar month immediately preceding the month in which that distribution date occurs, and with respect to certain other classes of certificates will be the period beginning on the prior distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding such distribution date.

The actual amount of interest you receive on your certificates on each distribution date will depend on:

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the amount of interest accrued on your certificates;

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the total amount of funds available for distribution; and

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the amount of any accrued interest not paid on your certificates on earlier distribution dates.

If there are any classes of exchangeable certificates, each such class of exchangeable certificates in any exchangeable combination will be entitled to a proportionate share, in the aggregate, of the interest distributions on each class of regular certificates in the related REMIC combination.

See “Description of the Offered Certificates” in this term sheet supplement.

Principal Distributions

Principal will be paid to holders of the offered certificates (other than any class of interest only certificates) to the extent of funds available to make payments of principal, on each distribution date in the amounts described in the related term sheet.

In addition, the manner of allocating payments of principal to the certificates may differ, as described in the related term sheet, depending upon the occurrence of several different events or triggers:

(a)  with respect to any overcollateralization series (as described below under “—Credit Enhancement”):

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On each distribution date (1) on or after the applicable stepdown date and (2) on which a trigger event is not in effect, principal payments will be made to the certificates (other than the interest only certificates) in a priority of payment different than otherwise would be the case, as specified in the related term sheet; and

(b)  with respect to any non-overcollateralization series (as described below under “—Internal Credit Enhancement”):

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up to and including the distribution date specified in the related term sheet, the subordinate certificates may not receive any principal prepayments unless the senior certificates are paid down to zero; or

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after that time, subject to certain performance triggers, the subordinate certificates will receive increasing portions of principal prepayments over time.

Certificates designated as interest only certificates are not entitled to payments of principal.

On each distribution date when each class of exchangeable certificates, if there are any issued, in any exchangeable combination are outstanding, principal distributions otherwise distributable to each class of the related REMIC certificates in the related REMIC combination will be allocated to each class of such exchangeable certificates that are entitled to principal.  The payment characteristics of each class of exchangeable certificates in any exchangeable combination will reflect the payment characteristics of each class of REMIC certificates in the related REMIC combination.  The related term sheet will show the REMIC combinations, the exchangeable combinations and the characteristics of the exchangeable certificates, if any.  See “Description of the Offered Certificates—Exchangeable Certificates—Procedures” in this term sheet supplement and “Exchangeable Securities” in the prospectus for a description of exchangeable certificates and exchange procedures and fees.

Payment Priorities

Certain certificates, referred to as the senior certificates, will have a prior right of payment over certain other certificates, referred to as the subordinate certificates.  The classes of subordinate certificates with lower numerical class designations will have a prior right of payment over subordinate certificates with higher numerical class designations.

Advances

Each servicer will make cash advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the cash advances are recoverable from future payments on the loans serviced by it.  Subject to a determination of recoverability, to the extent provided in the pooling and servicing agreement, the master servicer, solely in its capacity as successor servicer, will be obligated to make any required delinquency advances that any servicer is required to make under its servicing agreement if such servicer fails to do so.  Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.  See “The Pooling and Servicing Agreement—Advances” in this term sheet supplement.

Optional Termination

Certain classes of certificates or the master servicer, in either case as specified in the related term sheet, may, subject to certain conditions set forth in the pooling and servicing agreement, (1) purchase all of the loans and the other property of the trust fund when the total scheduled principal balance of the loans as of the last day of the related due period is equal to or less than the percentage specified in the related term sheet of the total scheduled principal balance of all of the loans as of the cut-off date and (2) terminate the trust fund, subject to certain conditions set forth in the pooling and servicing agreement.  See “The Pooling and Servicing Agreement—Termination” in this term sheet supplement.

Credit Enhancement

Subordination

With respect to any series, the senior certificates will have a prior right of payment over the subordinate certificates.  Among the classes of subordinate certificates, the classes of subordinate certificates with lower numerical class designations will have a prior right of payment over subordinate certificates with higher numerical class designations.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a loan exceeds the amount of proceeds recovered upon the liquidation of that loan. On any distribution date (with respect to any overcollateralization series, if there is not sufficient excess interests or overcollateralization to absorb realized losses on the loans), this loss protection is accomplished by allocating the realized losses in excess of such amounts first, among the subordinate certificates, beginning with the subordinate certificates with the lowest payment priority, and second, to the related class or classes of senior certificates; provided, that certain classes of senior certificates, referred to in this term sheet supplement as the senior support certificates, may bear the principal portion of all realized losses otherwise allocable to certain other classes of senior certificates, for so long as such class of senior support certificates is outstanding.

Overcollateralization

With respect to certain series, as of the closing date, the total principal balance of the loans as of the cut-off date may exceed the total class principal balance of the certificates.  This feature is referred to as overcollateralization.  A series that has an overcollateralization feature is referred to as an “overcollateralization series” and a series that does not have an overcollateralization feature is referred to as a “non-overcollateralization series.”  In an overcollateralization series, credit enhancement is provided to the extent that the balance of the mortgage loans exceeds the total class principal balance of the certificates. With respect to certain series, the total principal balance of the loans in one or more loan groups may exceed the total class principal balance of the related certificates, and the total principal balance of the loans in one or more other wholly-unrelated loan groups may not exceed the total class principal balance of the related certificates.  With respect to any such series, any references in this term sheet supplement to an “overcollateralization series” refer to the loan group or groups and related certificates that have an overcollateralization feature, and any references in this term sheet supplement to a “non-overcollateralization series” refer to the wholly-unrelated loan group or groups and related certificates that do not have an overcollateralizion feature.

When overcollateralization exists, the failure of any single mortgage loan to pay its amount due will not automatically cause a shortfall on the certificates.

With respect to any overcollateralization series, the required level of overcollateralization may increase or decrease over time.  We cannot assure you that sufficient interest will be generated by the loans to create or maintain the required level of overcollateralization for any overcollateralization series.

Excess Interest

With respect to any overcollateralization series, the loans are expected to bear interest each month that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the offered certificates and to pay certain fees and expenses of the trust fund.  Such excess interest will be available to absorb realized losses on the loans, to create and maintain overcollateralization at required levels and cover interest shortfalls equal to the net rate carryover, if any, as described in the pooling and servicing agreement.

Limited Cross-Collateralization

With respect to a multi-group series, in certain limited circumstances relating to a loan group’s experiencing either rapid prepayments or disproportionately high realized losses, principal and interest collected from the other loan group or loan groups may be applied to pay principal or interest, or both, to the certificates related to the loan group experiencing those conditions.

Interest Rate Cap Agreements

If so specified in the related term sheet, the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, will enter into one or more interest rate cap agreements with a counterparty for the benefit of certain classes of certificates.

Amounts received under an interest rate cap agreement will be applied to pay amounts in respect of the covered class or classes of certificates, including amounts to reimburse for interest shortfalls, to maintain overcollateralization, to pay basis risk shortfalls and to repay losses, if so specified in the related term sheet.

Interest Rate Swap Agreements

If so specified in the related term sheet, the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, will enter into one or more interest rate swap agreements with a counterparty for the benefit of certain classes of certificates. Amounts received under an interest rate swap agreement will be applied to pay amounts in respect of the covered class or classes of certificates, including amounts to reimburse for interest shortfalls, to maintain overcollateralization, to pay basis risk shortfalls and to repay losses, if so specified in the related term sheet.

Certificate Insurance Policy

If so specified in the related term sheet, a financial guaranty insurance company will issue an insurance policy for the benefit of one or more classes of certificates, referred to in this term sheet supplement as the insured certificates.  The policy, if issued, will unconditionally and irrevocably guarantee payment of (1) the outstanding principal balance of the insured certificates on their scheduled final distribution date, (2) the amount of any realized losses allocated to the insured certificates and (3) accrued and unpaid interest calculated at the certificate rate due on the insured certificates, subject to certain terms and conditions set forth in the certificate insurance policy.  Any certificate insurance policy will not provide credit enhancement for any class of certificates other than the related insured certificates.

Any certificate insurance policy, if issued, will not cover shortfalls equal to the net rate carryover or shortfalls in interest collections on the loans that are attributable to prepayment interest shortfalls, deferred interest or the application of the Servicemembers Civil Relief Act.

Registration and Denominations of the Certificates

The offered certificates, other than the residual certificates, initially will be issued in book-entry form.  The offered certificates will be issued in the minimum denominations set forth in “Description of the Offered Certificates—General” in this term sheet supplement.  The residual certificates are expected to be issued in fully registered, certificated form each with a denomination of $50.  No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing that person’s interest in the trust fund, except under limited circumstances as described in the prospectus under “Description of the Securities—Book-Entry Registration of Securities.”  Beneficial owners may elect to hold their interests through The Depository Trust Company, or DTC.  Transfers within DTC will be in accordance with the usual rules and operating procedures of DTC.  See “Description of the Offered Certificates—General” and “—Book-Entry Certificates” in this term sheet supplement and “Description of the Securities—Book-Entry Registration of Securities” in the prospectus.

Last Scheduled Distribution Date

The last scheduled distribution date with respect to any offered certificates will be the distribution date occurring in the month following the maturity date of the latest maturing loan in the related loan group or groups, as applicable.  It is possible that the principal balance or notional amount, as applicable, of these certificates may be fully paid or reduced to zero, as applicable, prior to the last scheduled distribution date, or may not be fully paid or reduced to zero, as applicable, by the last scheduled distribution date.

Pre-funding and Acquisition of Subsequent Loans

If so specified in the related term sheet, the transferor may deposit the amount specified in the related term sheet into a segregated account maintained with the trustee or the trust administrator, as applicable, and referred to as a pre-funding account.

The issuing entity will use the amounts deposited in the pre-funding account to buy subsequent loans from the depositor after the related closing date and before the date specified in the related term sheet.  The transferor must satisfy certain conditions specified in the pooling and servicing agreement before it can sell subsequent loans to the depositor.  In addition, the obligation of the issuing entity to purchase subsequent loans during the pre-funding period is subject to the requirements described in the related term sheet.

If any amounts remain in the pre-funding account on the date specified in the related term sheet, the holders of the certificates (in the case of a multi-group series, related to that loan group) will receive those amounts as available funds, distributable as a principal prepayment, on the subsequent distribution date.

In addition, if so specified in the related term sheet, the transferor may deposit the amount specified in the related term sheet into a segregated account maintained with the trustee or the trust administrator, as applicable, referred to as a capitalized interest account.  Amounts in the capitalized interest account will be used to pay interest on that portion of the certificates supported by the pre-funding amount.  Any amounts remaining in the capitalized interest account on the distribution date after the end of the pre-funding period will be distributed to the transferor and will be not be available to certificateholders.

Tax Status	In the opinion of McKee Nelson LLP, for federal income tax purposes, each trust fund will comprise multiple “real estate mortgage investment conduits” or REMICs.
ERISA Considerations

If specified in the related term sheet, certain classes of certificates may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

Legal Investment

Generally, offered certificates rated in one of the two highest generic rating categories by at least one nationally recognized statistical rating organization will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, so long as they continue to have the required rating, any pre-funding period has expired, and provided that the related loans are secured by first liens on the related mortgaged properties.  You should consult your legal advisor in determining whether and to what extent the offered certificates constitute legal investments for you.

There are other restrictions on the ability of certain types of investors to purchase the offered certificates that prospective investors should consider.

We refer you to “Legal Investment” in the prospectus for more information.

RISK FACTORS

Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky.  In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the loans.  Therefore, you should carefully consider the risk factors relating to the loans.

Unpredictability of Prepayments and Effect on Yields

Mortgagors may prepay their loans in whole or in part at any time.  We cannot predict the rate at which mortgagors will repay their loans.  A prepayment of a loan generally will result in a prepayment on the certificates.

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If you purchase your certificates at a discount and principal is repaid slower than you assume, then your yield may be lower than you anticipate.

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If you purchase your certificates at a premium and principal is repaid faster than you assume, then your yield may be lower than you anticipate.

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The rate of prepayments on the loans will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline significantly below the mortgage rates on the loans, the loans are more likely to prepay than if prevailing rates remain above the mortgage rates on such loans.  Conversely, if prevailing interest rates rise significantly, the prepayments on the loans may decrease.  In addition, if the loans included in the trust fund include negative amortization loans, such loans will limit the increase in the mortgagor’s monthly payment except in the circumstances described in this term sheet supplement. As a result, even if the interest rates on the loans are increasing, the monthly payments made by the mortgagors will not change to reflect the higher cost of the increased rate of interest for up to a year after the increase in the interest rate.

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Payments on the underlying securities, if any, will be sensitive to, among other things, the rate and timing of principal payments (including prepayments) on the related underlying mortgage loans, which, except for certain mortgage loans, may generally be prepaid in full or in part at any time without penalty, any losses and shortfalls on the related underlying mortgage loans allocable to the underlying securities and the manner in which principal payments on the related underlying mortgage loans are allocated among the various classes of securities issued by the related underlying trust.

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Certain of the loans may require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the loan during a stated period, which generally will range from 6 to 60 months after the loan was originated.  A prepayment charge may or may not discourage a mortgagor from prepaying the loan during the applicable period.  In addition, certain of the loans may prohibit any prepayments during a period specified in the mortgage note.  However, such prohibitions may not be enforceable in all jurisdictions.

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The transferor may be required to purchase loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the loans.

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Certain classes of certificates or the master servicer, in any case as specified in the related term sheet, may, subject to certain conditions set forth in the pooling and servicing agreement, (1) purchase all of the loans and the other property of the trust fund when the total scheduled principal balance of the loans as of the last day of the related due period is equal to or less than the percentage specified in the related term sheet of the total scheduled principal balance of all of the loans as of the cut-off date and (2) terminate the trust fund, subject to certain conditions set forth in the pooling and servicing agreement.

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If the rate of default and the amount of losses on the loans is higher than you expect, then your yield may be lower than you expect.

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Each of the originators may make general, and each of the servicers may make general and targeted, solicitations for refinancings.  Any solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

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As a result of the absorption of realized losses on the loans by excess interest and overcollateralization, with respect to any overcollateralization series, and amounts received under any interest rate cap agreement or interest rate swap agreement, liquidations of defaulted loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the senior certificates and the subordinate certificates and will influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the loans will influence the yield on the offered certificates.

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With respect to any overcollateralization series, the overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the senior certificates and the subordinate certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level in order to restore the required level of overcollateralization.

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“Hybrid loans” are adjustable rate loans, which have fixed interest rates for the initial period after origination specified in the related mortgage note, which then convert to adjustable interest rates.  The prepayment experience on adjustable rate loans may differ from the prepayment experience on fixed rate loans due to a variety of factors, including provisions for conversion to an adjustable mortgage rate, periodic coupon reset caps and a maximum mortgage rate.  In particular, hybrid loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate.  As a hybrid loan approaches its initial adjustment date, the mortgagor may become more likely to refinance that loan to avoid an increase in the mortgage rate, even if prevailing fixed rate loans are only available at rates that are slightly lower or higher than the mortgage rate before adjustment.

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Under the principal payment priorities described in the related term sheet, if prepayments (net of any deferred interest in the case of any negative amortization loans) in one loan group reduce the class principal balances of the related classes of senior certificates to zero, future payments that would otherwise be payable to the subordinate certificates may be used to pay outstanding senior certificates in the other loan group thereby reducing the amount distributable to the subordinate certificates and increasing the amount distributable to the senior certificates.  If you purchase subordinate certificates and this occurs, your yield may be lower than you expect.

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Prospective purchasers of any class of interest only certificates should carefully consider the risk that a rapid rate of principal payments on the loans could result in the failure of those purchasers to recover their initial investments.

If The Mortgage Pool Contains Any Negative Amortization Loans, Your Yield on the Certificates Will Be Subject to Any Negative Amortization on Such Loans

If the loans included in the trust fund include negative amortization loans, the interest rates on these loans will adjust monthly but their monthly payments and amortization schedules will adjust annually and, under most circumstances, are subject to payment caps. The mortgage rates on negative amortization loans during their introductory periods are lower than the sum of the indices applicable at origination and the related margins. Since the scheduled monthly payments on negative amortization loans for the first year are set at their origination, the scheduled monthly payments are based upon the introductory interest rates. As a result, after the introductory interest rates expire and until the initial annual adjustment to the scheduled monthly payment made by the mortgagor (unless the fully indexed mortgage rate is a rate at or below the introductory mortgage rate), the scheduled monthly payment made by the mortgagor will not be sufficient to pay the amount of interest accruing on the loan. Although negative amortization loans provide for scheduled monthly payments, the amount of interest that accrues and is ultimately due on a negative amortization loan is based on the monthly mortgage rate. If mortgagors only make their scheduled monthly payments, a portion of the accrued interest on negatively amortizing loans will become deferred interest. Deferred interest is the excess, if any, of (x) the amount of interest accrued on such loan from the preceding due date to such due date over (y) the interest portion of the monthly payment due for such due date. Deferred interest is added to the principal balance of the negative amortization loan and bears interest at the applicable mortgage rate for that negative amortization loan. The amount of deferred interest, if any, for a given month will reduce the amount of interest collected on these loans and available to be distributed as a distribution of interest to the certificates.

If the Mortgage Pool Contains Any Negative Amortization Loans, Your Yield on the Certificates Will Also Be Subject to Effects of Adjustments of Scheduled Payments and Principal Balances of Negative Amortization Loans

If the loans included in the trust fund include negative amortization loans and the interest rates on the negative amortization loans in a loan group decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the loan, which may cause the related classes of certificates to amortize more quickly. Conversely, if the mortgage rates on the loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the loan, which may cause the related classes of certificates to amortize more slowly. If the unpaid principal balance of a negative amortization loan exceeds the original balance of the loan by the amount specified in the related mortgage note, the monthly payment due on that negative amortization loan will be recast without regard to the payment cap in order to provide for the outstanding balance of the loan to be paid in full at its maturity. In addition, on the fifth payment adjustment date of a negative amortization loan, and every fifth payment adjustment date thereafter and the last payment adjustment date prior to the loan’s maturity, the monthly payment due on that loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the loan to be paid in full at its maturity by the payment of equal monthly installments. These features may affect the rate at which principal on these loans is paid and may create a greater risk of default if the mortgagors are unable to pay the monthly payments on the related increased principal balances.

If a NIMS Insurer is Appointed, the Rights of the NIMS Insurer May Affect Your Rights

If a NIMS insurer is appointed, pursuant to the terms of the pooling and servicing agreement, unless there exists a NIMS insurer default (which is the continuance of a failure by the NIMS insurer, if any, to make a required payment under the policy insuring the net interest margin securities), such NIMS insurer will be entitled to exercise, among others, the following rights of the holders of the offered certificates, without the consent of such holders, and the holders of the offered certificates may exercise such rights only with the prior written consent of such NIMS insurer: (i) the right to provide notices of master servicer defaults and the right to direct the termination of the rights and obligations of the master servicer under the pooling and servicing agreement in the event of a default by the master servicer; (ii) the right to remove the trust administrator, the trustee or any co-trustee, or custodians pursuant to the pooling and servicing agreement; and (iii) the right to direct the trustee or the trust administrator to make investigations and take actions pursuant to the pooling and servicing agreement.  In addition, unless a NIMS insurer default exists, such NIMS insurer’s consent will be required prior to, among other things, (i) the removal or replacement of the master servicer, any successor master servicer, the trust administrator or the trustee, (ii) the appointment or termination of any servicer, subservicer or co-trustee or (iii) any amendment to the pooling and servicing agreement.

Investors in the offered certificates should note that:

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any insurance policy issued by the NIMS insurer, if any, will not cover, and will not benefit in any manner whatsoever, the offered certificates;

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the rights to be granted to the NIMS insurer, if any, are extensive;

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the interests of the NIMS insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the NIMS insurer, if any, has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of such NIMS insurer’s rights;

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such NIMS insurer’s exercise of the rights and consents set forth above may negatively affect the offered certificates and the existence of such NIMS insurer’s rights, whether or not exercised, may adversely affect the liquidity of the offered certificates relative to other asset-backed certificates backed by comparable loans and with comparable payment priorities and ratings; and

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there may be more than one series of notes insured by the NIMS insurer and the NIMS insurer will have the rights set forth herein so long as any such series of notes remain outstanding.

Potential Inadequacy of Credit Enhancement for the Offered Certificates

Credit enhancement will be provided for the offered certificates, first, by the right of the holders of offered certificates to receive payments before the classes subordinate to them and, second, only with respect to an overcollateralization series, by excess interest and overcollateralization, and third, by the allocation of realized losses on the loans to the subordinated classes in reverse order of their numerical class designations.  Certain classes of certificates may be insured by a certificate insurance policy issued by a financial guaranty insurance company.  If so specified in the related term sheet, a portion of amounts received under an interest rate cap agreement or interest rate swap agreement, if any, may be applied to maintain overcollateralization and to repay losses.

If credit enhancement is provided by subordination, collections on the loans otherwise payable to holders of subordinated classes will be used to pay interest or principal due on more senior classes of the related loan group.  Collections otherwise payable to subordinated classes represent the sole source of funds from which this type of credit enhancement is provided.

With respect to an overcollateralization series, the loans are expected to generate more interest than is needed to distribute interest owed on the offered certificates and to pay certain fees and expenses of the issuing entity.  Any remaining interest generated by the loans will then be used to absorb losses that occur on the loans.  After these financial obligations of the issuing entity are provided for, the available excess interest generated by the loans will be used to create and maintain overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to absorb losses that occur on the loans or create and maintain the required level of overcollateralization.

If credit enhancement is provided by allocation of realized losses, then (with respect to any overcollateralization series only, if realized losses exceed (1) the amount of excess interest available to absorb realized losses and (2) the amount of overcollateralization) realized losses from a loan group are allocated:

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first, to the subordinate certificates in the reverse order of their priority of payment, beginning with the subordinate certificates with the lowest payment priority, until the class principal balance of each such class has been reduced to zero, and

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second, to the class or classes of related senior certificates (other than any classes of interest only certificates) until their respective class principal balances are reduced to zero; provided, that realized losses allocated to certain classes of senior certificates may be borne by certain other classes of senior certificates, referred to in this term sheet supplement as senior support certificates, until the total class principal balance of such senior support certificates has been reduced to zero.

Accordingly, if the total principal balance of each subordinated class were to be reduced to zero, delinquencies and defaults on the loans in a loan group would reduce the amount of funds available for monthly payments to holders of the related senior certificates.  In addition, with respect to a multi-group series, higher than expected losses on one group of loans may decrease the amount of credit support provided by the subordinate certificates to the senior certificates with respect to the other group or groups of loans.

To the extent that a portion of amounts received under any interest rate cap agreement and/or any interest  rate swap agreement may be applied to provide credit enhancement, we cannot assure you that such amounts will be sufficient to maintain any required overcollateralization and to repay losses.

We cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to make distributions on your certificates as a result of delinquencies or defaults on the loans.  If delinquencies or defaults occur on the loans, none of any servicer, the master servicer, nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted loans if such advances are not likely to be recovered.  If substantial losses occur as a result of defaults and delinquent payments on the loans, you may suffer losses.

A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the loans to a level that is significantly higher than those experienced currently.  This in turn will reduce the yield on your certificates, particularly if the credit enhancement described in the related term sheet is not enough to protect your certificates from these losses.

Interest Generated by the Loans May Be Insufficient to Maintain Overcollateralization

With respect to any overcollateralization series, the weighted average of the mortgage rates on loans related to certain mortgage pools (net of certain fees and expenses) is expected to be higher than the pass-through rates on the offered certificates.  These loans are expected to generate more interest than is needed to distribute interest owed on the offered certificates and to pay certain fees and expenses of the issuing entity.  Any remaining interest generated by these loans will then be used to absorb losses that occur on such loans. After these financial obligations of the issuing entity are covered, the available excess interest generated by these loans will be used to maintain overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization.  The factors described below will affect the amount of excess interest that such loans will generate:

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Every time a loan in such a mortgage pool is prepaid in full, liquidated or written off, excess interest may be reduced because such loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

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If the rates of delinquencies, defaults or losses on the loans in such a mortgage pool turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

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If prepayments, defaults and liquidations occur more rapidly on the loans in such a mortgage pool with relatively higher mortgage rates than on the loans with relatively lower mortgage rates, the amount of excess interest generated by such loans will be less than would otherwise be the case.

Difference Between Mortgage Rates and Pass-Through Rates May Result in Interest Shortfalls to the Certificates

If specified in the related term sheet, certain classes of certificates may accrue interest at a rate based, among other factors, on the weighted average of the net mortgage rates on certain of the loans, some of which may be adjustable rate loans.  The mortgage rates on any adjustable rate loans will be calculated on the basis of the related index plus the applicable margin.  As a result, declines in the index on which the mortgage rates on the related adjustable rate loans are based, without a corresponding decline in the rates at which interest on the classes of certificates is based, will result, over time, in lower yields on the these certificates.  The yields on these certificates may be particularly sensitive to declines in the index at which the related adjustable rate loans accrue interest because the pass-through rate of these certificates will also be reduced.  Furthermore, any increase in the index in the related loan group on which the mortgage rates of such adjustable rate loans are based may result in prepayments on the loans and payments of principal on the related offered certificates then entitled to principal.  In addition, prepayments on loans with higher interest rates will reduce the weighted average of the mortgage rates on the loans and, consequently, reduce the pass-through rate of these certificates.  We cannot assure you as to the level, rate or timing of changes in any index on any adjustable rate loan.

Risks Associated with the Subordinate Certificates

The weighted average lives of, and the yields to maturity on, the subordinate certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the loans.  If the actual rate and severity of losses on the loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption.  The timing of losses on the loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the loans are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Realized losses on the loans (with respect to any overcollateralization series, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date), will reduce the certificate principal balance of the class of subordinate certificate then outstanding with the highest numerical class designation.  As a result of such reductions, less interest will accrue on such class of subordinate certificates than would otherwise be the case.  Once a realized loss is allocated to a subordinate certificate, no principal or interest will be distributable with respect to such written down amount (except in the case of subsequent recoveries).  However, with respect to any overcollateralization series, the amount of any realized losses allocated to the subordinate certificates may be distributed to the holders of the subordinate certificates according to the priorities set forth under the related term sheet and the related prospectus supplement under “Description of the Certificates—Overcollateralization Provisions.”

Unless the aggregate certificate principal balance of the senior certificates has been reduced to zero, the subordinate certificates will not be entitled to any principal distributions until at least the date as provided in the related term sheet or during any period in which delinquencies or realized losses on the loans exceed certain levels.  As a result, the weighted average lives of the subordinate certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time.  As a result of the longer weighted average lives of the subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments.  Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the loans.

In addition, the multiple class structure of the subordinate certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the loans.  Because distributions of principal will be made to the holders of such certificates according to the priorities described in the related term sheet, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the loans experienced both before and after the commencement of principal distributions on such classes.  The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the loans (and the timing thereof) (with respect to any overcollateralization series, to the extent such losses are not covered by excess interest), other classes of certificates specified in the related term sheet or a class of subordinate certificates with a higher numerical class designation.  Furthermore, as described in this term sheet supplement and the related prospectus supplement, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Prepayment Interest Shortfalls and Servicemembers Civil Relief Act Shortfalls

When a loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month.  This may result in a shortfall in interest collections available for distribution on the next distribution date.  Each servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments on loans serviced by such servicer, but only up to the amount of such servicer’s servicing fee, or portion thereof, for the related calendar month.  Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.  In addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act will not be covered by any servicer or the master servicer.

On any distribution date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act and any prepayment interest shortfalls to the extent not covered by the related servicer will be allocated, first, to the interest distribution amount with respect to the Class C Certificates, if any, and thereafter, to the current interest with respect to the offered certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date.  The holders of the offered certificates will not be entitled to reimbursement for any such interest shortfalls.  If these shortfalls are allocated to the offered certificates, the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.

Any certificate insurance policy, if issued, will not cover prepayment interest shortfalls or shortfalls resulting from the application of the Servicemembers Civil Relief Act allocated to the insured certificates.

Inclusion of Delinquent Loans in the Trust May Increase Risk of Loss

Certain of the loans may be past due in the payment of scheduled principal and interest, as set forth in the collateral materials accompanying the related term sheet.  As a result, the mortgage pool may bear more risk than a mortgage pool without any delinquencies but with otherwise comparable characteristics.  It is possible that a delinquent loan will not ever become current or, if it does become current, that the mortgagor may become delinquent again.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Principal Balance of Loans

Substantial delays could be encountered in connection with the liquidation of delinquent loans.  Further, reimbursement of servicing advances made on a loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you.  If a mortgaged property fails to provide adequate security for the loan, liquidation proceeds may be insufficient and you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Combined Loan-to-Value Ratios Increase Risk of Loss

Loans with higher combined loan-to-value ratios may present a greater risk of loss than loans with combined loan-to-value ratios of 80% or below.  Certain of the loans may have combined loan-to-value ratios in excess of approximately 80%, as set forth in the collateral materials accompanying the related term sheet, but no more than approximately 100% at origination.  Additionally, the related originator’s determination of the value of a mortgaged property used in the calculation of the combined loan-to-values ratios of the loans may differ from the appraised value of such mortgaged properties.  See “Underwriting Standards” herein.

Geographic Concentration

The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the related loans.  Any concentration of the mortgaged properties securing the loans related to your certificates in particular geographic regions might magnify the effect on the related loans of adverse economic conditions or of special hazards in these areas, such as earthquakes, hurricanes, windstorms, wildfires or tornadoes, and might increase the rate of delinquencies, defaults and losses on the loans.  Consequently, geographic concentration could result in shortfalls in distributions due on your certificates more than would be the case if the mortgaged properties were more geographically diversified.

The collateral materials accompanying the related term sheet lists the states with the highest concentrations of loans.  A significant concentration of the total principal balance of the loans may be secured by properties in California or other states.    The rate of delinquencies, defaults and losses on the loans may be higher than if fewer of the loans were concentrated in those states because the following conditions in those states will have a disproportionate impact on the loans in general:

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Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected mortgagors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn.

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Weak economic conditions, which may or may not affect real property values, may affect the ability of mortgagors to repay their loans on time.

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Declines in the residential real estate market in those states may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

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Properties in those states, particularly California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, and properties in California may be more susceptible to such hazards as wildfires, mudslides and other natural disasters.

Bankruptcy of Mortgagors May Adversely Affect Distributions on Certificates

The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the mortgaged properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans.  As a consequence, mortgagors who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans.  As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

Violation of Various Federal and State Laws May Result in Losses on the Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the originator.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans.

The loans are also subject to federal laws, including:

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the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the loans;

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the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

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the Fair Credit Reporting Act, which regulates the use and reporting of information related to each borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the loans and in addition could subject the issuing entity to damages and administrative enforcement and could result in the mortgagors rescinding such loans against either the issuing entity or subsequent holders of the loans.

The transferor will represent that as of the closing date, each loan is in compliance with applicable federal and state laws and regulations.  In the event of a breach of such representation, the transferor will be obligated to cure such breach or repurchase or replace the affected loan in the manner described under “The Pooling and Servicing Agreement—Assignment of the Loans” herein.

High Cost Loans

None of the loans are “High Cost Loans” within the meaning of the Homeownership and Equity Protection Act of 1994 (referred to in this term sheet supplement as “HOEPA”) or any state law, ordinance or regulation similar to HOEPA.  See “Certain Legal Aspects of Residential Loans—Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders—Homeownership Act and Similar State Laws” in the prospectus.

In addition to HOEPA, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices.  Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in loans that have mortgage rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of such loans.  In some cases, state law may impose requirements and restrictions greater than those in HOEPA.  A mortgagor’s failure to comply with these laws could subject the issuing entity, and other assignees of the loans, to monetary penalties and could result in the mortgagors rescinding such loans against either the issuing entity or subsequent holders of the loans.  Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law.  Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related loan.  This test may be highly subjective and open to interpretation.  As a result, a court may determine that a loan does not meet the test even if an originator reasonably believed that the test was satisfied. Any determination by a court that a loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the transferor will be required to purchase such loan from the issuing entity.

See “Certain Legal Aspects of Residential Loans—Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders” in the prospectus.

The Certificates Are Obligations of the Issuing Entity Only

The offered certificates will not represent an interest in or obligation of the depositor, the transferor, any servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates.  None of the offered certificates (other than any certificates which are insured by a financial guaranty insurance policy) or the loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the transferor, any servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates.  Proceeds of the assets included in the trust and proceeds from the carryover reserve fund (with respect to the senior certificates and subordinate certificates), from any interest rate cap agreement and from any interest rate cap agreement will be the sole source of distributions on the offered certificates, and there will be no recourse to the depositor, the transferor, any servicer, the master servicer, the trust administrator, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided to the offered certificates.

Interest Rate Cap Agreements, Interest Rate Swap Agreements and Insurance Policies, if any, Are Subject to Counterparty Risk

The assets of the issuing entity may include an interest rate cap agreement, interest rate swap agreement or insurance policy, which will require the counterparty thereunder to make certain payments for the benefit of the holders of certain certificates.  To the extent that distributions on those certificates depend in part on payments to be received by the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, under the related interest rate cap agreement, interest rate swap agreement or insurance policy, the ability of the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, to make such distributions on such certificates will be subject to the credit risk of the counterparty to the related interest rate cap agreement, interest rate swap agreement or insurance policy.  Although there will be a mechanism in place to facilitate replacement of any of such interest rate cap agreement or interest rate swap agreement upon the default or credit impairment of the counterparty, there can be no assurance that any such mechanism will result in the ability of the depositor to obtain a suitable replacement interest rate cap agreement or interest rate swap agreement.

Lack of Liquidity

The underwriter intends to make a secondary market in the classes of certificates actually purchased by it, but has no obligation to do so.  There is no assurance that such a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Rights of Beneficial Owners May Be Limited by Book Entry System

Ownership of the offered certificates will be registered electronically with The Depository Trust Company.  The lack of physical certificates could:

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result in distribution delays on the offered certificates because the trust administrator will be sending distributions on the certificates to The Depository Trust Company instead of directly to you;

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make it difficult to pledge the offered certificates if physical certificates are required by the party demanding the pledge; and

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hinder the ability to resell the offered certificates because some investors may be unwilling to buy certificates that are not in physical form.

Nature of the Loans

Certain of the loans in the issuing entity may have been originated without regard to whether such loans would be acceptable for purchase by Fannie Mae or Freddie Mac. As a result, delinquencies and liquidation proceedings are more likely with these loans than with loans that are originated in a more traditional manner. As a result of the use of such underwriting standards, in the event the loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

Reduction or Withdrawal of Ratings

Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change.  No person is obligated to maintain the ratings at their initial levels.  If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the Offered Certificates as Investments

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly distributions or distribution on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Loans with Interest Only Payments

If specified in the collateral materials accompanying the related term sheet, some loans may require the mortgagors to make monthly payments of accrued interest, but not principal, for a fixed period of up to ten years following the origination of the related loans.  After the interest only period, each mortgagor’s monthly payment will be recalculated to cover both interest and principal so that the loan will be paid in full by its final payment date.  If the monthly payment increases, the mortgagor may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment.  Because no scheduled principal payments are required to be made on these loans for a period of time, certificateholders will receive smaller principal payments during such period than they would have received if the mortgagors were required to make monthly payments of interest and principal from origination of the loans.  Absent other considerations, this slower rate of principal payments will result in longer, and in some cases substantially longer, weighted average lives of the related certificates and may reduce the return on an investment in a certificate that is purchased at a discount to its principal balance.

If a Pre-Funding Account Exists, Inadequate Amount of Subsequent Loans Will Affect the Timing and Rate of Return on Your Investment

If the term sheet states that the related trust fund provides for a pre-funding account, and if the total principal balance of subsequent loans purchased by the issuing entity is less than the amount of cash deposited in the pre-funding account on the closing date, certificateholders (and in the case of any multi-group series, related to the applicable loan group) will receive a payment, allocable as a principal prepayment, in the amount remaining in the pre-funding account related to that group on the distribution date occurring on the date specified in the related term sheet.  To the extent that there are significant amounts on deposit in the pre-funding account following the expiration of the pre-funding period, the holders of the certificates entitled to payments of principal, particularly the senior certificates, will receive significant prepayments, which may adversely affect their yields.

The Rate of Default on Loans That Are Secured by Investor Properties May Be Higher Than on Other Loans

As of the cut-off date, certain of the loans may be secured by investor properties.  An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor’s primary residence or second home.  Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the related loan than on a comparable loan secured by a primary residence or, to a lesser extent, a second home.  In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources.  Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the related loan.

If the Mortgage Pool Includes Second Lien Loans, You Should Consider Certain Special Default Risks of Such Loans

If stated in the term sheet, the trust fund may include loans that are secured by second liens on the related mortgaged properties.  These second lien loans will be subordinate to the rights of the mortgagee under the related first mortgages.  Generally, the holder of a second lien loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no second liens or encumbrances survive such a foreclosure.  In addition, due to the priority of the first mortgage, the holder of the second lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property.  Furthermore, any liquidation, insurance or condemnation proceeds received on the second lien mortgage will be available to satisfy the outstanding balance of the related loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs.  Accordingly, if liquidation proceeds are insufficient to satisfy the loan secured by the second lien and all prior liens in the aggregate, and if any credit enhancement has been exhausted or is otherwise unavailable to cover the loss, certificateholders will bear the risk of delay in payments while any deficiency judgment against the mortgagor is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Failure of Master Servicer or Servicers to Perform May Adversely Affect Distributions on Certificates;  Potential Conflict of Interest

The amount and timing of distributions on the certificates generally will be dependent on the servicers performing their respective servicing obligations and the master servicer performing its master servicing obligations in an adequate and timely manner.  See “The Pooling and Servicing Agreement—Collection Account and Distribution Account” in this term sheet supplement.  A potential conflict of interest may exist because Wells Fargo Bank, N.A., which acts as the master servicer and the trust administrator, if so specified in the related term sheet, may act as servicer of certain of the loans.  However, the master servicer is required to act in accordance with the master servicing standard set forth in the pooling and servicing agreement, without regard to the identity of the servicer.  If any servicer fails to perform its servicing obligations, or if the master servicer fails to perform its master servicing obligations, this failure may result in the termination of such servicer or the master servicer, as applicable.  That termination with its corresponding transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the loans.  As a result, shortfalls in the distributions due on your certificates could occur.

If the Mortgage Pool Contains Loans With Respect to Which There Are Simultaneous Second Liens, You Should Consider Certain Risks

As of the cut-off date, if specified in the collateral materials accompanying the related term sheet, at the time of origination of a first lien loan included in the trust fund, an originator may also have originated a second lien loan that will not be included in the trust fund.  With respect to those loans, foreclosure frequency may be increased relative to loans that were originated without a simultaneous second lien because mortgagors have less equity in the mortgaged property.  Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their loan from the related originator or from any other lender.

Delinquencies Due to Transfer of Servicing

The servicing rights with respect to the loans may be owned by a third-party unrelated to the applicable servicer.  The owner of the servicing rights has the right, at its discretion, to transfer servicing responsibilities to another entity that is qualified to service the loans and that satisfies the requirements of the master servicer and the trustee.  It is possible that the servicing responsibilities with respect to some or all of the loans may be transferred from an initial servicer to a third-party in the future, which may or may not occur within a short time following the closing date.  At any time that servicing responsibilities are transferred as described above, the loans may experience an increase in delinquencies and defaults during the transitions of servicing responsibilities.

Credit Scoring Models May Not Provide an Accurate Risk Assessment of Mortgagors

Credit scoring models are intended to provide a means for evaluating information about a prospective borrower.  Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.  A credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization.  Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender.  A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.  Furthermore, credit scores were not developed specifically for use in connection with loans, but for consumer loans in general, and assess only the borrower’s past credit history.  Therefore, a credit score does not take into consideration differences between loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio.  We cannot assure you that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related loans or that any borrower’s credit score would not be lower if obtained as of the date of the related term sheet.

If The Mortgage Pool Contains Forty Year Loans, You Should Consider Risks Associated with such Loans

Certain of the loans may have an original term to maturity of 480 months, as specified in the collateral materials accompanying the related term sheet.  These loans are a relatively new product and there is little statistical information or history with respect to defaults and prepayment experience for loans of this type.  These loans may have a higher risk of default due to the fact that the borrowers of these loans may have significantly higher debt-to-income ratios than borrowers who would qualify for a conventional 360 month mortgage loan.  It may be difficult to judge prospective defaults on these loans based on examination of the credit score used in determining the credit-worthiness of a prospective borrower because the borrower’s credit is subject to a greater possible fluctuation due the extended payment period.

If Exchangeable Certificates are Issued, You Should Consider Risks Related to Such Exchangeable Certificates

If there are any, the characteristics of any exchangeable certificates in any exchangeable combination will reflect the characteristics of the related REMIC certificates in the related REMIC combination.  Investors should also consider a number of factors that will limit a certificateholder’s ability to exchange REMIC certificates for related exchangeable certificates and vice versa:

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At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in the related term sheet.

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A certificateholder that does not own the certificates may be unable to obtain the necessary REMIC certificates or exchangeable certificates.

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The certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

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Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

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Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

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Only the combinations listed on the related term sheet are permitted.

The Return on Your Certificates Could Be Reduced Due to the Application of the Servicemembers Civil Relief Act

In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status.  It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase.  To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, as amended, and any comparable state or local law will apply.  This may result in interest shortfalls on the loans, which in turn will be allocated ratably in reduction of accrued interest on all classes of interest bearing certificates, irrespective of the availability of excess cash flow or other credit enhancement.  None of the depositor, the transferor, the underwriter, the master servicer, the trust administrator, the trustee, the custodian, the servicers or any other party has taken any action to determine whether any of the loans would be affected by such interest rate limitation.  See “Certain Legal Aspects of Residential Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code” in the prospectus.

Information Regarding Historical Performance of Other Mortgage Loans May Not Be Indicative of the Performance of the Loans in the Trust Fund

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time.  In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type.  When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

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differences in loan type;

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the relative seasoning of the pools;

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differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

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the extent to which the loans in a pool have prepayment penalties;

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whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

•

whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home vales.

FORWARD LOOKING STATEMENTS

We use certain forward looking statements herein.  These forward looking statements are found in the material set forth under “Risk Factors”.  Forward looking statements are also found elsewhere herein and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date hereof.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

(1)

economic conditions and industry competition;

(2)

political and/or social conditions; and

(3)

the law and government regulatory initiatives.

We will not update or revise any forward looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

DEFINED TERMS

We define and use capitalized terms herein to assist you in understanding the terms of the offered certificates and this offering.  We define the capitalized terms we use herein under the caption “Glossary of Terms” herein.

DESCRIPTION OF THE MORTGAGE ASSETS

General

The Mortgage Assets for a series may consist of either Loans and certain underlying mortgage securities (“Underlying Securities”).

Statistical information regarding the Loans and related Mortgaged Properties as of the Cut-off Date is presented in the collateral materials accompanying the related term sheet.

Information regarding the Loans set forth therein is based on servicing records and representations about the Loans that were made by the related Originator at the time it sold the Loans.

To the extent that the Mortgage Assets of a series consist of Underlying Securities, information regarding such underlying securities is presented in the collateral materials accompanying the related term sheet.

Information regarding the Underlying Securities set forth therein is based on distribution reports prepared by the related underlying trustee and is presented in the collateral materials accompanying the related term sheet

Prior to the issuance of the certificates, Mortgage Assets may be removed from the related mortgage pool as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or desirable, and may be prepaid at any time.  A limited number of other Mortgage Assets may be included in the related mortgage pool prior to the issuance of the certificates unless including such Mortgage Assets would materially alter the characteristics of the Mortgage Assets as described in the collateral materials accompanying the related term sheet.  The depositor believes that the information set forth in the collateral materials accompanying the related term sheet with respect to the Mortgage Assets will be representative of the characteristics of the related mortgage pool as it will be constituted at the time the certificates are issued, although the maturities and certain other characteristics of the Mortgage Assets may vary.

Unless otherwise noted, all statistical percentages or weighted averages set forth in the collateral materials accompanying the related term sheet are measured as a percentage of the aggregate Cut-off Date Principal Balance.

STATIC POOL INFORMATION

The depositor will make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations on a website on the world wide web.  The static pool information material to the related offering of certificates is located at http://www.ubs.com/regulationab.

The static pool information is not deemed to be a part of this term sheet supplement, the prospectus or the registration statement of which this term sheet supplement and the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

THE ORIGINATORS

The only originator of the Loans (as defined in the term sheet) is Countrywide Home Loans, Inc. (“Countrywide Home Loans”).  For information about Countrywide Home Loans, see this section and “Underwriting Standards” below.

Countrywide Home Loans, Inc.

Note: Loan-to-Value Ratio as used in “Underwriting Standards” below has the following meaning:

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described below under “Countrywide Home Loans—Underwriting Standards—General”.

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See “Countrywide Home Loans—Underwriting Standards—General” in this term sheet supplement.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

UNDERWRITING STANDARDS

General

The Loans  have either been purchased by the sponsor from an originator or an entity which purchased the Loans from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that originator) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described in this section “—General,” or the following sections pertaining to Countrywide Home Loans and their related Loans.

The Loans may or may not be “conventional non-conforming loans” (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Department of Veteran Affairs or which do not qualify for sale to Fannie Mae or Freddie Mac and are secured by first liens on one- to four-family residential properties).

If the Loans are “conventional non-conforming loans”, the underwriting standards applicable to the Loans typically differ from, and are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the Loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower.

Generally, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower. As part of the description of the borrower’s financial condition, the borrower will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties and two  to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources. With respect to mortgaged properties consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the borrower’s monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a Loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective borrower’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the loan-to-value ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the borrower after origination.

Certain of the Loans have been originated under alternative documentation, streamlined documentation, reduced documentation, “lite” documentation, stated income, low/limited or “Express” documentation, no stated income, no ratio, “NIV” or no documentation programs, which require less documentation and verification than do traditional full documentation programs. Generally, under an alternative documentation program, the borrower provides alternate forms of documentation to verify employment, income and assets. Under a streamlined documentation program, a borrower’s income and assets that have been previously documented are re verified, and any additional documentation and verification is limited. Under a reduced documentation program, verification of either a borrower’s stated income or stated assets, but not both, is undertaken by the originator. Under a “lite” documentation, “stated income” or “NIV” program, a borrower is required to state both their income and assets, but the originator only undertakes to verify such borrower’s assets. Under low/limited or “Express” documentation program, the amount of documentation required to document a borrower’s income and assets is limited. Under a no stated income program or a no ratio program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower’s income will be undertaken. Under a no documentation program, the borrower is not required to state either their income or assets, and accordingly no verification of such borrower’s income or assets is undertaken by the originator. The underwriting for such Loans may be based primarily or entirely on other factors, such as an appraisal of the mortgaged property, the loan-to-value ratio at origination and the borrower’s credit score and previous mortgage payment history.

The adequacy of the mortgaged property as security for repayment of the related Loan will generally have been determined by an appraisal in accordance with pre established appraisal procedure standards for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre established appraisal procedure standards established by the originator. The appraisal procedure standards generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on the current cost of constructing or purchasing a similar property.

Certain of the Loans were purchased from various originators pursuant to the transferor’s conduit loan origination program (the “UBS Conduit”). Pursuant to the program, the transferor purchases loans originated by the participating originators if the loans satisfy the underwriting guidelines of the program, which underwriting guidelines are substantially similar to the guidelines described above.

Countrywide Home Loans, Inc.

Underwriting Standards

General

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), has been originating mortgage loans since 1969.  Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation.  Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history.  FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan.  FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits.  If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%.  If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate.  If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application.  The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both.  Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this term sheet supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived.  Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%.  Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W 8). The borrower’s income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

THE SPONSOR

General

UBS Real Estate Securities, Inc. (“UBSRES”) is a Delaware corporation that is engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization or portfolio.  The sponsor maintains its principal office at 1285 Avenue of the Americas, New York, New York.  Its telephone number is (212) 713-2000.

Securitization Program

UBSRES has been engaged in the securitization of a variety of assets since 1983.  During the 2003, 2004, 2005 and 2006 fiscal years, UBSRES securitized approximately $26,600,168,862, $26,029,756,136, $18,131,621,825 and $13,716,452,650 of financial assets.

The following table describes size, composition and growth of UBSRES’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
ARM	7,347	$ 2,804,749,182	27,798	$ 9,800,077,756
Fixed	59,669	18,910,832,530	43,945	10,314,509,248
Seasoned	1,174	556,872,228	1,724	726,285,591
Subprime	27,530	4,327,714,922	29,023	4,975,779,334
Scratch&Dent	0	$0.00	1,292	213,104,207
Seconds	0	$0.00	0	$0.00
Total	95,720	$26,600,168,862	103,782	$26,029,756,136

	December 31, 2005		September 30, 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
ARM	14,321	$ 4,137,616,918	4,849	$ 1,867,575,014
Fixed	19,812	4,156,214,018	9,567	2,701,048,640
Seasoned	2,444	744,454,682	0	0
Subprime	44,595	8,492,495,247	43,954	8,303,762,612
Scratch&Dent	2,549	353,753,809	2,854	514,011,907
Seconds	4,788	247,087,151	5,753	323,054,477
Total	88,509	$18,131,621,825	66,977	$13,709,452,650

Through the use of subservicers, UBSRES may contract for the servicing of loans.  The trust fund may include loans subserviced on behalf of UBSRES as owner of the related servicing rights.

UBSRES typically acquires loans from third party originators.  Employees of UBSRES or its affiliates will structure securitization transactions in which loans are sold to the depositor.  In consideration for the sale of loans, the depositor will cause the issuance of the certificates that are entitled to the cashflows from such loans and enter into an arrangement with one or more underwriters for the purchase of such certificates.

Pursuant to the agreement conveying assets from UBSRES to the depositor, UBSRES may make representations and warranties relating to certain characteristics of such assets.  Breaches of such representations and warranties that materially affect the value of the related loan or the interests of the related securityholders in such loan will result in an obligation on the part of UBSRES to cure, repurchase or substitute for such loan.  In certain situations, rather than making such representations and warranties itself, UBSRES may assign its interest under the related purchase agreement pursuant to which it acquired the loans from the related originator.

THE DEPOSITOR

Mortgage Asset Securitization Transactions, Inc., the depositor, is a Delaware corporation organized on April 23, 1987, as a wholly owned limited purpose finance subsidiary of UBS Americas Inc.  The depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York.  Its telephone number is (212) 713-2000.

The depositor has been engaged in the securitization of loans since its incorporation in 1987.  The depositor is generally engaged in the business of acting as a depositor of one or more trust funds that may issue or cause to be issued, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by, or represent an interest in loans.  The depositor typically acquires loans and other assets for inclusion in securitizations from the sponsor.

The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as depositor of trusts that may issue and sell securities.

After the issuance of the certificates, the depositor will have limited or no obligations with respect to the certificates and the issuing entity.  Those obligations may include cure, repurchase or substitution obligations relating to breaches of representations and warranties, if any, that the depositor makes with respect to the assets, certain actions with respect to the creation of a security interest in the assets, to arrange for derivative instruments or replacement instruments to be included in a trust, to appoint replacements to certain transaction participants, to prepare and file and required reports under the Exchange Act, to provide notices to certain parties under the operative agreements or to provide requested information to the various transaction participants.

The depositor does not have, nor is it expected in the future to have, any significant assets.  We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans, mortgage securities and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

Since the depositor’s main securitization experience is in connection with securitization of assets sold by the sponsor to the depositor, the depositor’s portfolio of assets securitized are similar to the securitization experience described above under “The Sponsor”.

THE MASTER SERVICER AND THE SERVICERS

General

Wells Fargo Bank, N.A. (“Wells Fargo Bank”), will act as the master servicer of the Loans pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date (the “Pooling and Servicing Agreement”), among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo Bank, as master servicer, trust administrator and custodian, and the trustee.

The Master Servicer

Wells Fargo will act as master servicer, trust administrator and custodian under the Pooling and Servicing Agreement.  Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $483 billion in assets, 23 million customers and 167,000 employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and customer finance services throughout the United States and internationally.  Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The depositor, the sponsor, the sellers and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates.  Wells Fargo’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

As master servicer, Wells Fargo is responsible for the aggregation of monthly servicer reports and remittances and for oversight of the performance of the servicers under the terms of their respective Servicing Agreements.  In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers.  The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement.  In addition, upon the occurrence of certain servicer events of default under the terms of any Servicing Agreement, the master servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting servicer.  Wells Fargo has been engaged in the business of master servicing since June 30, 1995.  As of December 31, 2006, Wells Fargo was acting as master servicer for approximately 1427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Wells Fargo serves or has served within the past two years as warehouse master servicer for various loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those loans may be included in the trust.  The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo also is responsible for trust administration, which includes pool performance calculations, distribution calculations and the preparation and filing of monthly distribution reports.  As trust administrator, Wells Fargo is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, annual reports on Form 10-K  and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust.  Wells Fargo has been engaged in the business of trust administration since June 30, 1995.  As of December 31, 2006, Wells Fargo was acting as trust administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

Wells Fargo also will act as custodian of the Loan files pursuant to the Pooling and Servicing Agreement.  In such capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the Loan files on behalf of the trustee and the certificateholders.  Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.  As of December 31, 2006 Wells Fargo maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Wells Fargo serves or has served within the past two years as loan file custodian for various loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those loans may be included in the trust.  The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Servicers

Primary servicing of all the Loans will be provided for by Countrywide Home Loans Servicing LP (“Countrywide Servicing”), in accordance with the applicable Servicing Agreement.  Countrywide Servicing will be responsible for the servicing of the Loans subject to the related Servicing Agreement, and the master servicer will be required to supervise, monitor and oversee the performance of Countrywide Servicing. In the event of a default by Countrywide Servicing under the related Servicing Agreement, the master servicer will be required to enforce any remedies against Countrywide Servicing, and will either find a successor servicer or will assume the primary servicing obligations for the Loans.  For information about Countrywide Servicing, see this section.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this term sheet supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.  Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and December 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,298.394 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production

	Ten Months
	Ended	Years Ended
	December 31,	December 31,
	2001	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	504,975	999,448	1,517,743	846,395	809,630	761,200
Volume of Loans	$ 76,432	$ 150,110	$ 235,868	$ 138,845	$ 167,675	$ 159,053
Percent of Total Dollar Volume	61.7%	59.6%	54.2%	38.2%	34.1%	34.4%
Conventional Non-conforming Loans Number of Loans	137,593	277,626	554,571	509,711	826,178	693,244
Volume of Loans	$ 22,209	$ 61,627	$ 136,664	$ 140,580	$ 225,217	$ 201,883
Percent of Total Dollar Volume	17.9%	24.5%	31.4%	38.7%	45.9%	43.6%
FHA/VA Loans Number of Loans	118,734	157,626	196,063	105,562	80,528	89,753
Volume of Loans	$ 14,109	$ 19,093	$ 24,402	$ 13,247	$ 10,712	$ 13,093
Percent of Total Dollar Volume	11.4%	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans Number of Loans	164,503	316,049	453,817	587,046	683,887	716,353
Volume of Loans	$ 5,639	$ 11,650	$ 18,103	$ 30,893	$ 42,706	$ 47,876
Percent of Total Dollar Volume	4.5%	4.6%	4.2%	8.5%	8.7%	10.4%
Nonprime Mortgage Loans Number of Loans	43,359	63,195	124,205	250,030	278,112	245,881
Volume of Loans	$ 5,580	$ 9,421	$ 19,827	$ 39,441	$ 44,637	$ 40,596
Percent of Total Dollar Volume	4.5%	3.7%	4.6%	11.0%	9.1%	8.8%
Total Loans Number of Loans	969,164	1,813,944	2,846,399	2,298,744	2,678,335	2,506,431
Volume of Loans	$ 123,969	$ 251,901	$ 434,864	$ 363,006	$ 490,947	$ 462,501
Average Loan Amount	$ 128,000	$ 139,000	$ 153,000	$ 158,000	$ 183,000	$ 185,000
Non-Purchase Transactions(1)	63%	66%	72%	51%	53%	55%
Adjustable-Rate Loans(1)	12%	14%	21%	52%	52%	46%

(1)

Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a)

collecting, aggregating and remitting mortgage loan payments;

(b)

accounting for principal and interest;

(c)

holding escrow (impound) funds for payment of taxes and insurance;

(d)

making inspections as required of the mortgaged properties;

(e)

preparation of tax related information in connection with the mortgage loans;

(f)

supervision of delinquent mortgage loans;

(g)

loss mitigation efforts;

(h)

foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)

generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

Static Pool Data

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com/?CWDD=01200702.

AFFILIATES AND RELATED TRANSACTIONS

The sponsor and the depositor are affiliated entities and wholly owned subsidiaries of UBS Americas Inc.  There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the sponsor or the depositor that was entered into outside the ordinary course of business of each such party or in terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

Wells Fargo is the master servicer, trust administrator and the custodian, and if so specified on the related term sheet, may be a servicer, with respect to the related Loans.  See “Risk Factors –Failure of Master Servicer or Servicers to Perform May Adversely Affect Distributions on Certificates; Potential Conflict of Interest” in this term sheet supplement.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to the Pooling and Servicing Agreement.  Set forth below is a description of the material terms and provisions pursuant to which the offered certificates will be issued.  The following description is subject to, and is qualified in its entirety by reference to, the actual provisions of the Pooling and Servicing Agreement.  When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the provisions or terms are as specified in the Pooling and Servicing Agreement.

The issuing entity will issue various classes of certificates. Only the certificates with an investment grade rating are offered pursuant to the registration statement.  The trust fund may also issue other classes of certificates which are not offered pursuant to the registration statement.

The offered certificates, other than certain classes of certificates specified in the related term sheet, will be issued in book-entry form as described below.  The offered certificates will be issued in the minimum dollar denominations set forth in the related term sheet.

Distributions on the offered certificates are required to be made by the trust administrator on the Distribution Date, to the persons in whose names the certificates are registered at the close of business on the related Record Date.

The classes of offered certificates will have the respective initial class principal balance or class notional balance set forth in the related term sheet.  The initial class principal balance and class notional balance of the certificates may vary in the aggregate by plus or minus the percentage specified in the related term sheet.

Possible Interest Types

As described in this term sheet supplement, certificates may be issued with the following interest payment characteristics:

Interest Types	Definition
Fixed Rate:	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate:	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.
Inverse Floating Rate:	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.
Variable Rate:

A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying loans).

Interest Only:

A class that receives some or all of the interest payments made on the underlying Loans or other assets of the trust fund and little or no principal.  Interest only classes have either a nominal principal balance or a notional amount.  A nominal principal balance represents actual principal that will be paid on the class.  It is referred to as nominal since it is extremely small compared to other classes.  A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only:	A class that does not bear interest and is entitled to receive only distributions of principal.
Partial Accrual:

A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class.  The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual:

A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date.  The accretion may continue until some specified event has occurred or until the accrual class is retired.

Possible Principal Types

As described in this term sheet supplement, certificates may be issued with the following principal payment characteristics:

Principal Type	Definition
Accretion Directed:

A class that receives principal payments from the accreted interest from specified accrual classes.  An accretion directed class also may receive principal payments from principal paid on the underlying Loans or other assets of the issuing entity.

Companion Class:

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned amortization classes, targeted amortization classes or scheduled principal classes.

Component Certificates:

A class consisting of “components.” The components of a class of component certificates may have different principal and interest payment characteristics but together constitute a single class.  Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS:

A class that, for the period of time specified in the related term sheet, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Loans that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates in the trust and/or (2) scheduled principal payments on the underlying Loans. During the lock-out period, the portion of the principal distributions on the underlying Loans that the NAS class is locked out of will be distributed to the other classes of senior certificates entitled to such amounts.

Notional Amount Certificates:	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.
Planned Amortization Class or PACs:

A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Loans.  These two rates are the endpoints for the "structuring range" for the planned amortization class.  The planned amortization classes in any series of certificates may be subdivided into different categories (e.g., primary planned amortization classes, secondary planned amortization classes and so forth) having different effective structuring ranges and different principal payment priorities.  The structuring range for the secondary planned amortization class of a series of certificates will be narrower than that for the primary planned amortization class of the series.

Principal Type	Definition
Scheduled Principal Class:

A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned amortization class or targeted amortization class.  In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Loans.  These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay:

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired.  A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Strip:	A class that receives a constant proportion, or "strip," of the principal payments on the underlying Loans or other assets of the trust fund.
Super Senior:

A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class certificate balance of the support class is reduced to zero.

Support Class:

A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior class after the related classes of subordinated certificates are no longer outstanding.

Targeted Amortization Class or TACs:	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Loans.

Exchangeable Certificates

The holder of certain specified classes of certificates (the “REMIC Certificates”) in any combination identified in the related term sheet (a “REMIC Combination”), if any, may exchange all or part of each class of such REMIC Certificates for a proportionate interest in certain other certificates (the “Exchange Certificates”) in the related combination (an “Exchangeable Combination”) shown in the related term sheet.  The holder of each class of Exchange Certificates in an Exchangeable Combination may also exchange all or part of each such class of Exchange Certificates for a proportionate interest in each class of REMIC Certificates in the related REMIC Combination.  This process may occur repeatedly.

The classes of REMIC Certificates and Exchange Certificates that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related distributions of principal as well as any exchanges that occur.  REMIC Certificates in REMIC Combinations may be exchanged for Exchange Certificates in Exchangeable Combinations, and vice versa, only in the proportion that the original principal balances and notional amounts of such certificates bear to one another.

Holders of Exchange Certificates in any Exchangeable Combination will be the beneficial owners of an interest in the REMIC Certificates in the related REMIC Combination and will receive a proportionate share, in the aggregate, of the distributions on those certificates.  With respect to any Distribution Date, the aggregate amount of principal and interest distributable to all of the classes of  Exchange Certificates in any Exchangeable Combination on such Distribution Date will be identical to the aggregate amount of principal and interest distributable to all of the REMIC Certificates in the related REMIC Combination on such Distribution Date.

If a certificateholder wishes to exchange certificates, the certificateholder must notify the trust administrator by e-mail no later than two business days before the proposed exchange date.  The exchange date can only be a business day from and including the 25th day of the month to and including the business day prior to the last business day of the month, subject to the trust administrator’s approval.  The notice must be on the certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each certificate to be exchanged and each certificate to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the certificates to be exchanged, the certificateholder’s DTC participant number and the proposed exchange date.  The certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the certificates.  A notice becomes irrevocable on the second business day before the proposed exchange date.  A $5,000 fee is payable to the trust administrator in connection with each exchange.

The trust administrator will make the first distribution on a REMIC Certificate or an Exchange Certificate received in an exchange transaction on the distribution date in the month following the month of the exchange to the certificateholder of record as of the close of business on the last day of the month of the exchange.

The characteristics of the Exchange Certificates in any Exchangeable Combination will reflect the characteristics of the related REMIC Certificates in the related REMIC Combination.  Investors should also consider a number of factors that will limit a certificateholder’s ability to exchange REMIC Certificates for Exchange Certificates and vice versa:

●

At the time of a proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange.

●

A certificateholder may be unable to obtain the REMIC Certificates or Exchange Certificates necessary to make a desired exchange.

●

A holder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

●

Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

●

Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

●

Only exchanges of REMIC Certificates and Exchange Certificates in the combinations listed in the related term sheet are permitted.

Book-Entry Certificates

The offered certificates, other than certain classes of certificates, will be book-entry certificates.  Persons acquiring beneficial ownership interests in the offered certificates will hold certificates through The Depository Trust Company (“DTC”), or indirectly through organizations which are participants in that system.  The book-entry certificates of each class will be issued in one or more certificates which equal the aggregate Certificate Principal Balance or Notional Amount of that class and will initially be registered in the name of Cede & Co., the nominee of DTC.  Except as described in the prospectus under “Description of the Securities—Book-Entry Registration of Securities,” no person acquiring a book-entry certificate will be entitled to receive a physical certificate.  Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC.  Beneficial owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement.  Beneficial owners are only permitted to exercise their rights indirectly through DTC and participants of DTC.  For a discussion of DTC, see “Description of the Securities—Book-Entry Registration of Securities” in the prospectus.  For information with respect to tax documentation procedures relating to the certificates, see “Federal Income Tax Consequences—REMICs—Taxation of Certain Foreign Investors—Regular Securities” and “—REMICs—Backup Withholding” in the prospectus.

Physical Certificates

Certain classes of certificates will be issued in fully registered, certificated form.  Such certificates will be transferable and exchangeable at the office of the trust administrator.  Under the Pooling and Servicing Agreement, the trust administrator will initially be appointed as the certificate registrar.  No service charge will be made for any registration of transfer or exchange of such certificates but payment of a sum sufficient to cover any tax or other governmental charge may be required by the trust administrator.  Such certificates will be subject to certain restrictions on transfer.

Distributions of principal and interest, if any, on each Distribution Date on such certificates will be made to the persons in whose names such certificates are registered at the close of business on the Record Date.  Distributions will be made by check or money order mailed to the person entitled to them at the address appearing in the certificate register or, to the extent permitted in the Pooling and Servicing Agreement, upon written request by the certificateholder to the trust administrator, by wire transfer to a United States depository institution designated by such certificateholder and acceptable to the trust administrator or by such other means of payment as such certificateholder and the trust administrator may agree; provided, however, that the final distribution in retirement of such certificates will be made only upon presentation and surrender of such certificates at the office or agency of the trust administrator specified in the notice to the holders thereof of such final distribution.

Allocation of Available Funds

Non-Overcollateralization Series

The following applies only to a Non-Overcollateralization Series.

Distributions to holders of each class of senior certificates in each certificate group will be made on each Distribution Date from Available Funds related to that loan group and, to the extent of cross collateralization payments described under “—Subordination—Cross Collateralization” below, from Available Funds for each other loan group remaining after payment of the senior certificates related to such other loan group.  Distributions to holders of the Class PO certificates will be made on each Distribution Date from Available Funds related to any loan group contributing to the Class PO certificates.  Distributions to holders of the Class A-X certificates will be made on each Distribution Date from Available Funds related to any loan group contributing to the Class A-X Certificates. Distributions to holders of the subordinate certificates will be made on each Distribution Date from Available Funds related to each of the related loan groups in the aggregate remaining after distribution of amounts due to all related senior certificates.

On each Distribution Date, the Available Funds for each loan group will be distributed in the order of priority set forth below among the certificates to the extent available:

first, concurrently, from the Available Funds for each loan group, to the senior certificates related to such loan group, pro rata, the applicable Accrued Certificate Interest for that Distribution Date;

second, concurrently, from the Available Funds for each loan group, to the senior certificates (including any related principal only certificates) related to such loan group, concurrently, as follows:

(1)

to the senior certificates related to such loan group, the Senior Optimal Principal Amount for that loan group for that Distribution Date in the order specified in the related term sheet; and

(2)

to the Class PO certificates, the PO Principal Distribution Amount for such loan group, if applicable, for that Distribution Date, until its certificate principal balance is reduced to zero;

third, on any Distribution Date on or prior to the Cross-Over Date, (i) first, from any PO Recoveries for that Distribution Date related to any loan group, to the related Class of Class PO certificates, if any, up to the aggregate of the PO Deferred Amount for any such loan group for that Distribution Date and (ii) second, from the remaining Available Funds for any loan group, to the related Class of Class PO certificates, up to the aggregate of the remaining PO Deferred Amount for such loan group for that Distribution Date; provided that, (1) on any Distribution Date, the aggregate of the distributions pursuant to clause (ii) of this priority third of the PO Deferred Amount for the loan groups contributing to the Class PO certificates will not exceed the Subordinate Principal Distribution Amount related to such loan groups for that Distribution Date, (2) such distributions will not reduce the certificate principal balance of the Class PO certificates and (3) no distribution will be made in respect of any such PO Deferred Amount on or after the Cross-Over Date;

fourth, from the remaining Available Funds for each loan group, sequentially, to each class of subordinate certificates related to such loan group or loan groups, in ascending numerical order:  (1) the Accrued Certificate Interest on that class for that Distribution Date and (2) that class of certificates’ Allocable Share for that Distribution Date; and

fifth, to the residual certificates, as applicable, any remaining portion (which is expected to be zero) of the Available Funds for that Distribution Date.

Overcollateralization Series

The following applies only to an Overcollateralization Series.

On each Distribution Date, the aggregate Available Funds for all loan groups will be distributed in the following amounts and order of priority:

first, to each class of interest only certificates, the Current Interest and the Interest Carry Forward Amount for such class and such Distribution Date;

second, concurrently, to the classes of senior certificates (other than the interest only certificates), pro rata, the Current Interest and the Interest Carry Forward Amount for each such class and such Distribution Date;

third, sequentially, to the subordinate certificates in ascending numerical order, the Current Interest for each such class and such Distribution Date;

fourth,

(A) for each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, in an amount up to the Principal Distribution Amount for that Distribution Date, to the senior certificates, in the order of priority specified in the related term sheet;

(B) on each Distribution Date on or after the Stepdown Date so long as a Trigger Event is not in        effect:

(i)

in an amount up to the Senior Principal Distribution Amount for that Distribution Date, to the senior certificates, in the order of priority specified in the related term sheet;

(ii)

second, sequentially, to the subordinate certificates in ascending numerical order, in an amount up to the Mezzanine Principal Distribution Amount for each such class, until their respective Class Principal Balances are reduced to zero;

fifth, sequentially, to the subordinate certificates in ascending numerical order, the Interest Carry Forward Amount for each such class and such Distribution Date;

sixth, concurrently, pro rata based on the aggregate Unpaid Realized Loss Amount for the senior certificates (other than the interest only certificates) related to each loan group;

seventh, sequentially, to the subordinate certificates in ascending numerical order, in an amount up to the Unpaid Realized Loss Amount for each such class;

eighth, to certain other classes of certificates, in an amount up to the amount of Net Rate Carryover for such class;

ninth, concurrently, to the classes of senior certificates (other than the interest only certificates), pro rata based on the amount of Net Rate Carryover with respect to such class of certificates, in an amount up to the amount of Net Rate Carryover for each such class;

tenth, sequentially, to the subordinate certificates in ascending numerical order, in an amount up to the amount of Net Rate Carryover for each such class; and

eleventh, to certain other classes of certificates, in each case in the amounts specified in the Pooling and Servicing Agreement;

provided that any distributions pursuant to priorities sixth through tenth above will be made prior to any distributions from the Carryover Reserve Fund and the interest rate cap account or interest rate swap account, if any.

Any Interest Carry Forward Amounts, Unpaid Realized Loss Amounts or Net Rate Carryovers that remain after the class principal balance of the related class of certificates is reduced to zero will be extinguished.

Interest

Interest will accrue on the certificates (other than the principal only certificates) on their respective  certificate principal balances or notional amounts, as applicable, at the applicable Pass-Through Rate during each Interest Accrual Period.

“Pass-Through Rate” means the pass-through rates of the certificates (other than any class of principal only certificates) for any Distribution Date that will be calculated as described in the related term sheet.

Non-Overcollateralization Series

The following applies only to a Non-Overcollateralization Series.

The “Accrued Certificate Interest” for each class of certificates (other than the principal only certificates) for each Distribution Date will be an amount equal to (1) the interest accrued at such class’ Pass-Through Rate during the related Interest Accrual Period on the certificate principal balance or the notional amount, as applicable, of such class of certificates, minus each class’ pro rata share of any related Net Interest Shortfalls, the interest portion of any Excess Losses through the related Cross-Over Date to the extent allocated to such class and, after the related Cross-Over Date, the interest portion of Realized Losses, including Excess Losses to the extent allocated to such class plus (2) any Accrued Certificate Interest for that class remaining undistributed from previous Distribution Dates.

The principal only certificates are principal only certificates and will not accrue interest.

With respect to any Distribution Date, the “Net Interest Shortfall” for any loan group will equal the sum of:

•

the aggregate amount of interest that would otherwise have been received for each Loan in that loan group that was the subject of a Relief Act Reduction (such amount, the “Interest Shortfall”); and

•

any related Net Prepayment Interest Shortfall.

With respect to any Distribution Date, the “Net Prepayment Interest Shortfall” for any loan group will equal the aggregate Prepayment Interest Shortfalls with respect to that Distribution Date less any Compensating Interest for that loan group.

With respect to each loan group, any Net Interest Shortfall and the interest portion of any Excess Losses through the related Cross-Over Date and, after the related Cross-Over Date, the interest portion of any Realized Losses will, on each Distribution Date, be allocated among all the outstanding certificates entitled to distributions of interest in proportion to the amount of Accrued Certificate Interest that would have been allocated to the applicable certificate in the absence of the shortfall and losses.  The amount of Accrued Certificate Interest that would have been allocated to the certificates will be as set forth in the related term sheet.

The interest portion of any Realized Losses (other than Excess Losses) occurring prior to the related Cross-Over Date will not be allocated among any certificates, but will reduce the amount of Available Funds for the related loan group on the related Distribution Date.  As a result of the subordination of the subordinate certificates, such losses will be borne first by the outstanding subordinate certificates related to such loan group in inverse order of priority.

If Available Funds and available credit enhancement for any loan group are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the classes of senior certificates (other than the principal only certificates) related to such loan group, any shortfall in available amounts will be allocated among those classes, in proportion to the amounts of Accrued Certificate Interest otherwise distributable to those classes.  The amount of any such undistributed Accrued Certificate Interest will be added to the amount of interest to be distributed on those certificates entitled to distributions of interest on subsequent Distribution Dates in accordance with the definition of Accrued Certificate Interest.  No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates.

Overcollateralization Series

The following applies only to an Overcollateralization Series.

The “Interest Remittance Amount” for any Distribution Date and loan group is equal to:

(a)

the sum, without duplication, of:

(1)

all scheduled interest on the Loans in that loan group due on the related Due Date that are received on or prior to the related Determination Date, less the related Servicing Fees and payments made in respect of premiums on lender paid insurance loans, if any,

(2)

all interest on prepayments on the Loans in that loan group, other than Prepayment Interest Excess,

(3)

all Advances relating to interest in respect of the Loans in that loan group,

(4)

amounts paid by any servicer or the master servicer in respect of Compensating Interest for that loan group, and

(5)

liquidation proceeds on the Loans in that loan group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

minus

(b)

all non-recoverable Advances in respect of the Loans in that loan group relating to interest and certain expenses reimbursed since the prior Due Date.

“Current Interest,” with respect to each class of offered certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the class principal balance or notional amount, as applicable, of such class immediately prior to such Distribution Date.

“Interest Carry Forward Amount,” with respect to each class of offered certificates and each Distribution Date, is the excess of:

(a)

Current Interest for such class with respect to prior Distribution Dates, over

(b)

the amount actually distributed to such class with respect to interest on prior Distribution Dates.

Calculation of One-Month LIBOR

If the Pass-Through Rate for any class of certificates is based on One-Month LIBOR, on the second LIBOR business day preceding the commencement of each Interest Accrual Period with respect to the offered certificates, the trust administrator will determine One-Month LIBOR.  One-Month LIBOR is the London interbank offered rate for one-month United States dollar deposits as this rate appears on the Telerate Page 3750, as of 11:00 a.m. London time on the LIBOR Determination Date.  “LIBOR business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; “Telerate Page 3750” means the display page currently so designated on the Telerate Service or other page as may replace that page on that service for the purpose of displaying comparable rates or prices.  If that rate does not appear on that page, the trust administrator will determine One-Month LIBOR, in the manner set forth in the Pooling and Servicing Agreement, on the basis of the rates at which one-month United States dollar deposits are offered by three major banks in the London interbank market as of 11:00 a.m. London time on the interest determination date.

The establishment of One-Month LIBOR on each interest determination date by the trust administrator and the trust administrator’s calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period will, absent manifest error, be final and binding.

Calculation of One-Year MTA

If the Pass-Through Rate for any class of certificates is based on One-Year MTA, on each interest determination date, MTA will be equal to a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)”, determined by averaging the monthly yields for the most recent twelve months.  The MTA used for each Interest Accrual Period will be the most recent MTA figure available as of fifteen days prior to the commencement of that Interest Accrual Period.

If MTA is no longer available, the trust administrator will choose a new index for the MTA certificates that is based on comparable information.  When the trust administrator chooses a new index for the MTA certificates, it will increase or decrease the related margin by the difference between MTA for the final three years it was in effect and the average of the most recent three years for the replacement index.  The related margin will be increased by that difference if the average MTA is greater than the average replacement index and the related margin will be decreased by that difference if the replacement index is greater than the average MTA.  The trust administrator will have no liability for the selection of such alternative index (and will be entitled to rely on such advice, if any, as it may deem appropriate in such selection), except that the trust administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the trust fund’s expense) that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

The establishment of MTA on each interest determination date by the trust administrator and the trust administrator’s calculation of the rate of interest applicable to the MTA Certificates for the related Accrual Period will, absent manifest error, be final and binding.

Carryover Reserve Fund

With respect to any Overcollateralization Series, for certain classes of certificates and any Distribution Date, the “Net Rate Carryover” for such class will equal the sum of:

(a)

the excess, if any, of:

(i)

the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Interest Accrual Period not been calculated based on the related net rate cap or had the related net rate cap been equal to the related Pass-Through Rate, over

(ii)

the amount of interest such class accrued on such Distribution Date based on the related net rate cap, and

(b)

the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the related net rate cap).

Any financial guaranty insurance policy, if issued, will not cover Net Rate Carryover or shortfalls in interest collections on the Loans that are attributable to Prepayment Interest Shortfalls, net Deferred Interest or the application of the Relief Act.

Pursuant to the terms of the Pooling and Servicing Agreement, the trust administrator will establish an account (the “Carryover Reserve Fund”), which will be held in trust by the trust administrator on behalf of the holders of the certificates that are entitled to reimbursements for Net Rate Carryover.  The Carryover Reserve Fund will not be an asset of any REMIC.  The Carryover Reserve Fund will be the sole source of payments to the holders of such certificates with respect to any Net Rate Carryover on such certificates.

On the Closing Date, the depositor may deposit a certain amount in the Carryover Reserve Fund, as specified in the related term sheet.  Such deposit by the depositor may be expected to be sufficient to cover any Net Rate Carryover on the offered certificates with respect to the first Distribution Date. On the first Distribution Date, such amount will be distributed as set forth in the related term sheet and any amount that remains after payment of any Net Rate Carryover to the certificates on the first Distribution Date will be distributed to the entity specified in the related term sheet and will not be available to cover any Net Rate Carryover on subsequent Distribution Dates.

Overcollateralization Provisions

With respect to any Overcollateralization Series, the net weighted average coupon for the Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the classes of certificates.  As a result, interest collections on the Loans net of Deferred Interest are expected to be generated in excess of the amount of interest payable to the holders of the related certificates and the related fees and expenses payable by the issuing entity.  The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

Deferred Interest

With respect to each Loan and each related Due Date, “Deferred Interest” will be the excess, if any, of the amount of interest accrued on such Loan from the preceding Due Date to such Due Date over the monthly payment due for such Due Date. Such excess may occur because the Mortgage Rates of the Loans adjust monthly, while the monthly payment generally adjusts annually, or as a result of the application of the payment caps, in either case, resulting in negative amortization.

Ratio Stripping

With respect to a Non-Overcollateralization Series, the Loans in each loan group may be divided into one or more segregated Collateral Groups in a process known as “ratio-stripping”.  The scheduled Principal Balance of each Loan will be allocated, based on such Loan’s Net Mortgage Rate, either (i) to one of such Collateral Groups only or (ii) between both of such Collateral Groups, based on two fixed fractions that differ among Loans (in each case, the “Applicable Fractions”).  Each Collateral Group will represent a total dollar amount of principal of Loans consisting of differing percentages of the interest on, and principal of, particular Loans, calculated so that the principal and interest due on each Loan is treated as if that Loan were two Loans bearing interest at two different effective Net Mortgage Rates (each such rate, an “Effective Net Mortgage Rate”), one higher than and one lower than the original Net Mortgage Rate of such Loan. The “Net Mortgage Rate” of each Loan will equal its mortgage interest rate minus the Servicing Fee Rate and lender paid mortgage insurance rate, if applicable, for such Loan. This allocation enables each loan group to be treated as if such loan group were made up of two Collateral Groups bearing interest at various fixed rates.  This allocation will affect the rate of repayment of your certificates because principal payments collected on each Loan in any loan group will be allocated to one of the related Collateral Groups, or to both of the related Collateral Groups, and used to repay one or more classes of certificates related to those Collateral Groups.

Principal

Distributions in reduction of the certificate principal balance of each certificate entitled to principal distributions will be made on each Distribution Date.  The interest only certificates do not have a certificate principal balance and will not be entitled to distributions of principal.

Non-Overcollateralization Series

The following applies only to a Non-Overcollateralization Series.

Distributions in reduction of the certificate principal balance of each class of senior certificates of a group entitled to principal distributions will be made on each Distribution Date as described in the second paragraph under “—Allocation of Available Funds” above in accordance with priority second.  The Available Funds related to such group remaining after the distribution of interest will be allocated to the senior certificates of such group (other than the interest only certificates) in an aggregate amount not to exceed the sum of the Senior Optimal Principal Amount for such group and the PO Principal Distribution Amount for such group, if any, for the respective Distribution Date.

Distributions in reduction of the certificate principal balances of the subordinate certificates will be made on each Distribution Date as described in the second paragraph under “—Allocation of Available Funds” above in accordance with priority fourth, as adjusted for cross collateralization as described under “—Subordination—Cross Collateralization” below.

If the Class Prepayment Distribution Trigger is not satisfied for a class of outstanding subordinate certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior ranking classes of the subordinate certificates because the amount of partial or full principal prepayments, net liquidation proceeds and net insurance proceeds otherwise distributable to such class will be distributable among the outstanding subordinate certificates as to which the Class Prepayment Distribution Trigger has been satisfied, on a pro rata basis.  On any Distribution Date, any reduction in funds available for distribution to the classes of subordinate certificates resulting from a distribution of any PO Deferred Amounts to the Class PO certificates, or to cover any shortfalls in distributions of principal to the senior certificates of any group due to a shortfall in Available Funds for such group, will be allocated to the classes of subordinate certificates, in inverse order of priority.

As of any Distribution Date, principal on the senior certificates in a group will generally be paid from collections or Advances allocated to the related loan group.

As described in greater detail below, amounts distributable to the senior certificates and subordinate certificates in respect of a loan group will additionally be allocated between such senior and subordinate certificates on the basis of the Senior Optimal Principal Amount for that loan group and the Subordinate Optimal Principal Amount for such loan group.  Such allocation, in particular, will for specified periods result in a disproportionate distribution of prepayments between such senior and subordinate certificates.

Overcollateralization Series

The following applies only to an Overcollateralization Series.

The “Principal Remittance Amount,” for any Distribution Date and loan group is equal to:

(a)

the sum, without duplication, of:

(i)

the scheduled principal collected or advanced on the Loans in that loan group with respect to the related Due Date,

(ii)

prepayments on the Loans in that loan group collected in the related Prepayment Period,

(iii)

the Stated Principal Balance of each Loan in that loan group that was repurchased by a seller or purchased by the master servicer with respect to that Distribution Date,

(iv)

any Substitution Adjustment Amounts in respect of Loans in that loan group, and

(v)

all liquidation proceeds in respect of Loans in that loan group (to the extent such liquidation proceeds relate to principal) and all Subsequent Recoveries in respect of Loans in that loan group received during the related Prepayment Period, minus

(b)

all non-recoverable Advances relating to principal on the Loans in that loan group and certain expenses reimbursed since the prior Due Date.

The “Class Principal Balance” of any class of offered certificates (other than the interest only certificates) as of any Distribution Date is the initial class principal balance of the class reduced by the sum of:

(i)

all amounts previously distributed to holders of certificates of the class as scheduled and unscheduled payments of principal; and

(ii)

the Applied Realized Loss Amounts allocated to the class;

provided, however, that the Class Principal Balance of the classes to which Applied Realized Loss Amounts have been allocated will be increased sequentially in the order of payment priority from highest to lowest, by the amount of Subsequent Recoveries on the Loans in the related loan group distributed as principal to any class of related certificates, but not by more than the amount of Applied Realized Loss Amounts previously allocated to reduce the Class Principal Balance of that class of certificates.  See “The Pooling and Servicing Agreement—Realization Upon Defaulted Loans” in the prospectus.

Although Subsequent Recoveries, if any, will be allocated to increase the Class Principal Balance of a class of certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount for the applicable loan group and will be distributed in the priority set forth below under “—Principal,” and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Principal Balance has been increased by allocation of Subsequent Recoveries as described above.  Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Principal Balance for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

If the overcollateralization amount is zero and there is a Realized Loss on a Loan, the Class Principal Balance of the class of subordinate certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Principal Balances of all the classes of certificates in the related certificate group, following all distributions on any Distribution Date, exceeds the aggregate Stated Principal Balance of the Loans as of the Due Date occurring in the month of the Distribution Date (after giving effect to unscheduled receipts of principal in the Prepayment Period related to that Due Date).

The “Principal Distribution Amount,” with respect to each Distribution Date, is the excess, if any, of:

(a)

the aggregate Class Principal Balance of the certificates (other than the interest only certificates) immediately prior to such Distribution Date, over

(b)

the excess, if any, of (a) the aggregate Stated Principal Balance of the Loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period), over (b) the Overcollateralization Target Amount for such Distribution Date.

The Principal Distribution Amount with respect to a loan group or the “Group Principal Distribution Amount” will be equal to the product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for that loan group for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all loan groups for that Distribution Date.

“Senior Principal Distribution Amount” for any Distribution Date, will equal the excess of:

(a)

the aggregate Class Principal Balance of the senior certificates (other than the interest only certificates) immediately prior to such Distribution Date, over

(b)

the lesser of (A) the product of (i) (x) the percentage specified in the related term sheet on any Distribution Date on or after the Stepdown Date and prior to the Distribution Date specified in the related term sheet or (y) the percentage specified in the related term sheet on any Distribution Date on or after the Stepdown Date and on or after the Distribution Date specified in the related term sheet and (ii) the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.

The Senior Principal Distribution Amount with respect to each Distribution Date and a loan group is equal to the product of (i) the Senior Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for that loan group for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the loan groups for that Distribution Date.

 “Subordinate Principal Distribution Amount” for any class of subordinate certificates and Distribution Date will equal the excess of:

(1)

the sum of:

(a)

the aggregate Class Principal Balance of the senior certificates (other than the interest only certificates) (after taking into account the distribution of the Senior Principal Distribution Amount for such Distribution Date),

(b)

the aggregate Class Principal Balance of any class(es) of subordinate certificates that are senior to the subject class (in each case, after taking into account the distribution of the applicable Subordinate Principal Distribution Amount(s) for such more senior class(es) of certificates for such Distribution Date), and

(c)

the Class Principal Balance of such class of subordinate certificates immediately prior to such Distribution Date, over

(2)

the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of subordinate certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor;

provided, however, that if the Class Principal Balance of each class of senior certificates (other than the interest only certificates) has been reduced to zero, and such class of subordinate certificates is the only class of subordinate certificates outstanding on such Distribution Date, that class of subordinate certificates will be entitled to receive the entire remaining Principal Distribution Amount until its Class Principal Balance is reduced to zero.

The “Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” with respect to each class of subordinate certificates will equal the respective percentages specified in the related term sheet.

“OC Floor” means an amount equal to the percentage specified in the related term sheet of the aggregate Stated Principal Balance of the Loans as of the Cut-off Date.

“Overcollateralization Target Amount” means with respect to any Distribution Date, an amount specified in the related term sheet.

“Stepdown Date” is the date specified in the related term sheet.

A “Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

A “Delinquency Trigger Event” is in effect with respect to a Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate for the outstanding Loans equals or exceeds the percentage specified in the related term sheet.

The “Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

(1)

the numerator of which is the excess of:

(a)

the aggregate Stated Principal Balance of the Loans for the preceding Distribution Date over

(b)

(i) before the aggregate Class Principal Balance of the senior certificates (other than the interest only certificates) has been reduced to zero, the aggregate Class Principal Balance of the senior certificates (other than the interest only certificates), or (y) after such time, the Class Principal Balance of the most senior class of subordinate certificates outstanding, as of the Business Day immediately preceding the Distribution Date in the calendar month prior to the month of such Distribution Date, and

(2)

the denominator of which is the aggregate Stated Principal Balance of the Loans for the preceding Distribution Date.

A “Cumulative Loss Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Loans from (and including) the Cut-off Date for each such Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Loans, as specified in the related term sheet.

“Unpaid Realized Loss Amount” means for any class of certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Principal Balance of that class due to the allocation of Subsequent Recoveries to the Class Principal Balance of that class.

The “Rolling Sixty-Day Delinquency Rate,” with respect to any Distribution Date on or after the Stepdown Date is the average of the Sixty-Day Delinquency Rates for the two immediately preceding Distribution Dates.

The “Sixty-Day Delinquency Rate,” with respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Loans that were 60 or more days Delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Loans as of the related Due Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

A “Realized Loss” with respect to any Distribution Date and any defaulted Loan, is the excess of the Stated Principal Balance of such defaulted Loan over the liquidation proceeds allocated to principal that have been received with respect to such Loan on or at any time prior to the Due Date after such Loan has been liquidated.

“Subsequent Recoveries” are unexpected recoveries received after the determination by the related servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the related servicer in connection with the liquidation of any Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Recoveries

With respect to a Non-Overcollateralization Series, prior to the Cross-Over Date, Non-PO Recoveries received during a Prepayment Period with respect to a loss on a Loan in a loan group  will be treated as a principal prepayment and will result in a payment of principal to one or more corresponding classes of related certificates on the related Distribution Date.  It is possible that such payment will not be made to the class that originally bore the loss.  Further, even though a class may have previously had its certificate principal balance reduced as a result of a loss for which there is later a Non-PO Recovery, that class will not be entitled to any interest on the amount of such reduction.  Because such Non-PO Recoveries result in a payment of principal to certain classes without a corresponding decrease in the aggregate Principal Balance of the Loans, the certificate principal balance of one or more classes of certificates that have been allocated Realized Losses, will be increased, as follows:

first, up to the amount of the Non-PO Recoveries with respect to any loan group, the certificate principal balance of each class of senior certificates (other than the Class PO certificates and the interest only certificates) of the certificate group corresponding to that loan group will be increased, pro rata on the basis of the amount of unrecovered Realized Losses previously allocated to such class, up to the amount of unrecovered Realized Losses previously allocated to such class, if any; and

second, up to the amount of the Non-PO Recoveries with respect to any loan group remaining after allocation pursuant to clause first,  the Certificate Principal Balance of each class of subordinate certificates, in order of seniority, will be increased by the amount of unrecovered Realized Losses previously allocated to such class, if any.

Commencing on the Cross-Over Date, the amount of any Recovery on a Loan received during a Prepayment Period will be distributed to the related senior certificates, without a corresponding reduction in their certificate principal balances, as follows:  (i) the PO Percentage of the Recovery will be distributable to the related Class PO certificates, and (ii) the amount of the Recovery remaining after distribution pursuant to the preceding clause (i) will be distributable to the classes of senior certificates (other than the related Class PO certificates and related interest only certificates) of the certificate group corresponding to that loan group, pro rata on the basis of the amount of unrecovered Realized Losses previously allocated to such class.

Allocation of Losses

Non-Overcollateralization Series

The following applies only to a Non-Overcollateralization Series.

On each Distribution Date, the applicable PO Percentage of the principal portion of any Realized Loss (including any Excess Loss) on any Discount Loan contributing to a loan group will be allocated to the related Class of Class PO certificates, if any, until the Certificate Principal Balance of such certificates is reduced to zero.

On each Distribution Date prior to the Cross-Over Date, distributions in respect of the PO Deferred Amount for a loan group will be made on the related Class PO certificates in accordance with priority third of the second paragraph under “—Allocation of Available Funds” above to the extent of any PO Recoveries and any other Available Funds remaining after distributions in accordance with priority second of that paragraph.  Any distribution of such PO Recoveries and any other Available Funds in respect of the applicable PO Deferred Amount will not reduce the certificate principal balance of the Class PO certificates.  No interest will accrue on any PO Deferred Amount.  On each Distribution Date prior to the Cross-Over Date, the certificate principal balance of the most subordinate class of the subordinate certificates then outstanding will be reduced by the amount of any distributions made on the Distribution Date to the Class PO certificates in respect of any PO Deferred Amounts through the operation of the Class PO Deferred Payment Writedown Amount.  After the Cross-Over Date, no distributions will be made in respect of any PO Deferred Amount and Realized Losses will be allocated to the Class PO certificates without a right of reimbursement from any other class of certificates.

Prior to the Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Non-Excess Realized Loss in a loan group will be allocated among the outstanding classes of related subordinate certificates, in inverse order of priority of payment, until the certificate principal balance of each class has been reduced to zero.

Commencing on the Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Realized Loss in a loan group will be allocated among the outstanding classes of the senior certificates (other than the Class PO certificates and the interest only certificates) of the certificate group related to the Loan that incurred the Realized Loss, pro rata, based on their outstanding certificate principal balances; provided however that after the date on which the aggregate principal balance of the subordinate certificates has been reduced to zero, other than certain excess loses, losses allocated to the super senior certificates will be borne by the senior support certificates (in addition to other losses allocated to such class) so long as the principal balance of the senior support certificates, is greater than zero.

With respect to any loan group, the applicable Non-PO Percentage of the principal portion of any Excess Loss in such loan group for any Distribution Date will be allocated pro rata among all outstanding classes of senior certificates entitled to principal distributions of the related certificate group (other than the Class PO Only certificates) and all the outstanding subordinate certificates, in each case, based on their then outstanding certificate principal balances (except, with respect to such subordinate certificates, based on its pro rata share of the related Subordinate Amount).

On each Distribution Date, a subordinate certificate writedown amount, if any, will be deemed a Realized Loss, and will be allocated to the most subordinate class of subordinate certificates then outstanding.

A Deficient Valuation may result from the personal bankruptcy of a borrower if the bankruptcy court establishes the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Loan secured by such Mortgaged Property and reduces the secured debt to such value.  In such case, the trust, as the holder of such Loan, would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Loan and such reduced secured debt.

All allocations of Realized Losses to a class of certificates will be accomplished on a Distribution Date by reducing the certificate principal balance of the class by the appropriate share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the certificates commencing on the following Distribution Date.

The interest portion of all Realized Losses will be allocated among the applicable outstanding classes of certificates of the related loan group entitled to distributions of interest as described under “―Interest” above.

No reduction of the certificate principal balance of any class of senior certificates (other than the interest only certificates and principal only certificates) will be made on any Distribution Date on account of any Realized Loss to the extent that the reduction would have the effect of reducing the aggregate certificate principal balance of all of the senior certificates and subordinate certificates as of that Distribution Date to an amount less than the aggregate Principal Balance for each loan group as of the following Distribution Date minus (i) any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero and minus (ii) the PO Percentage of any related Discount Loans.

Debt Service Reductions are not Realized Losses, and the principal portion of Debt Service Reductions will not be allocated in reduction of the certificate principal balance of any certificate.  However, after the Bankruptcy Loss Coverage Amount has been reduced to zero, the portion of the Senior Optimal Principal Amount relating to a Group, any applicable PO Principal Distribution Amount and Subordinate Optimal Principal Amount relating to a Group representing scheduled principal payments will be reduced by the amount of the principal portion of any Debt Service Reductions  related to that loan group.  Regardless of when they occur, Debt Service Reductions related to a loan group may reduce the amount of Available Funds of that loan group otherwise available for distribution on a Distribution Date.  As a result of the subordination of the subordinate certificates, the reduction in Available Funds of any loan group resulting from any Debt Service Reductions will be borne by the subordinate certificates (to the extent then outstanding) in inverse order of priority.

Overcollateralization Series

The following applies only to an Overcollateralization Series.

After the credit enhancement provided by excess cashflow, funds in the interest rate cap account or interest rate swap account, if any, and overcollateralization (if any) has been exhausted, collections otherwise payable to the subordinate certificates will comprise the sole source of finds from which credit enhancement is provided to the related senior certificates.

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Principal Balance of the certificates (other than the interest only certificates) exceeds the aggregate Stated Principal Balance of the Loans, the amount of such excess will be applied, first, to reduce the Class Principal Balances of the subordinate certificates, in descending numerical order, in each case until their respective Class Principal Balances are reduced to zero and, second, pro rata, to the senior certificates related to each loan group (other than the interest only certificates) to reduce the Class Principal Balances of the senior certificates until their respective Class Principal Balance is reduced to zero.  Any such reduction described in this paragraph is an “Applied Realized Loss Amount.”

Interest on any class of certificates, the Class Principal Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above, will accrue for the related class of certificates on the Class Principal Balance as so reduced unless the Class Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Principal Balance of such class as described in the definition of Class Principal Balance above.

Subordination for Non-Overcollateralization Series

The following applies only to a Non-Overcollateralization Series.

Priority of Senior Certificates

The rights of the holders of the subordinate certificates to receive distributions with respect to the Loans will be subordinate to such rights of the holders of the related senior certificates, to the extent described above.  The subordination of the subordinate certificates is intended:

(1)

to enhance the likelihood of timely receipt by the holders of the related senior certificates (to the extent of the subordination of the subordinate certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to the related senior certificates; and

(2)

to afford the holders of the related senior certificates (to the extent of the subordination of the subordinate certificates) protection against Realized Losses, to the extent described above.

If Realized Losses in any loan group exceed the credit support provided to the related senior certificates, or if Excess Losses in any of such loan groups occur, all or a portion of such losses will be borne by those senior certificates.

The protection afforded to the holders of the senior certificates by means of the subordination feature will be accomplished by:

(1)

the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the subordinate certificates, in accordance with the paydown rules specified under “—Allocation of Available Funds” above, the amounts due to the holders of such senior certificates on each Distribution Date out of the related Available Funds on that Distribution Date and, if necessary, by the right of holders to receive future distributions on the Loans that would otherwise have been payable to the holders of the subordinate certificates;

(2)

the allocation to the subordinate certificates of the applicable Non-PO Percentage of the principal portion of any related Non-Excess Realized Loss to the extent set forth in this term sheet supplement; and

(3)

the allocation to the subordinate certificates of the applicable PO Percentage of the principal portion of any Non-Excess Realized Loss on a related Discount Loan to the extent set forth in this term sheet supplement through the operation of any Class PO Deferred Payment Writedown Amount.

The allocation of the principal portion of Realized Losses described in this term sheet supplement to the subordinate certificates on any Distribution Date will decrease the protection provided to the related senior certificates then outstanding on future Distribution Dates by reducing the aggregate Certificate Principal Balance of those subordinate certificates then outstanding.

In addition, in order to extend the period during which the subordinate certificates remain available as credit enhancement for the senior certificates, the entire amount of the applicable Non-PO Percentage of any prepayment of principal with respect to a Loan will be allocated to the senior certificates of the related certificate group then entitled to principal distributions (other than the related Class PO certificates) during at least the first five years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described in this term sheet supplement.  This allocation has the effect of accelerating the amortization of the related senior certificates as a group (other than the related Class PO certificates) while, in the absence of losses in respect of the Loans, increasing the percentage interest in the principal balance of the Loans evidenced by the related subordinate certificates.

After the payment of amounts distributable in respect of the senior certificates on each Distribution Date, the subordinate certificates will be entitled to the remaining portion, if any, of the aggregate Available Funds related to each loan group, in an amount equal to the Accrued Certificate Interest on the related subordinate certificates for that Distribution Date (which includes any remaining undistributed Accrued Certificate Interest from previous Distribution Dates) and the sum of the Allocable Shares of those classes of related subordinate certificates.  These amounts distributed to the holders of the subordinate certificates will not be available to cover any shortfalls in distributions or any Realized Losses on subsequent Distribution Dates.

Priority Among Subordinate Certificates

On each Distribution Date, the holders of any particular class of subordinate certificates will have a preferential right to receive the amounts due to them on such Distribution Date out of Available Funds for each loan group in the aggregate prior to any distribution being made on such date on each class of subordinate certificates ranking subordinate to such class.

In addition, with respect to any loan group, the applicable Non-PO Percentage of the principal portion of any Non-Excess Realized Loss and any Class PO Deferred Payment Writedown Amount will be allocated, to the extent set forth in this term sheet supplement, in reduction of the certificate principal balances of the related subordinate certificates in inverse order of priority of such certificates.  The effect of the allocation of such Realized Losses and of any Class PO Deferred Payment Writedown Amount to a class of subordinate certificates will be to reduce future distributions allocable to such class and increase the relative portion of distributions allocable to more senior classes of subordinate certificates and the senior certificates of the related loan group.

In order to maintain the relative levels of subordination among the subordinate certificates, the applicable Non-PO Percentage of prepayments and certain other unscheduled recoveries of principal in respect of the Loans (which in certain cases may not be distributable to those certificates for at least the first five years after the date of initial issuance of the certificates) will not be distributable to the holders of any class of subordinate certificates on any Distribution Date for which the related Class Prepayment Distribution Trigger is not satisfied.  See “—Principal” above.  If the Class Prepayment Distribution Trigger is not satisfied with respect to any class of subordinate certificates (other than the Class B-1 certificates), the amortization of more senior ranking classes of subordinate certificates may occur more rapidly than would otherwise have been the case.

As a result of the subordination of the subordinate certificates, these certificates in decreasing order of priority of payment will be more sensitive than more senior ranking classes of related certificates to the rate of delinquencies and defaults on the Loans, and under certain circumstances investors in such certificates may not recover their initial investment.

Cross-Collateralization

On each related Distribution Date, funds available from the specified loan groups and otherwise payable to the subordinate certificates are required to be applied to payment of the senior certificates as follows: (i) first, to cover any Accrued Certificate Interest on such senior certificates (other than the principal only certificates) remaining unpaid, (ii) second, prior to the Cross-Over Date, in respect of PO Deferred Amounts for the Class PO certificates then payable but not paid from Available Funds for the related loan group, (iii) third, to pay principal of the senior certificates of an Undercollateralized Group, and (iv) fourth, to maintain subordination levels under limited circumstances where the senior certificates (other than the Class PO certificates and interest only certificates) of one or more certificate groups have been paid in full as described below.

To the extent any Accrued Certificate Interest with respect to any class of senior certificates of any certificate group, remains unpaid, Available Funds remaining from the other loan groups after payments on senior certificates related to such loan group, will be applied to cover such unpaid Accrued Certificate Interest, and, to the extent payable to more than one class within a certificate group, will be applied pro rata based on the amounts of such unpaid Accrued Certificate Interest to the extent there are insufficient funds to pay such amounts in full.

Prior to the Cross-Over Date, to the extent any PO Deferred Amount then payable has not been paid from PO Recoveries and any other Available Funds for the related loan group then, following any payments to the related senior certificates pursuant to the preceding paragraphs, amounts that would otherwise constitute the Subordinate Principal Distribution Amount for the related subordinate certificates will be applied to pay any such unpaid PO Deferred Amounts.

If on any Distribution Date a certificate group is an Undercollateralized Group, then all amounts otherwise distributable as principal on the subordinate certificates as the Subordinate Principal Distribution Amount (other than amounts needed to pay any amounts as described above) will be paid to the senior certificates (other than the related interest only certificates and Class PO certificates) related to such Undercollateralized Group as principal in accordance with the priorities set forth above under “—Allocation of Available Funds” until the aggregate Certificate Principal Balance of the senior certificates (other than the related interest only certificates and Class PO certificates) related to such Undercollateralized Group equals the aggregate Principal Balance of the Loans in the related loan group (with respect to any applicable loan group, net of the PO Percentage of the Discount Loans in such loan group).  Amounts allocated to a certificate group pursuant to this provision will be paid to the senior certificates of that loan group (other than the related interest only certificates and Class PO certificates) in accordance with the priority of payment set forth above under “—Allocation of Available Funds.”

On or after the date on which the certificate principal balances of all of the classes of the senior certificates in any certificate group have been reduced to zero, amounts otherwise distributable as principal on the related subordinate certificates, up to the applicable Apportioned Subordinate Principal Distribution Amount (representing generally the portion of the Subordinate Principal Distribution Amount attributable to Loans contributing to the loan group with respect to which the related senior certificates have been paid in full), will be allocated to the other certificate group or Groups and paid to such senior certificates in accordance with the priorities set forth above for the applicable Group under “—Allocation of Available Funds,” provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for such Distribution Date is less than twice the initial Aggregate Subordinate Percentage or (b) the average outstanding principal balance of Loans in any loan group delinquent 60 days or more over the last six months (including for this purpose any of such Loans in bankruptcy or foreclosure and such Loans with respect to which the related Mortgaged Property has been acquired by the trust) as a percentage of the related Group Subordinate Amount is greater than or equal to 50%.

Any application of the Subordinate Principal Distribution Amount pursuant to the preceding four paragraphs will reduce distributions of such amount in reverse order of priority pursuant to priorities set forth above in “—Allocation of Available Funds.”

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the trust fund, the master servicer, the servicers and the trust administrator will receive from the assets of the trust fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:
Master Servicer	monthly	Investment earnings on amounts on deposit in the Collection Account.	Deducted by the master servicer from the Collection Account before remittance to the Distribution Account for payment of any amounts to Certificateholders.
Servicer	monthly

A monthly fee paid to each servicer out of interest collections received from the related Loan calculated on the outstanding principal balance of each Loan at a rate equal to approximately 0.25% per annum divided by 12.

Deducted by the applicable servicer from interest collections in respect of each Loan serviced by that servicer, before remittance to the master servicer.
Trust Administrator	monthly	Investment earnings on amounts on deposit in the Distribution Account	Deducted by the trust administrator before payment of any amounts to Certificateholders.

The trustee and the custodian will be compensated separately by the trust administrator out of the trust administrator’s compensation.

None of the fees set forth in the table above may be changed without amendment of the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Amendment”.

Expenses of the master servicer, each servicer, the custodian, the trustee and the trust administrator will be reimbursed before payments are made on the Certificates.

Example of Distributions

The following sets forth an example of collection of payments from borrowers on the Loans, transfer of amounts among the Trust Accounts, and distributions on the Certificates for the Distribution Date in March of a given year:

March 1 through March 31	Collection Period and Prepayment Period for prepayments received from Loans:

Principal payments received by each servicer during the related Collection Period (March 1 through March 31) and principal prepayments received by each servicer during the related Prepayment Period (March 1 through March 31) will be deposited into each servicer’s Collection Account for remittance to the master servicer on the Servicer Remittance Date.

April 18	Servicer Remittance Date:	The servicer will remit collections, advances and recoveries in respect of the Loans to the master servicer for deposit into the Collection Account as specified in the related servicing agreement.

March 31 or April 24	Record Date:

Distributions will be made to Certificateholders of record for all applicable classes as of the last day of the preceding calendar month, or the business day immediately before the related Distribution Date, as applicable.

April 25	Distribution Date:

On the 25th day of each month (or if the 25th day is not a business day, the next business day), the trust administrator will make distributions to Certificateholders from amounts on deposit in the Distribution Account.

Succeeding months follow the same pattern.

THE POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement requires the master servicer to enforce the servicers’ obligations to service the Loans pursuant to the related Servicing Agreements.  The trust created under the Pooling and Servicing Agreement will consist of (i) all of the depositor’s right, title and interest in the Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the trustee and the trust administrator under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the rights of the depositor under the Servicing Agreements, (vi) the Net WAC Rate Carryover Reserve Account and the trust administrator’s rights under the interest rate cap agreement, interest rate swap agreement, if any, and policy, if any, and (vii) the rights of the depositor under the Mortgage Loan Purchase Agreement.  With respect to any Series for which there is an interest rate cap agreement or an interest rate swap agreement, a supplemental interest trust may be formed that will hold certain accounts related to such interest rate cap agreement or interest rate swap agreement.

The NIMS insurer, if any, will be a third party beneficiary of the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement.  In addition, the NIMS insurer, if any, will have several rights under the Pooling and Servicing Agreement including, but not limited to, the rights set forth under “Risk Factors—Rights of the NIMS Insurer” in this term sheet supplement.

The certificates will be transferable and exchangeable at the corporate trust office of the trust administrator.

Assignment of the Loans

Unless the term sheet specifies that a certain amount of loans will be "pre-funded", on the Closing Date, the depositor will transfer to the issuing entity all of its right, title and interest in and to each Loan, the related mortgage note, Mortgage, assignment of mortgage in recordable form in blank or to the trustee and other related documents, including all scheduled payments with respect to each such Loan due after the Cut-off Date.  The trust administrator, concurrently with such transfer, will deliver the certificates to the depositor.  Each Loan transferred to the issuing entity will be identified on a Loan schedule delivered to the trustee pursuant to the Pooling and Servicing Agreement.  The Loan schedule will include information such as the Cut-off Date Principal Balance of each Loan, its Mortgage Rate as well as other information with respect to each Loan.  If the term sheet specifies that certain loans will be "pre-funded", see "—Pre-Funding and Conveyance of Subsequent Loans" in this term sheet supplement.

The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or a custodian, as the trustee’s agent for such purpose) the mortgage notes endorsed to the trustee on behalf of the certificateholders and the other related documents.  In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the originator.

Assignments of the Loans to the trustee (or its nominee) will be recorded by the applicable servicer in the appropriate public office for real property records, except (i) in states where, in the opinion of counsel addressed to the trustee, such recording is not required to protect the trustee’s interests in the Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the transferor, (ii) in states where recordation is not required by any Rating Agency to obtain the initial ratings on the certificates described in the related term sheet or (iii) with respect to any mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered.  Instead, pursuant to each Servicing Agreement the applicable servicer will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.  It is not expected that the assignments of mortgages will be required to be recorded in any jurisdiction.

Within 45 days of the Closing Date, the trustee, or a custodian on its behalf, will review the Loans and the other related documents pursuant to the Pooling and Servicing Agreement and if any Loan or other related document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the transferor, by the trustee, or a custodian on its behalf, the transferor will be obligated to either (i) substitute for such Loan a Qualified Substitute Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs created thereunder as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Loan at the Purchase Price.  The Purchase Price will be required to be remitted for deposit in the Distribution Account on or prior to the next succeeding Determination Date as set forth in the related Servicing Agreement after such obligation arises.  The obligation of the transferor to repurchase or substitute for a Deleted Loan is the sole remedy regarding any defects in the Loans and other related documents available to the trustee or the certificateholders.

Pursuant to the Pooling and Servicing Agreement, the transferor will make, among others, the following representations and warranties with respect to each Loan as of the Closing Date:

(i)

The information set forth in the Loan schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Loan schedule;

(ii)

Immediately prior to the transfer and assignment contemplated herein, the transferor was the sole owner and holder of the Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

(iii)

The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the trustee or to the master servicer with, any mortgage establishes in the transferor a valid and subsisting first lien on the property described therein and the transferor has full right to sell and assign the same to the trustee;

(iv)

Neither the transferor nor any prior holder of the mortgage or the related mortgage note has modified the mortgage or the related mortgage note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the trustee or the master servicer;

(v)

All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item that remains unpaid; and the transferor has not advanced funds, or received any advance of funds by a party other than the mortgagor, directly or indirectly for the payment of any amount required by the mortgage, except for interest accruing from the date of the mortgage note or date of disbursement of the Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related mortgage note;

(vi)

The Mortgaged Property is undamaged by water, fire, earthquake or other earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the transferor makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Loan or the use for which the premises were intended and to the best of the transferor’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

(vii)

The Mortgaged Property is free and clear of all mechanics’ and materialmen’s liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the trustee by the transferor;

(viii)

Except for Loans secured by co-op shares and Loans secured by residential long term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the transferor’s knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(ix)

The Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Loan is not usurious;

(x)

To the best of the transferor’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(xi)

Payments required to be made up to but not including the Due Date immediately preceding the Cut-Off Date for such Loan under the terms of the related mortgage note have been made, unless otherwise specified in the related term sheet;

(xii)

The mortgage note, the related mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the transferor’s knowledge, all parties to the mortgage note and the mortgage had legal capacity to execute the mortgage note and the mortgage and each mortgage note and mortgage has been duly and properly executed by the mortgagor;

(xiii)

All Loans were originated in compliance with all applicable laws, including, but not limited to, all applicable anti-predatory lending laws;

(xiv)

No Loan is a High Cost Loan or Covered Loan, as applicable, and no Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.  No Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Loan is in violation of any comparable state or local law;

(xv)

No Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.6 Revised, Appendix E);

(xvi)

The proceeds of the Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on site or off site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Loan have been paid, except recording fees with respect to mortgages not recorded as of the Closing Date;

(xvii)

The Loan (except any Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the transferor is the sole insured of such mortgagee title insurance policy, the assignment to the trustee of the transferor’s interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related mortgage, including the transferor, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

(xviii)

The Mortgaged Property securing each Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding Principal Balance of the Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding Principal Balance of the Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the mortgagor thereunder to maintain all such insurance at the mortgagor’s cost and expense;

(xix)

To the best of the transferor’s knowledge, no foreclosure action is currently threatened or has been commenced with respect to the Loan and the transferor has not waived any default, breach, violation or event of acceleration;

(xx)

No mortgage note or mortgage is subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the mortgage note or Mortgage, or the exercise of any right thereunder, render the mortgage note or mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set off, counterclaim or defense, including the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto;

(xxi)

Each mortgage note is payable in monthly payments;

(xxii)

Each mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

(xxiii)

To the best of the transferor’s knowledge, no mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

(xxiv)

Each Mortgaged Property consists of a one to four unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned-unit development or, in the case of Loans secured by co op shares, leases or occupancy agreements;

(xxv)

The Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(xxvi)

With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

(xxvii)

In the event that the mortgagor is an inter vivos “living” trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated;

(xxviii)

If the Loan is secured by a long term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or (b) allow the termination of the lease in the event of damage or destruction as long as the mortgage is in existence; (4) the term of such lease does not terminate earlier than five years after the maturity date of the mortgage note; and (5) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(xxix)

The Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

(xxx)

The Loan was underwritten in accordance with the underwriting guidelines of the related Originator in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

(xxxi)

The Originator used no adverse selection procedures in selecting the Loan from among the outstanding first-lien, residential loans owned by it which were available for sale to the transferor;

(xxxii)

With respect to each Loan, the transferor is in possession of a complete mortgage file except for the documents which have been delivered to the trustee or which have been submitted for recording and not yet returned;

(xxxiii)

As of the Cut-off Date, the range of original loan-to-value ratios of the Loans is within the range specified in the Pooling and Servicing Agreement, and a certain number of Loans specified in the collateral materials accompanying the related term sheet, representing a certain specified percentage of the Cut-off Date Pool Balance, had Loan-to-Value Ratios at origination in excess of 80.00%.  A certain number of Loan may be subject to a primary insurance policy, as specified in the related term sheet;

(xxxiv)

With respect to each Loan, the related Servicing Agreement requires the related servicer to deposit into the related Protected Account an amount equal to all payments of principal and interest on such Loan that are delinquent at the close of business on the related Determination Date and not previously advanced by such servicer.  The obligation of such servicer to advance such payments as to such Loan will continue through the final disposition or liquidation of the Mortgaged Property, unless such Servicer deems such advance to be nonrecoverable from liquidation proceeds, REO disposition proceeds, condemnation proceeds or Insurance Proceeds with respect to such Loan;

(xxxv)

With respect to each Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and, at the time such Loan was originated, each prepayment penalty complied with applicable federal, state and local law, subject to federal preemption where applicable;

(xxxvi)

No mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, property, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, property, accident, unemployment, mortgage or health insurance) in connection with the origination of the Loan.  No proceeds from any Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Loan;

(xxxvii)

No subprime Loan originated on or after October 1, 2002 will impose a prepayment premium for a term in excess of three years.  Any Loans originated prior to such date, and any non-subprime loans, will not impose prepayment penalties in excess of five years;

(xxxviii)

The servicer for each Loan has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit filed to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

(xxxix)

No Loan originated on or after August 1, 2004 requires the mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Loan transaction.

Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Loan and related loan documents, the transferor will have a period of 90 days after the earlier of discovery or notice of the breach to effect a cure.  If the breach cannot be cured within the 90-day period (subject to certain time extensions), the transferor will be obligated to purchase the Loan at the Purchase Price or substitute an eligible substitute loan or loans for the affected Loan.  The Purchase Price will be required to be deposited in the Collection Account on or prior to the date the master servicer is required to remit amounts on deposit in the Collection Account to the trust administrator for deposit into the Distribution Account in the month after the purchase obligation arises.  The obligation of the transferor to purchase or substitute for a defective Loan is the sole remedy regarding breaches of representations and warranties relating to the Loans available to the trustee or the certificateholders.

In connection with the substitution of a Loan, the transferor will be required to remit any Substitution Adjustment Amount, if applicable.

Collection and Other Servicing Procedures

Each servicer will act in accordance with the servicing standard set forth in the applicable Servicing Agreement to ensure that all payments required under the terms and provisions of the Loans that it is servicing are collected, and will be required to follow collection procedures comparable to the collection procedures of mortgage lenders servicing Loans for its own account, to the extent such procedures are consistent with the applicable Servicing Agreement and any primary mortgage insurance policy.  Consistent with the foregoing, each servicer may in its discretion waive, modify, or vary or permit to be waived, modified or varied, any term of any Loan that it is servicing, subject to the restrictions set forth in the applicable Servicing Agreement.  If a credit risk manager has been appointed for the related series, under a separate credit risk management agreement between the credit risk manager and each servicer, the credit risk manager will provide certain monitoring and advisory services with respect to delinquent Loans.

If a Mortgaged Property has been or is about to be conveyed by the mortgagor and the applicable servicer has knowledge thereof, that servicer will be required to accelerate the maturity of the Loan, to the extent permitted by the terms of the related mortgage note and applicable law.  If it reasonably believes that the due on sale clause cannot be enforced under applicable law, the applicable servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon.  Generally, the servicers will retain any fee collected for entering into an assumption agreement, as additional servicing compensation.  In regard to circumstances in which the servicers may be unable to enforce due on sale clauses, see “Certain Legal Aspects of Residential Loans—Enforceability of Certain Provisions” in the prospectus.

As provided in the Servicing Agreements, the servicers will be required to establish and maintain one or more accounts (each, a “Servicing Account”) into which the servicers will deposit and retain all collections from the mortgagor for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagor as provided in the Servicing Agreements.  Each Servicing Account and the investment of deposits in those accounts must comply with the requirements of the Servicing Agreements and must meet the requirements of the Rating Agencies.  Withdrawals of such amounts from the Servicing Accounts may be made only to remit funds to the master servicer on the applicable Servicer Remittance Date, to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the master servicer or servicer for any advances made with respect to such items, to refund to any mortgagor any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the Servicing Accounts, to pay earnings not required to be paid to mortgagors to the servicers, or to clear and terminate the Servicing Accounts at, or at any time after, the termination of the applicable Servicing Agreements.

The servicers will be required to maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

Hazard Insurance

Each servicer will be required to maintain and keep, or cause to be maintained and kept, with respect to each Loan that it is servicing, other than a Loan secured by a condominium unit, in full force and effect for each Mortgaged Property a hazard insurance policy equal to at least the lesser of the unpaid Principal Balance of the Loan or the maximum insurable value of the improvements securing such Loan and containing a standard mortgagee clause; provided, however, that the amount of the hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy.  Any amounts collected by the servicers under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the borrower in accordance with normal servicing procedures) shall be deposited in a Protected Account (as defined below).  Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the Loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the Loan so permit.  Such costs shall be recoverable by the related servicer out of related late payments by the borrower or out of Insurance Proceeds or liquidation proceeds or any other amounts in the related Protected Account.  The right of the servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related Insurance Proceeds or liquidation proceeds or any other amounts in the related Protected Account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy.  Although the policies relating to the Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law.  Such policies typically do not cover any physical damage resulting from the following:  war, revolution, governmental actions, floods and other water related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief.  The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the Mortgaged Properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, such clause typically provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the Loans may decline as the Principal Balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

If the Mortgaged Property securing a Loan is located at the time of origination in a federally designated flood area, the applicable servicer generally will be required to cause to be maintained with respect to such Loan flood insurance to the extent available and in accordance with industry practices.  Such flood insurance generally will be in an amount equal to the lesser of (i) the unpaid Principal Balance of the related Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program).

The servicers, on behalf of the trustee, the certificate insurer, if any, and certificateholders, will be required to present claims to the insurer under any applicable hazard or flood insurance policy.  As set forth above, all collections under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with normal servicing procedures are to be deposited in a Protected Account.  The servicers are required to deposit in a Protected Account the amount of any deductible under a blanket hazard insurance policy.

Realization upon Defaulted Loans

Each servicer will be required to take such action as it deems to be in the best interest of the issuing entity with respect to defaulted Loans that it is servicing and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted Loans as to which no satisfactory collection arrangements can be made.  To the extent set forth in the related Servicing Agreement or any primary mortgage insurance policy, each servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure and liquidation of the related Mortgaged Property in accordance with procedures that the servicer employs and exercises in servicing and administering loans for its own account and which are in accordance with mortgage servicing practices of mortgage lenders servicing loans of the same type as the applicable Loans.

Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the Principal Balance of the defaulted Loan together with accrued interest thereon at its Mortgage Rate.

Servicing and Master Servicing Compensation and Payment of Expenses

The master servicer will be entitled to compensation for its activities under the Pooling and Servicing Agreement as set forth therein.  Such compensation will be paid prior to distributions on the certificates.  Each of the servicers will be entitled to receive a fee (the “Servicing Fee”) as compensation for its activities under the related Servicing Agreement equal to the Servicing Fee Rate multiplied by the scheduled Principal Balance of each Loan it services as of the Due Date in the month preceding the month in which the related Distribution Date occurs.  However, Prepayment Interest Shortfalls on the Loans in any Prepayment Period will be required to be offset by the related servicer (or the master servicer to the extent the related servicer fails to offset) on the related Distribution Date to the extent of Compensating Interest payments required to be made as described in the related term sheet.

In addition to the primary compensation described above, the applicable servicer generally will retain all assumption fees, tax service fees, fees for statement of account payoff and late payment charges, all to the extent collected from borrowers.  Generally, prepayment premiums, penalties and charges, if any, will be distributed to the holders of the Class P certificates, or will be retained by the applicable servicer.

The applicable servicer will be required to pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the related term sheet).

Protected Accounts

Each servicer will be required to establish and maintain one or more accounts (the “Protected Accounts”) into which it will deposit daily all collections of principal and interest on any Loans that it is servicing, including principal prepayments, Insurance Proceeds, liquidation proceeds, the Purchase Price for any Loans repurchased, and advances made from the servicer’s own funds (less the applicable Servicing Fee).  All Protected Accounts and amounts at any time credited to them must comply with the requirements of the applicable Servicing Agreements and must meet the requirements of the Rating Agencies.

Collection Account and Distribution Account

The master servicer will be required to establish and maintain an account (the “Collection Account”) into which it will deposit amounts received from each servicer and advances (to the extent required to make advances) made from the master servicer’s own funds.  The Collection Account may be deemed to be a subaccount of the Distribution Account, and both the Collection Account and amounts at any time credited to it must comply with the requirements of the Pooling and Servicing Agreement and must meet the requirements of the Rating Agencies.  The master servicer will be required to deposit in the Collection Account at the close of business on the related Servicer Remittance Date, as received, the following amounts:

(1)

With respect to the Loans, all amounts received from the servicers as of the close of business on the related Servicer Remittance Date including:

(a)

all payments on account of principal of the Loans, including unscheduled principal prepayments on the Loans;

(b)

all payments on account of interest on the Loans adjusted to the Net Mortgage Rate;

(c)

all net Insurance Proceeds and net proceeds from the liquidation of Loans, including condemnation proceeds, to the extent those proceeds are not to be applied to the restoration or repair of the related Mortgaged Property or released to the related mortgagor in accordance with the applicable servicer’s normal servicing procedures;

(d)

any amounts deposited in the Collection Account by the master servicer in connection with any losses on the investments permitted by the Pooling and Servicing Agreement;

(e)

any amounts deposited in the Collection Account by the master servicer in connection with a deductible clause in any blanket hazard insurance policy;

(f)

all proceeds of a primary mortgage guaranty insurance policy, if any; and

(g)

the net monthly rental income from the REO Properties;

(2)

Advance amounts;

(3)

any amounts payable in connection with the purchase of any Loan and any Substitution Adjustment Amounts; and

(4)

Compensating Interest payments.

On the business day prior to each Distribution Date, the master servicer will withdraw or cause to be withdrawn from the Collection Account and will be required to remit to the trust administrator for deposit in the Distribution Account the Available Funds for such Distribution Date.

As compensation for its master servicing obligations, the master servicer will be entitled to receive all investment earnings on amounts in the Collection Account and may receive a monthly fee.

The trust administrator will be required to establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the “Distribution Account”), into which will be deposited on the day prior to each Distribution Date, amounts withdrawn from the Collection Account for distribution to certificateholders on each Distribution Date, any amounts the master servicer must deposit in connection with any losses on the investments permitted by the Pooling and Servicing Agreement and any other amounts required to be deposited under the Pooling and Servicing Agreement.  The Distribution Account will be an account meeting the eligibility requirements of the Pooling and Servicing Agreement.  Amounts on deposit in the Distribution Account may be invested for the benefit of the trust administrator in the investments permitted by the Pooling and Servicing Agreement maturing on or before the business day prior to the related Distribution Date unless the investments are invested in obligations of, or obligations managed by, the institution that maintains the Distribution Account, in which case the investments may mature on the related Distribution Date.

As compensation for its trust administrator obligations, the trust administrator will be entitled to receive all investment earnings on amounts in the Distribution Account.

Statements to Holders of Certificates

On each Distribution Date, the trust administrator will forward or cause to be forwarded to each holder of the certificates and to the depositor a statement which may include the following information:

(1)

the applicable Record Dates, accrual periods, determination dates for calculating distributions and actual Distribution Dates;

(2)

the total cash flows received and the general sources thereof;

(3)

the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees and other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of the certificates to prepare their tax returns or which a holder of certificates reasonably requests for this purpose;

(4)

the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

(5)

the amount, if any, of the distribution allocable to principal (by class);

(6)

the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry forwards);

(7)

with respect to any overcollateralization series, the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

(8)

interest rates, as applicable, of the mortgage loans and the certificates;

(9)

the beginning and ending balance of the Carryover Reserve Fund or similar account, if any, together with any material account activity;

(10)

the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

(11)

as to any senior/subordinate series, information as to the remaining amount of protection against losses afforded to the holders of senior certificates by the subordination provisions and information regarding any shortfalls in payments to the holder of senior certificates which remain outstanding;

(12)

the outstanding Principal Balance or notional amount of each class after giving effect to the distribution of principal on the Distribution Date;

(13)

the number and balance of mortgage loans, together with updated mortgage pool composition information;

(14)

the aggregate amount of any Advances included in the distributions on the Distribution Date (including the general purpose of such Advances), the aggregate amount of unreimbursed Advances at the close of business on the Distribution Date, and the general source of funds for reimbursements;

(15)

if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

(16)

material breaches of mortgage loan representation or warranties or transaction covenants;

(17)

information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers and whether the trigger was met;

(18)

information regarding any new issuance of securities backed by the same mortgage pool, any mortgage pool changes, such as additions or removals in connection with a prefunding and mortgage pool substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding accounts, if applicable;

(19)

any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or mortgage loan selection criteria or procedures, as applicable, used to originate, acquire or select new mortgage loans;

(20)

the number and aggregate Principal Balance of any Loan in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

(21)

the book value of any Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the Distribution Date;

(22)

as to any series including one or more classes of accrual securities, the interest accrued on each class with respect to the related Distribution Date and added to the principal balance of the certificates;

(23)

the principal balance of the certificates of a minimum denomination certificate, and the aggregate principal balance of all the certificates of that series, after giving effect to the amounts distributed on the Distribution Date;

(24)

the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable Distribution Date and a description of any change in the calculation of these amounts; and

(25)

additional information as required under the Pooling and Servicing Agreement and specified in the related term sheet and the related prospectus supplement.

Information furnished pursuant to clauses (3), (5) and (6) above may be expressed as a dollar amount per minimum denomination certificate.

Within a reasonable period of time after the end of each calendar year, the trust administrator will furnish or cause to be furnished a report to every person who was a holder of record of a certificate at any time during the calendar year.  This report will set forth the aggregate of amounts reported pursuant to clauses (3), (5) and (6) of the immediately preceding paragraph for the related calendar year or if the person was a holder of record during a portion of the calendar year, for the applicable portion of that year.  Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of certificates contemporaneously with the distribution on that particular class.  In addition, the monthly reports will be posted on the website of the Securities and Exchange Commission at http://www.sec.gov.

In addition, the trust administrator will file with the Internal Revenue Service and furnish to certificateholders the statements or information as may be required by the Code or applicable procedures of the Internal Revenue Service.

Evidence as to Compliance

The Pooling and Servicing Agreement will provide that on or before a specified date in each year, each party participating in the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement and Servicing Agreements will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement or Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer or trustee.  These items will be filed with the issuer’s annual report on Form 10-K, to the extent required under Regulation AB.

Credit Risk Manager

If a credit risk manager has been appointed for the related series, the credit risk manager will monitor and make recommendations to the servicer or servicers, as applicable, regarding certain delinquent and defaulted Loans.  The credit risk manager will rely on Loan data that is provided to it by the servicers and the master servicer in performing its advisory and monitoring functions.

The credit risk manager will be paid a monthly fee from amounts on deposit in the Distribution Account and is calculated at the credit risk manager fee rate specified in the related term sheet.

Certain Matters Regarding the Master Servicer

The Pooling and Servicing Agreement will generally provide that the master servicer may resign from its obligations and duties thereunder upon appointment of a successor and receipt by the trustee of confirmation from each Rating Agency that such resignation and appointment will not result in a downgrade of the ratings of any of the certificates or upon determination, evidenced by an opinion of counsel to such effect, that the performance of such duties is no longer permissible under applicable law.  No such resignation will become effective until the trustee or a successor master servicer has assumed the obligations and duties of the master servicer to the extent required under the Pooling and Servicing Agreement.  The master servicer also has the right to assign, sell or transfer its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation is qualified to service Loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Pooling and Servicing Agreement with respect to the qualifications of such purchaser or transferee.  If the trust administrator and the master servicer are the same entity, then at any time such trust administrator resigns or is removed as trust administrator, the master servicer shall likewise be removed as master servicer.

The Pooling and Servicing Agreement will generally provide that neither the master servicer nor any of its directors, officers, employees and agents shall be under any liability to the trust for taking any action or for refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment made in good faith; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranties or representations made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the master servicer’s duties or by reason of reckless disregard of the master servicer’s obligations and duties thereunder.  In addition, the Pooling and Servicing Agreement will provide that the master servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties and which in its opinion may involve it in any expense or liability.  The master servicer may, however, undertake any such action which it may deem necessary or desirable in respect of the Pooling and Servicing Agreement and the rights and duties of the parties to it.  In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the master servicer will be entitled to be reimbursed therefor from the trust.

The Servicing Agreements generally provide similar protections to the servicers as are provided to the master servicer under the Pooling and Servicing Agreement described above.

Any corporation into which the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the master servicer is a party, or any corporation succeeding to the business of the master servicer will be the successor of the master servicer under the Pooling and Servicing Agreement, provided that any such successor to the master servicer shall be qualified to service loans on behalf of Fannie Mae or Freddie Mac.

The Pooling and Servicing Agreement will provide that the master servicer, the trust administrator, the depositor, the transferor, the custodians and any director, officer, employee or agent of the master servicer, the trust administrator, the depositor, the custodians or the transferor will be indemnified by the trust and will be held harmless against any loss, liability or expense (i) that is incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority, (ii) that is incurred in connection with the performance of their respective duties and obligations and the exercise of or the failure to exercise their rights under the Pooling and Servicing Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of such duties or incurred by reason of reckless disregard of their duties and obligations under the Pooling and Servicing Agreement, or (iii) that is incurred in connection with any legal action relating to the Pooling and Servicing Agreement, the Loans or the certificates.  The trust shall fulfill such obligation from amounts on deposit in the Collection Account.

Events of Servicing Termination

An “Event of Servicing Termination” with respect to the master servicer under the Pooling and Servicing Agreement will consist of, among other things, (i) failure by the master servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the master servicer pursuant to the Pooling and Servicing Agreement, and such failure continues unremedied for one business day, (ii) failure by the master servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Pooling and Servicing Agreement to be performed by it that materially affects the rights of certificateholders, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the master servicer, (iii) the entry against the master servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, (iv) consent by the master servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the master servicer or substantially all of its property, (v) admission by the master servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations, or (vi) the assignment or delegation by the master servicer of its duties or rights under the Pooling and Servicing Agreement in contravention of the provisions in the Pooling and Servicing Agreement permitting such assignment or delegation.

In each and every such case, so long as such Event of Servicing Termination with respect to the master servicer shall not have been remedied, the trustee may (i) at the written direction of the holders of certificates aggregating ownership of not less than 25% of the voting rights described below under “—Voting Rights,” or (ii) if such Event of Servicing Termination is related to a failure by the master servicer to make any Advance required to be made by it pursuant to the terms of the Pooling and Servicing Agreement, the trustee shall, in each case by notice in writing to the master servicer, with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the master servicer under the Pooling and Servicing Agreement and in and to the Loans master serviced by the master servicer and the proceeds thereof.  Upon the receipt by the master servicer of such written notice, all authority and power of the master servicer under the Pooling and Servicing Agreement, whether with respect to the certificates, the Loans, the Servicing Agreements, or under any other related agreements (but only to the extent that such other agreements relate to the Loans) shall, subject to the provisions of the Pooling and Servicing Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the trustee.

Upon receipt by the master servicer of a notice of termination or delivery of an opinion of counsel to the trustee to the effect that the master servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the trustee shall automatically become the successor in all respects to the master servicer in its capacity under the Pooling and Servicing Agreement and the transactions set forth or provided for in the Pooling and Servicing Agreement and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities placed on the master servicer by the terms and provisions of the Pooling and Servicing Agreement; provided, however, that the trustee (i) will be under no obligation to repurchase any Loan; and (ii) will have no obligation whatsoever with respect to any liability incurred by the prior master servicer.  As compensation therefor, the trustee shall be entitled to all funds relating to the Loans and all other compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred.  Notwithstanding the above, the trustee may, if it is unwilling so to act, or shall, if it is legally unable so to act or is requested in writing to do so by holders of certificates aggregating not less than 25% of the voting rights, appoint, or petition a court of competent jurisdiction to appoint, any established Loan servicing institution and is a Fannie Mae or Freddie Mac approved seller/servicer (and which meets certain other requirements provided in the Pooling and Servicing Agreement) as the successor to the master servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the Pooling and Servicing Agreement.  Pending appointment of a successor to the master servicer under the Pooling and Servicing Agreement, the trustee shall act in such capacity as provided under the Pooling and Servicing Agreement.  In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor as it and such successor shall agree; provided, however, that such compensation may not be in excess of the compensation permitted the master servicer as provided above, and that such successor will be required to undertake and assume the obligations of the master servicer to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Pooling and Servicing Agreement.  Notwithstanding the foregoing, in the case of such appointment and assumption, the trustee will be entitled to reimbursement from the master servicer or the trust (provided that the trust will be entitled to reimbursement from the master servicer) for any costs and expenses incurred in connection with the appointment of such successor master servicer.

Under each Servicing Agreement, an event of default by a servicer will generally occur if:  (a) the servicer fails to remit to the master servicer or the trust administrator, as applicable, any payment required to be made under the related Servicing Agreement which continues unremedied for the period specified in the related Servicing Agreement, (b) the servicer fails to duly observe or perform in any material respect any other of the covenants or agreements of the servicer set forth in the related Servicing Agreement which continues unremedied for the period set forth in the related Servicing Agreement, (c) certain insolvency events occur with respect to the servicer, or (d) if the servicer ceases to be approved as a servicer by Fannie Mae or Freddie Mac.

In the event of a default by a servicer under the related Servicing Agreement, the master servicer will be required under the Pooling and Servicing Agreement to enforce any remedies against the servicer, and will be required under the Pooling and Servicing Agreement to either find a successor servicer or assume the primary servicing obligations for the related Loans itself as set forth in the applicable Servicing Agreement.

Advances

If the scheduled payment on a Loan which was due on a related Due Date is delinquent (other than as a result of application of the Relief Act), the applicable servicer will be required to remit to the master servicer on its Servicer Remittance Date, an amount equal to such delinquency, net of the Servicing Fee except to the extent the servicer determines any such Advance to be nonrecoverable from liquidation proceeds, Insurance Proceeds or from future payments on the Loan for which such Advance was made.  Subject to the foregoing, such Advances will be made by the servicers through liquidation of the related Mortgaged Property.  If the applicable servicer fails to remit any required Advance, the master servicer will be required, subject to a recoverability determination, to deposit such Advance in the Distribution Account not later than one business day prior to the related Distribution Date to the same extent the related servicer is required to make such Advance pursuant to the related Servicing Agreement.  Any failure of the master servicer to make such advances would constitute an Event of Servicing Termination as discussed under “—Events of Servicing Termination” above.  The trustee, as successor master servicer, will be required to make any advance which the master servicer was required to make but failed to so make.

Modifications

In instances in which a Loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders, the master servicer or servicer may permit servicing modifications of the Loan rather than proceeding with foreclosure.  However, the master servicer’s and the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following:  (i) Advances and other amounts may be added to the outstanding Principal Balance of a Loan only once during the life of a Loan, (ii) any amounts added to the Principal Balance of the Loan, or capitalized amounts added to the Loan, will be required to be fully amortized over the remaining term of the Loan, (iii) all capitalizations are to be implemented in accordance with the sponsor’s standards and may be implemented only by servicers that have been approved by the master servicer for that purpose, (iv) the final maturity of any Loan shall not be extended beyond the assumed final Distribution Date, (v) no servicing modification with respect to a Loan will have the effect of reducing the Mortgage Rate below one half of the Mortgage Rate as in effect on the Cut-off Date, but not less than the Servicing Fee Rate, and (vi) the aggregate current Principal Balance of all Loans subject to modifications can be no more than five percent (5%) of the aggregate Principal Balance of the Loans as of the Cut-Off Date, but this limit may increase from time to time with the consent of the Rating Agencies.

Any Advances made on any Loan will be reduced to reflect any related servicing modifications previously made.  The Mortgage Rate and Net Mortgage Rate as to any Loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the term sheet) payable on the offered certificates will not be affected by the servicing modification.

The Trustee

An entity will be appointed to serve as trustee of the loans for the trust fund (referred to as the “trustee”).  The trustee will be entitled to the compensation set forth in the related term sheet.  The trustee will also be entitled to be reimbursed by the trust fund for certain expenses and indemnified for certain costs and liabilities in connection with the performance of its duties under the Pooling and Servicing Agreement.

In the event the master servicer defaults in the performance of its obligations pursuant to the terms of the Pooling and Servicing Agreement prior to the appointment of a successor, the trustee is obligated to perform such obligations until a successor master servicer is appointed.

The principal compensation to be paid to the trustee in respect of its obligations under the Pooling and Servicing Agreement will be set forth in a separate agreement between the trustee and the master servicer and such fee is required to be paid by the master servicer from its own compensation.

The Pooling and Servicing Agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability or expense (not including expenses and disbursements incurred or made by the trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the trustee, arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the trustee under the Pooling and Servicing Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under the Pooling and Servicing Agreement or as a result of a breach, or by reason of reckless disregard, of the trustee’s obligations and duties under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that amounts owing from the trust to the trustee in respect of the foregoing indemnification may be withdrawn and paid to the trustee, prior to the making of distributions to certificateholders.

The Trust Administrator

Wells Fargo Bank, N.A., a national banking association, will act as trust administrator pursuant to the Pooling and Servicing Agreement.  The trust administrator’s offices for purposes of presentment of certificates for registration of transfer, exchange or final payment is Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:  Corporate Trust Services – MARM 2007-2, and for all other purposes is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:  Corporate Trust Services.  The trust administrator will be entitled to compensation for its activities under the Pooling and Servicing Agreement equal to the investment earnings on all amounts on deposit in the Distribution Account.  The Pooling and Servicing Agreement will provide that the trust administrator and any director, officer, employee or agent of the trust administrator will be indemnified by the trust and will be held harmless against any loss, liability or expense:  (i) that is incurred by the trust administrator arising out of or in connection with any legal action relating to the Pooling and Servicing Agreement, the Loans or the certificates; (ii) that is incurred by the trust administrator arising out of or in connection with the performance of its obligations and duties under the Pooling and Servicing Agreement; or  (iii) that is incurred by reason of any action or inaction of the trust administrator taken at the direction of the holders of the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trust administrator’s duties under the Pooling and Servicing Agreement or that does not constitute an “unanticipated expense” within the meaning of the REMIC provisions of the Code.  The trust shall fulfill such obligation from amounts on deposit in the Distribution Account.

In the event the trust administrator is terminated or resigns pursuant to the Pooling and Servicing Agreement, the trustee or another successor trust administrator will be appointed to perform the obligations of the trust administrator.  The trustee or successor trust administrator will be entitled to be reimbursed by the master servicer for all reasonable costs and expenses associated with the transfer of the duties of the trust administrator and will be entitled to compensation equal to the compensation received by the trust administrator.  If the master servicer and the trust administrator are the same entity, then at any time the master servicer is terminated or resigns as master servicer, the trust administrator shall likewise be removed as trust administrator.

Pre-Funding and Conveyance of Subsequent Loans

If specified in the related term sheet, an amount may be deposited in a pre-funding account (the “pre-funding amount”) established and maintained by the trust administrator or the trustee, as applicable, on behalf of the certificateholders.  Any investment income earned from amounts in the pre-funding account will be paid to the transferor, and will not be available for distributions on the certificates or for acquisition of subsequent loans.  During the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the pre-funding account is less than the amount specified in the related term sheet or (ii) the date specified in the related term sheet (the “pre-funding period”), the depositor is expected to purchase loans (each, a “subsequent loan”) from the transferor and sell such loans to the issuing entity.  The maximum aggregate principal balance of subsequent loans to be transferred to the issuing entity, including the maximum balances with respect to each loan group, for a multi-group series, will be specified in the related term sheet.  The purchase price for each subsequent loan will be equal to its principal balance and will be paid from the pre-funding amount, allocated in the case of any multi-group series to the related loan group.  Accordingly, the purchase of subsequent loans will decrease the pre-funding amount and increase the aggregate Stated Principal Balance of the Loans.  The characteristics of the loans held by the issuing entity will vary upon the acquisition of subsequent loans.

The obligation of the issuing entity to purchase subsequent loans during the pre-funding period will be subject to the requirements specified in the related term sheet.  There will be no independent verification of whether the transferor has selected the subsequent loans pursuant to the subsequent loan criteria.

The addition of any subsequent loans to the related trust fund as described above will be disclosed in the issuing entity’s periodic distribution reports on Form 10-D, which are prepared and filed by the trust administrator.  In the event that at the end of the pre-funding period there are any remaining amounts on deposit in the pre-funding account with respect to a loan group, the remaining pre-funding amount will be added to available funds for the related Distribution Date and certificateholders will receive such remaining pre-funding amount as a principal prepayment.  In the case of any multi-group series, the amount distributed from the pre-funding account for the related loan group will be distributed to the certificates for the related group.  Although there can be no assurance, the depositor anticipates that there should be no material principal prepayment to the holders of the offered certificates due to a lack of subsequent loans.

Following the purchase of subsequent loans by the issuing entity, the mortgage pool (and each loan group, if a multi-group series) will be expected to have the approximate characteristics specified in the related term sheet and the collateral materials accompanying the related term sheet.

If specified in the related term sheet, the trust administrator or the trustee, as applicable, on behalf of the certificateholders, may establish the capitalized interest account, which will be funded on the Closing Date by the transferor.  Amounts in the capitalized interest account will be applied by the trust administrator or the trustee, as applicable, to pay interest on that portion of the certificates supported by the pre-funding amount.  On the Distribution Date after the end of the pre-funding period, any remaining funds in the capitalized interest account will be distributed to the transferor and the account will be terminated.

The pre-funding account and the capitalized interest account will each be an eligible account.  Amounts on deposit in the pre-funding account will be invested in eligible investments at the direction of the transferor, as described in the Pooling and Servicing Agreement; such eligible investments are required to mature no later than the business day before a subsequent transfer date and, in any case no later than the end of the pre-funding period.  Amounts on deposit in the capitalized interest account will be invested in eligible investments at the direction of the transferor, as described in the Pooling and Servicing Agreement; such eligible investments are required to mature no later than one business day prior to (or, in respect of an eligible investment that is an obligation of the trustee or the trust administrator, as applicable, on) the related Distribution Date.  All interest and any other investment earnings on amounts on deposit in the pre-funding account and the capitalized interest account will be paid to the transferor on the Distribution Date after the end of the pre-funding period.

Voting Rights

Voting rights will be allocated as specified in the Pooling and Servicing Agreement.

The voting rights, if any, allocated to a class of certificates will be allocated among all holders of that class, pro rata, based on a fraction the numerator of which is the certificate principal balance of each certificate of that class and the denominator of which is the class principal balance of that class.  However, any certificate registered in the name of any servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates will not be included in the calculation of voting rights as long as other certificates registered in the names of other entities remain outstanding.

If a Policy has been issued with respect to any insured certificates, for so long as there does not exist a failure by the certificate insurer to make a required payment under the Policy (such event, a “certificate insurer default”), the certificate insurer will have the right to exercise all rights, including voting rights, of the holders of the insured certificates under the Pooling and Servicing Agreement without any consent of such holders, and such holders may exercise such rights only with the prior written consent of the certificate insurer except as provided in the Pooling and Servicing Agreement.  In addition, to the extent of unreimbursed payments under the Policy, the certificate insurer will be subrogated to the rights of the holders of the insured certificates to which such insured amounts were paid.  In connection with each insured amount paid on an insured certificate, the trust administrator or the trustee as attorney-in-fact for the holder thereof will be required to assign to the certificate insurer the rights of such holder with respect to the insured certificates to the extent of such insured amount.

Amendment

The Pooling and Servicing Agreement may be amended under the circumstances set forth under “Description of the Securities—Amendment” in the prospectus but only with the consent of the NIMS insurer, if any.

Termination

Certain classes of certificates specified in the related term sheet or the master servicer will have the right to purchase all of the Loans and REO Properties and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate Principal Balance of the Loans and REO Properties as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received, and unscheduled collections of principal received during the related Prepayment Period) is equal to or less than the percentage specified in the related term sheet of the aggregate Principal Balance of the Loans as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the Optional Termination Date.  In the event that the option is exercised, the repurchase will be made at a price generally equal to the greater of (i) the Principal Balance of the Loans and the appraised value of any REO Properties and (ii) the fair market value of the Loans and REO Properties, in each case plus accrued and unpaid interest for each Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed servicing Advances, any unpaid Servicing Fees allocable to such Loans and REO Properties, and any accrued and unpaid Net Rate Carryover.

Interest Rate Cap Agreements and Interest Rate Swap Agreements

Interest Rate Cap Agreements

If so specified in the related term sheet, from and to the Distribution Dates specified in the related term sheet, one or more classes of the offered certificates will have the benefit of an interest rate cap agreement to pay certain amounts which may include Unrealized Loss Amounts, Net Rate Carryovers, amounts necessary to maintain the applicable Overcollateralization Target Amount and Allocated Realized Loss Amounts (collectively, for purposes of this section, the “Covered Amounts”) on such certificates.

The terms of an ISDA Master Agreement will be incorporated into the confirmation of the interest rate cap agreement, as if such an ISDA Master Agreement had been executed by the trust administrator and the interest rate cap provider on the date the interest rate cap agreement was executed.  The interest rate cap agreement will also be subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

On or prior to the termination date of the interest rate cap agreement, the amount payable by the interest rate cap provider under the interest rate cap agreement will equal the product of:

(i)

the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the interest rate cap provider) and (B) the related ceiling rate under the interest rate cap agreement for such Distribution Date over (y) the related strike rate under the interest rate cap agreement for such Distribution Date,

(ii)

the applicable notional balance under the interest rate cap agreement for such Distribution Date, and

(iii)

(x) the number of days in the related Interest Accrual Period divided by (y) 360.

On or prior to the termination date of the interest rate cap agreement, amounts (if any) received under the interest rate cap agreement by the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, will be used to cover certain amounts which may include the Covered Amounts.  Amounts received by the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, in excess of the amount necessary to cover certain amounts which may include the Covered Amounts on any Distribution Date will not be available to cover those amounts on future Distribution Dates but will instead be distributed to certain classes of certificates.

The interest rate cap agreement will be subject to early termination only in limited circumstances.  These circumstances generally include certain insolvency or bankruptcy events in relation to the interest rate cap provider or the issuing entity, the failure by the interest rate cap provider (within one business day after notice of the failure is received by the interest rate cap provider) to make a payment due under the interest rate cap agreement and the interest rate cap agreement becoming illegal or subject to certain kinds of taxation.

If the interest rate cap agreement is terminated early, the interest rate cap provider may owe a termination payment, payable in a lump sum.  Any termination payment received from the interest rate cap provider will be paid to the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, and will be deposited by the trust administrator in the interest rate cap account and applied on future Distribution Dates to pay certain amounts which may include the Covered Amounts on the offered certificates, until the termination date of the interest rate cap agreement.  However, if a termination occurs, there can be no assurance that a termination payment will be paid to the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable.

Interest Rate Swap Agreements

If so specified in the related term sheet, on or before the Closing Date, the trust administrator as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable,  will enter into an interest rate swap agreement with the interest rate swap provider.  On each Distribution Date, the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, will deposit into the swap account certain amounts, if any, received from the interest rate swap provider from which distributions in respect of certain amounts which may include the Covered Amounts will be made.  The interest rate swap account will be an asset of the trust or the supplemental interest trust, as applicable, but not of any REMIC.

Under the interest rate swap agreement, on the business day prior to each Distribution Date, (i) the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, will be obligated to pay to the interest rate swap provider from amounts available therefor pursuant to the Pooling and Servicing Agreement, a fixed payment equal to the product of a fixed percentage, the notional amount under the interest rate swap agreement and a fraction, the numerator of which is 30 and the denominator of which is 360 and (ii) the interest rate swap provider will be obligated to pay to the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, a floating payment equal to the product of one-month LIBOR (as determined pursuant to the interest rate swap agreement), (y) the notional amount under the interest rate swap agreement and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.  A net payment will be required to be made on the business day prior to each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, to the interest rate swap provider, to the extent that the fixed payment exceeds the corresponding floating payment, or (b) by the interest rate swap provider to the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, to the extent that the floating payment exceeds the corresponding fixed payment.

The respective obligations of the interest rate swap provider and the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, to pay specified amounts due under the interest rate swap agreement will be subject to the following conditions precedent: (1) no swap default or event that with the giving of notice or lapse of time or both would become a swap default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the interest rate swap agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the interest rate swap agreement.

Upon the occurrence of any swap default under the interest rate swap agreement, the non-defaulting party will have the right to designate an early termination date.  With respect to termination events (including additional termination events), an early termination date may be designated by one of the parties (as specified in the interest rate swap agreement) and will occur only after notice has been given of the termination event, all as set forth in the interest rate swap agreement.

Upon any swap early termination, the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, or the interest rate swap provider may be liable to make a swap termination payment to the other (regardless, if applicable, of which of the parties has caused the termination).  The swap termination payment will be based on the value of the interest rate swap agreement computed in accordance with the procedures set forth in the interest rate swap agreement taking into account the present value of the unpaid amounts that would have been owed to and by the interest rate swap provider under the remaining scheduled term of the interest rate swap agreement.  In the event that the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, is required to make a swap termination payment, that payment will be paid from the supplemental interest trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.

Upon a swap early termination, the trust administrator will enter into a replacement interest rate swap agreement or similar agreement with a replacement interest rate swap provider, as selected by the depositor with the consent of the NIMS Insurer, if any.  To the extent the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, receives a swap termination payment from the interest rate swap provider, the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, will apply, as set forth in the interest rate swap agreement, all or such portion of such swap termination payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement.  Furthermore, to the extent the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, is required to pay a swap termination payment to the interest rate swap provider, the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the swap termination payment amount owing to the interest rate swap provider.

Upon the occurrence of a downgrade provision, the interest rate swap provider will be required to (1) post collateral securing its obligations under the interest rate swap agreement or (2) obtain a substitute interest rate swap  provider acceptable to the Rating Agencies and the NIMS insurer, if any (such consent by the NIMS insurer not to be unreasonably withheld), that will assume the obligations of the interest rate swap provider under the interest rate swap agreement.

The interest rate swap agreement will be administered by trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable.  Any Net Swap Payments made by the interest rate swap provider will be distributed in accordance with the pooling and servicing agreement.  The trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, will be required to deposit into the interest rate swap account an amount equal to certain amounts which may include the Covered Amounts on the senior certificates and subordinate certificates, up to the Net Swap Payment received by the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, from the interest rate swap provider.  Any excess amounts received by the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, will be paid to the transferor or its designee.

Net Swap Payments and swap termination payments (other than any swap termination payment resulting from a swap provider trigger event) payable by the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, will be deducted from Available Funds before distributions to certificateholders and will first be deposited into the interest rate swap account before payment to the interest rate swap provider.

On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow and withdrawals from the Net Rate Carryover Fund, the trust administrator, as trust administrator of the trust or as trustee of the supplemental interest trust, as applicable, will withdraw from amounts in the interest rate swap account to distribute to the interest rate swap provider and to the senior certificates and subordinate certificates in the order of priority specified in the related term sheet.

REPORTS TO CERTIFICATEHOLDERS

The master servicer or another designated person will be required to provide periodic unaudited reports concerning the issuing entity to all registered holders of the certificates with respect to the issuing entity as are required under the Exchange Act and the Securities and Exchange Commission’s related rules and regulations, and under the terms of the applicable agreements.

So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Additional Information” in the prospectus.

If the issuer is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the sponsor’s website referenced above under “Additional Information” in the prospectus as soon as practicable.  Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the certificates upon request free of charge.  See “The Pooling and Servicing Agreement — Evidence as to Compliance” and “The Pooling and Servicing Agreement —  Statements to Holders of Certificates” herein.

FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the certificates, tax counsel will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, each of the REMICs formed pursuant to the pooling agreement will qualify as a REMIC within the meaning of Section 860D of the Code.

Certain classes of certificates may be issued with original issue discount (“OID”).  A beneficial owner of a certificate must include any OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID.  See “Material Federal Income Tax Considerations—REMIC Certificates—C. Regular Certificates—Original Issue Discount and Premium” in the prospectus.  In addition, certain classes of certificates may represent ownership of regular interests in a REMIC coupled with contractual rights and obligations.

For additional information, see “Federal Income Tax Consequences” in the prospectus.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the offered certificates.

ERISA CONSIDERATIONS

General

Any plan fiduciary that proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel about the potential consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or the Code, of the Plan’s acquisition and ownership of those certificates.  See “ERISA Considerations” in the base prospectus.  Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to a Plan engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described herein and in the base prospectus, subject to the provisions of other applicable federal and state law.  However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Loans.

Application of the Underwriter’s Exemption

Any person purchasing an offered certificate otherwise eligible for purchase by Plans under the Underwriter’s Exemption, which certificate entitles the holder to receive certain payments under a swap contract or certain cap contracts from a supplemental interest trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such offered certificate without the right to receive payments from such supplemental interest trust, together with the right to receive such payments.

The U.S. Department of Labor has granted individual administrative exemptions to UBS Securities LLC (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  Assuming that the general conditions of the Exemption are met, the Exemption applies to loans like the Loans, and to certificates that qualify for the Exemption and represent fractional undivided interests in a trust consisting of loans like the Loans.

For a general description of the Exemption as amended and restated by PTE 2002-41, and the conditions that must be satisfied for the Exemption to apply and the limitations on the exemptive relief provided by the Exemption, see “ERISA Considerations” in the prospectus.  It is expected that the Exemption will apply to the acquisition and holding by Plans of those classes of offered certificates designated as ERISA Eligible Certificates (the “ERISA Eligible Certificates”) (excluding the right to receive payments from a supplemental interest trust), and that all conditions of the Exemption other than those within the control of the investors will be met, although each fiduciary of a Plan should satisfy itself that the conditions of the Exemption have been satisfied with respect to such Plan.  In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the loans included in the trust by aggregate unamortized principal balance of the assets of the trust.  The offered certificates (other than the ERISA Eligible Certificates) are not eligible to be purchased under the exemption but may be purchased by Plans that are certain insurance company general accounts as discussed below.

The rating of a security may change.  If a class of ERISA Eligible Certificates is no longer rated at least the minimum rating required under the Exemption as specified in the related prospectus supplement (the “Minimum Specified Rating”), ERISA Eligible Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased that certificate when it had the Minimum Specified Rating would not be required by the Exemption to dispose of it).  Consequently, transfers of any ERISA Eligible Certificates rated below the Minimum Specified Rating or any other offered certificates (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the trust administrator unless the trust administrator receives the following:

•

a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the trust administrator, to the effect that such transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

•

if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95-60, and that the purchase and holding of the ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

•

an opinion of counsel satisfactory to the trust administrator that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the trustee, the trust administrator, the depositor, the transferor or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the requisite opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

ERISA Considerations with respect to a Swap Contract and Certain Cap Contracts

The Underwriter’s Exemption may not apply to the acquisition, holding or resale of the right to receive certain payments from a supplemental interest trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Provider or in certain circumstances specified in the related prospectus supplement, the Cap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold certain ERISA Eligible Certificates specified in the prospectus supplement (“Specified ERISA Eligible Certificates”) before the termination of a swap contract or in certain cases specified in the related prospectus supplement a cap contract, unless such acquisition or holding is eligible for the exemptive relief available under the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”) or some other applicable exemption.  Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of a Specified ERISA Eligible Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under the statutory exemption or one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with a swap contract or cap contract, any Specified ERISA Eligible Certificate whose rating has fallen to below the Minimum Specified Rating could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the swap contract or cap contract.

If any Specified ERISA Eligible Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of a Specified ERISA Eligible Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the transferor, the trustee, the trust administrator, the master servicer and the servicers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Other Fiduciary Considerations

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the trust being deemed “plan assets,” the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

RATINGS

It is a condition to the original issuance of the offered certificates that each class of offered certificates will have received the ratings set forth in the related term sheet.

The ratings will be the views only of the Rating Agencies. We cannot assure that any ratings will continue for any period of time or that the ratings will not be revised or withdrawn. Any revision or withdrawal of the ratings may have an adverse effect on the market price of the offered certificates.

A securities rating addresses the likelihood of the receipt by the certificateholders of distributions on the offered certificates. The ratings on the offered certificates do not constitute statements regarding the possibility that the certificateholders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

The ratings assigned by the Rating Agencies to mortgage pass through certificates address the likelihood of the receipt of all distributions on loans by certificateholders under the agreements pursuant to which the certificates are issued. The ratings of the Rating Agencies take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The ratings assigned by the Rating Agencies do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Loans, the collection of prepayment premiums, penalties or charges on the Loans, or the possibility that a holder of an offered certificate might realize a lower than anticipated yield.

The depositor has not requested a rating of the offered certificates by any rating agency other than those specified in the related term sheet. There can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the Rating Agencies.

The Rating Agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each Rating Agency rating each class of offered certificates in accordance with the Rating Agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A Rating Agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor will not request that any Rating Agency not monitor their ratings of the offered certificates, and the depositor will not request that any Rating Agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The senior certificates and any subordinate certificates that are rated in one of the top two rating categories of either Rating Agency are expected to constitute “mortgage related securities” for purposes of SMMEA.  The remaining Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of offered certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.  See “Legal Investment” in the prospectus.

GLOSSARY OF TERMS

“Advance” means any of the advances required to be made by the related servicer or the master servicer, as applicable, for any Distribution Date in an amount equal to the aggregate of all payments or principal and interest on the Loans, net of the Servicing Fee, that were due on the related Due Date, and that were not received by the related Determination Date as set forth in the applicable Servicing Agreement.

“Aggregate Subordinate Percentage”  mean for any distribution date, the percentage equivalent of a fraction the numerator of which is the aggregate class principal balance of the subordinate certificates immediately prior to that date and the denominator of which is the Pool Balance.

“Allocable Share” means, with respect to any Distribution Date and any class of subordinate certificates, the portion of the Subordinate Optimal Principal Amount allocable to such class, equal to the product of the Subordinate Optimal Principal Amount for each loan group in the aggregate on such Distribution Date and a fraction, the numerator of which is the related certificate principal balance of that class and the denominator of which is the aggregate of the certificate principal balances of the subordinate certificates; provided, that no class of subordinate certificates (other than the most senior) will be entitled on any Distribution Date to receive distributions pursuant to clauses (5), (6), and (7) of the definition of Subordinate Optimal Principal Amount with respect to any Group unless the Class Prepayment Distribution Trigger for that class is satisfied for that Distribution Date; if the Class Prepayment Distribution Trigger is not satisfied for an outstanding class of subordinate certificates, those amounts will be distributable to the remaining classes of subordinate certificates for which the Class Prepayment Distribution Trigger is satisfied, pro rata, according to certificate principal balance.

“Applied Realized Loss Amount”  means with respect only to any Overcollateralization Series, for any Distribution Date and any class of offered certificates, an amount equal to the sum of any realized losses allocated to that class of certificates on the Distribution Date and any Applied Realized Loss Amounts for that class remaining unpaid from the previous Distribution Date minus any Subsequent Recoveries applied to that Applied Realized Loss Amount.

“Apportioned Principal Balance”  means with respect only to any Non-Overcollateralization Series, for any Distribution Date, any loan group and for any class of subordinate certificates, an amount equal to the class principal balance of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the related Subordinate Component for that date and the denominator of which is the sum of the Subordinate Components (in the aggregate) for that date.

“Available Funds” means for any Distribution Date and any loan group, the sum of the Interest Rate Remittance Amount for that loan group and Distribution Date and the Principal Remittance Amount for that loan group and Distribution Date, less the amount of fees and expenses owed to the master servicer and trust administrator.

“Bankruptcy Loss Coverage Amount” means, with respect to each loan group, an amount determined by the Rating Agencies, minus the aggregate amount of previous Deficient Valuations and Debt Service Reductions.  As of any Distribution Date on or after the Cross-Over Date, the Bankruptcy Loss Coverage Amount will be zero.  The Bankruptcy Loss Coverage Amount may be reduced or modified upon written confirmation from the Rating Agencies that the reduction or modification will not adversely affect the then current ratings of the senior certificates by the Rating Agencies.  Such reduction may adversely affect the coverage provided by subordination with respect to Deficient Valuations and Debt Service Reductions.

“Class PO Deferred Payment Writedown Amount” means, with respect to any Distribution Date, the amount, if any, distributed on that Distribution Date in respect of any PO Deferred Amounts pursuant to priority third of the second paragraph under “Description of the Certificates—Allocation of Available Funds” in this term sheet supplement.

“Class Prepayment Distribution Trigger” is satisfied, with respect to a class of subordinate certificates and any Distribution Date, if either (i) the Fractional Interest for such class for such date equals or exceeds the Fractional Interest for such class calculated as of the date of issuance of the certificates, or (ii) that class of subordinate certificates is the only class of subordinate certificates then outstanding.

“Closing Date” means the date on which the related series of certificates is issued by the issuing entity, as specified in the related term sheet.

“Code” means the Internal Revenue Code of 1986, as amended.

“Compensating Interest” means for any Distribution Date and any servicer is an amount required to be paid by such servicer under the related Servicing Agreement in connection with Prepayment Interest Shortfalls that occur on Loans serviced by such servicer for the related Distribution Date.  The amount of such Compensating Interest payments is generally limited to the aggregate servicing fees (or a portion thereof) due to the applicable servicer for such Distribution Date.

“Cross-Over Date” means, with respect to the subordinate certificates related to a loan group, the Distribution Date on which the certificate principal balances of such subordinate certificates have been reduced to zero.

“Current Interest” means with respect to each class of offered certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the certificate principal balance or notional amount, as applicable, of such class immediately prior to such Distribution Date.

“Cut-off Date” means the date after which the issuing entity will be entitled to receive all collections on and proceeds of the Loans, as specified in the related term sheet.

“Cut-off Date Principal Balance” is the aggregate Principal Balance of the Loans as of the Cut-off Date.

“Debt Service Reduction” means a reduction in the amount of the monthly payment due on a Loan as established by a bankruptcy court in a bankruptcy of the related mortgagor, other than a Deficient Valuation.

“Deficient Valuation” means the difference between the outstanding principal balance of a Loan and a reduced secured debt as a result of a bankruptcy court establishing the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Loan in connection with a bankruptcy of the related mortgagor.

“Deleted Loan” is a Loan replaced or to be replaced by a Qualified Substitute Loan.

“Determination Date” means for any Distribution Date and each Loan, the date set forth in a Servicing Agreement on which the related servicer determines the amount to be remitted to the master servicer.

“Discount Loan” means any Loan contributing to or in a loan group with a Net Mortgage Rate as of the Cut-Off Date less than the Required Coupon for such loan group.

“Distribution Date” means the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing on the date specified in the related term sheet.

“Due Date” with respect to each Loan is the date on which the scheduled payment is due each month.

“Due Period” with respect to any Distribution Date is the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Excess Loss” means, as to any Loan, a Deficient Valuation, Fraud Loss or Special Hazard Loss or any part thereof, occurring after the Bankruptcy Loss Coverage Amount, Fraud Loss Coverage Amount or Special Hazard Loss Coverage Amount, respectively, has been reduced to zero.

“Fractional Interest” means, with respect to any Distribution Date and each class of subordinate certificates, a fraction (expressed as a percentage), the numerator of which is the aggregate certificate principal balance of such class and each class of subordinate certificates subordinate to such class, if any, and the denominator of which is the aggregate scheduled Principal Balance of the Loans.

“Fraud Loss” means any Realized Loss attributable to fraud in the origination of the related Loan, as reported by the applicable servicer to the master servicer.

“Fraud Loss Coverage Amount” means, with respect to the Loans, the approximate amount determined by the Rating Agencies.

 “Homeownership Act” means the federal Truth-in-Lending Act as amended by the Home Ownership and Equity Protection Act of 1994.

“Insurance Proceeds” means the proceeds of any title policy, hazard policy or other insurance policy covering a Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related mortgage note and mortgage.

The interest accrual period for each class of certificates will be either the calendar month preceding the month of that distribution date or the period beginning with the prior distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding such distribution date.  Interest will accrue during the interest accrual period for each distribution date and each class of certificates either on the basis of an assumed 360-day year consisting of twelve 30-day months or on the basis of an assumed 360-day year and the actual number of days elapsed in the related interest accrual period.  Any class of principal only certificates will not accrue interest.

“Interest Remittance Amount” means with respect to any Overcollateralization Series, for any Distribution Date and any loan group:

(a)

the sum, without duplication, of:

(1)

all scheduled interest on the Loans in that loan group due on the related Due Date that are received on or prior to the related Determination Date, less the related Servicing Fees and payments made in respect of premiums on lender paid insurance loans, if any,

(2)

all interest on prepayments on the Loans in that loan group, other than prepayment interest excess,

(3)

all Advances relating to interest in respect of the Loans in that loan group,

(4)

amounts paid by any servicer or the master servicer in respect of Compensating Interest for that loan group, and

(5)

liquidation proceeds on the Loans in that loan group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

minus

(b)

all non-recoverable Advances in respect of the Loans in that loan group relating to interest and certain expenses reimbursed since the prior Due Date.

“Liquidated Loan” means any defaulted Loan as to which the master servicer has determined that all amounts which it expects to recover from or on account of such Loan have been recovered.

“Loans” are the loans included in the related mortgage pool, having the characteristics set forth in the collateral materials accompanying the related term sheet.

 “Mortgage Loan Purchase Agreement” means the Mortgage Loan Purchase Agreement, dated as of the Cut-off Date, between the transferor and the depositor.

“Mortgage Rate” is, with respect to each Loan, the per annum interest rate at which the Loan accrues interest.

“Mortgaged Property” is the property securing a Loan having the characteristics set forth in the collateral materials accompanying the related term sheet.

“Net Monthly Excess Cashflow” means only with respect to any Overcollateralization Series, as specified in the related term sheet.

“Net Mortgage Rate” means with respect to any Distribution Date and each Loan, the Mortgage Rate thereof as of the Due Date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the prepayment period related to that prior Due Date) less the related Servicing Fee rate and lender paid mortgage insurance premiums, if any, for such Loan (expressed as a per annum percentage of its Stated Principal Balance).

“Non-Excess Realized Loss” means any Realized Loss other than an Excess Loss.

“Non-Overcollateralization Series” means any series of mortgage-pass through certificates issued by the issuing entity that is not an Overcollateralization Series.

“Non-PO Percentage” means, with respect to any loan group and:

(1)

any Discount Loan in that loan group, the fraction, expressed as a percentage, equal to the Net Mortgage Rate divided by the Required Coupon for such loan group; and

(2)

any Non-Discount Loan in that loan group, 100%.

“Originator” means with respect to the Loans, Countrywide Home Loans, Inc.  See “The Originator” and “Underwriting Standards” in this term sheet supplement.

“Overcollateralization Release Amount” means with respect only to any Overcollateralization Series, with respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

“Overcollateralization Target Amount” means with respect only to any Overcollateralization Series, as specified in the related term sheet.

“Overcollateralized Amount” means with respect only to any Overcollateralization Series, for any Distribution Date, an amount equal to (i) the aggregate Stated Principal Balance of the Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the sum of the aggregate certificate principal balance of the offered certificates and such other certificates specified in the related term sheet as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

“Overcollateralization Series” means any series of mortgage-pass through certificates issued by the issuing entity, with respect to which, as of the Closing Date, (i) the aggregate Principal Balance of the Loans as of the Cut-off Date will exceed the aggregate class principal balance of the certificates and (ii) the Loans are expected to bear interest each month that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the certificates and to pay certain fees and expenses of the trust fund.

“Plan” means any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code.

“PO Deferred Amount” means, with respect to the Loans and any Distribution Date on or prior to the Cross-Over Date, the sum of (1) the applicable PO Percentage of the principal portion for each Discount Loan of the Non-Excess Realized Losses on such Discount Loan allocated to the related Class PO certificates on such Distribution Date and (2) all amounts previously allocated to the related Class PO certificates in respect of those losses and not distributed to the related Class PO certificates on prior Distribution Dates.

“PO Percentage” means, with respect to:

(1)

any Discount Loan, 100% minus the Non-PO Percentage for that Discount Loan; and

(2)

any Non-Discount Loan.

“PO Principal Distribution Amount” means, for  any Distribution Date, the sum of:

(1)

the applicable PO Percentage of all scheduled monthly payments of principal due on each Loan contributing to such loan group on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the related Bankruptcy Loss Coverage Amount to zero;

(2)

the applicable PO Percentage of the principal portion of the Scheduled Principal Balance of each Loan contributing to such loan group that was repurchased by the transferor or another person with respect to that Distribution Date;

(3)

the applicable PO Percentage of any Substitution Adjustment Amounts received in respect of Loans contributing to such loan group and with respect to that Distribution Date;

(4)

the applicable PO Percentage of the amount of net insurance proceeds or net liquidation proceeds allocable to principal received on Loans contributing to such loan group in the prior calendar month with respect to a Loan that is not a Liquidated Loan;

(5)

with respect to each Loan in that loan group that became a Liquidated Loan during the prior calendar month, the lesser of:

(a)

the applicable PO Percentage of the scheduled Principal Balance of that Loan; and

(b)

the applicable PO Percentage of the amount of the net insurance or net liquidation proceeds allocable to principal received with respect to that Loan during the prior calendar month; and

(6)

the applicable PO Percentage of:

(a)

principal prepayments in full received in respect of Loans in that loan group during the related Prepayment Period;

(b)

partial principal prepayments in respect of Loans in that loan group applied during the related Prepayment Period; and

(c)

Recoveries received in respect of Loans in that loan group during the calendar month prior to such Distribution Date, but in no event to exceed the related PO Deferred Amount for such Distribution Date;

provided, however, that, if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Discount Loan in a loan group that is not a Liquidated Loan after the related Bankruptcy Loss Coverage Amount has been reduced to zero, the PO Principal Distribution Amount for such loan group will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of the Deficient Valuation or Debt Service Reduction in respect of Loans in that loan group.

“PO Recovery” means, with respect to Recoveries on Discount Loans, any Distribution Date and each class of Class PO certificates, an amount equal to the lesser of (a) the PO Percentage of each Recovery on a Discount Loan in a loan group and (b) the PO Deferred Amount for a loan group.

“Pool Balance” as of any date is equal to the aggregate of the Principal Balances of the Loans.

“Pooling and Servicing Agreement” means the Pooling and Servicing Agreement, dated as of the Cut-off Date, among the depositor, the transferor, the trustee, and if applicable, the master servicer, the trust administrator, the custodian and the credit risk manager, if any.

“Prepayment Interest Shortfall” means, with respect to any Distribution Date and each Loan with respect to which a prepayment in full or a partial prepayment has occurred during the month preceding such Distribution Date, the difference between (a) one month’s interest at the Net Mortgage Rate on the scheduled Principal Balance of the Loan, if such Loan was prepaid in full, or partial payment, if such Loan was not prepaid in full, as applicable, and (b) the excess of (i) the amount of interest actually received with respect to the portion of such Loan that was prepaid during the related Prepayment Period over (ii) the product of the Servicing Fee Rate and the scheduled Principal Balance of the Loan.

“Prepayment Period” for any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

“Principal Balance” of any Loan as of any date is an amount equal to the principal balance of such Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Loan.

“Principal Remittance Amount” means for any Distribution Date and any loan group is equal to:

(a)

the sum, without duplication, of:

(1)

the scheduled principal collected or advanced on the Loans in that loan group with respect to the related Due Date,

(2)

prepayments on the Loans in that loan group collected in the related Prepayment Period,

(3)

the Stated Principal Balance of each Loan in that loan group that was repurchased by the entity entitled to exercise the optional termination of the issuing entity, if any, with respect to that Distribution Date,

(4)

any Substitution Adjustment Amounts in respect of Loans in that loan group, and

(5)

all liquidation proceeds in respect of Loans in that loan group (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Loans in that loan group received during the related Prepayment Period, minus

(b)

all non-recoverable Advances relating to principal on the Loans in that loan group and certain expenses reimbursed since the prior Due Date.

 “Purchase Price” with respect to any Loan that is purchased by the transferor is a price equal to the outstanding Principal Balance of such Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the servicer, plus any costs and damages incurred by the trust in connection with any violation by such Loan of any predatory or abusive lending law.

“Qualified Substitute Loan” is a mortgage loan substituted by the originator for a Deleted Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Loan for a Deleted Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Loan; (iii) have the same Due Date as the Deleted Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Loan; (v) comply with each representation and warranty as to the Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vi) have been underwritten or re-underwritten by the related originator in accordance with the same underwriting criteria and guidelines as the Loans being replaced; (vii) be of the same or better credit quality as the Loan being replaced and (viii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

“Realized Loss” means, (i) with respect to any defaulted Loan that is charged off or finally liquidated, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds, Insurance Proceeds or condemnation proceeds net of amounts reimbursable to the servicer for related Advances, Servicing Advances and Servicing Fees (such amount, the “Net Liquidation Proceeds”) in respect of such Loan, and (ii) as to any Loan, a Deficient Valuation.

“Record Date” means for any Distribution Date with respect to the certificates will be either the last business day preceding that Distribution Date (or the Closing Date, in the case of the first Distribution Date), or the last business day of the month immediately preceding the month in which that Distribution Date occurs.

“Relief Act” means the Servicemembers Civil Relief Act or any comparable state or local statute (including the comparable provisions under the California Military and Veterans Code), in each case, as amended.

“Relief Act Reduction” means any reduction in the interest rate on a Loan due to the application of the Relief Act.  See “Certain Legal Aspects of Residential Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code” in the prospectus.

“REO Property” is a property acquired on behalf of the certificateholders in respect of a defaulted Loan thorough foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

“Required Coupon” means, for a loan group, the percentage described in the related term sheet.

“Residual Certificates” means the Class R certificates.

“RFC Mortgage Loans” means those mortgage loans originated by Residential Funding Company, LLC.

“Senior Credit Support Depletion Date” means with respect only to any Non-Overcollateralization Series, the date on which the aggregate class principal balance of the subordinate certificates has been reduced to zero.

“Senior Enhancement Percentage” means with respect only to any Overcollateralization Series and with respect to any Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

(a)

the numerator of which is the excess of:

(1)

the aggregate Stated Principal Balance of the Loans for the preceding Distribution Date over

(2)

(x) before the aggregate class certificate balance of the senior certificates (other than the interest only certificates) has been reduced to zero, the aggregate class certificate balance of the senior certificates (other than the interest only certificates), or (y) after such time, the class certificate balance of the most senior class of subordinate certificates outstanding, as of the business day immediately preceding the Distribution Date in the calendar month prior to the month of such Distribution Date, and

(b)

the denominator of which is the aggregate Stated Principal Balance of the Loans for the preceding Distribution Date.

“Senior Optimal Principal Amount” means, with respect to each loan group, and any Distribution Date, the sum of:

(1)

the Senior Percentage related to such loan group, of the sum for each Loan in that loan group of the applicable Non-PO Percentage of all scheduled monthly payments of principal due on each Loan in that loan group on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the related Bankruptcy Loss Coverage Amount to zero;

(2)

the Senior Percentage related to such Group of the sum for each Loan in that loan group of the applicable Non-PO Percentage of the principal portion of the Purchase Price of each Loan in that loan group that was repurchased by the transferor or another person with respect to that Distribution Date;

(3)

the Senior Percentage related to such Group of the sum for each Loan in that loan group of the applicable Non-PO Percentage of any Substitution Adjustment Amounts in respect of a Loan in that loan group received with respect to that Distribution Date;

(4)

the Senior Percentage related to such Group of the sum for each Loan in that loan group of the applicable Non-PO Percentage of the amount of net insurance proceeds or net liquidation proceeds allocable to principal received in the prior calendar month with respect to a Loan in that loan group that is not a Liquidated Loan;

(5)

with respect to each Loan in that loan group  that became a Liquidated Loan during the prior calendar month, the lesser of:

(a)

the Senior Percentage related to such loan group of the applicable Non-PO Percentage of the scheduled Principal Balance of that Loan; and

(b)

either (A) the Senior Prepayment Percentage related to such Group or (B) if an Excess Loss was sustained with respect to any Liquidated Loan during the preceding calendar month, the Senior Percentage related to such loan group, of the applicable Non-PO Percentage of the amount of the net insurance proceeds or net liquidation proceeds allocable to principal received with respect to that Loan during the prior calendar month for such Distribution Date;

 (6)

the Senior Prepayment Percentage related to such Group of the sum for each Loan in that loan group of the applicable Non-PO Percentage of:

(a)

principal prepayments in full in respect of a Loan in that loan group received during the related Prepayment Period; and

(b)

partial principal prepayments in respect of a Loan in that loan group applied during the related Prepayment Period; and

(7)

with respect to any Distribution Date prior to the Cross-Over Date only, the Senior Prepayment Percentage related to such loan group of the Non-PO Recoveries for that loan group, as applicable, received during the related Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Loan in that loan group that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Senior Optimal Principal Amount for that loan group will be reduced on the related Distribution Date by the Senior Percentage related to such loan group of the applicable Non-PO Percentage of the principal portion of such Deficient Valuation or Debt Service Reduction with respect to such Loan.

“Senior Percentage” means, with respect to any Loan Group and any Distribution Date, the lesser of 100% and the percentage obtained by dividing the aggregate certificate principal balances of all the senior certificates (other than the Class PO Certificates and interest only certificates) of such certificate group immediately preceding that Distribution Date by the Non-PO Percentage multiplied by the scheduled Principal Balance of the Loans in such Loan Group, for that Distribution Date.

“Senior Prepayment Percentage” means only with respect to any Overcollateralization Series, as specified in the related term sheet.

“Senior Principal Distribution Amount” means with respect to any Overcollateralization Series, as specified in the related term sheet.  With respect to any Overcollateralization Series, for any Distribution Date and each loan group, will equal the sum of:

•

the related Senior Enhancement Percentage of all amounts for that date described in the first four bullets of the definition, with respect to any Non-Overcollateralization Series, of “Principal Remittance Amount” with respect to that loan group;

plus

•

for each Loan in the related loan group that became a liquidated Loan during the related Prepayment Period, the lesser of:

(a)

the related Senior Enhancement Percentage of the Stated Principal Balance of that Loan, and

(b)

the related Senior Prepayment Percentage of the amount of the net liquidation proceeds allocable to principal received on that Loan;

plus

•

the related Senior Prepayment Percentage of the amounts for that Distribution Date described in the sixth bullet of the definition, with respect to any Non-Overcollateralization Series, of “Principal Distribution Amount.”

“Senior Termination Date” means only with respect to any Overcollateralization Series, for any loan group the date on which the aggregate principal balance of the related class or classes of senior certificates and the related principal only certificates is reduced to zero.

“Servicer Remittance Date” means the day of each month that a servicer is required to remit funds to the master servicer pursuant to the related Servicing Agreement.  For each servicer the Servicer Remittance Date is generally the 18th day of each month (or, if such day is not a business day, the immediately preceding or immediately following business day, as the case may be).

“Servicing Agreements” means those certain servicing agreements relating to the servicing of the Loans by the servicers.

“Servicing Fee” for any Distribution Date is an amount equal to one twelfth of the Servicing Fee Rate for the Loan on the Scheduled Principal Balance of the Loan.

“Servicing Fee Rate” means for each servicer the rate described in the applicable Servicing Agreement, as specified in the related term sheet.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984.

“Special Hazard Loss” means a Realized Loss, as reported by the applicable servicer to the master servicer, attributable to damage or a direct physical loss suffered by a Mortgaged Property, including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property, other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of the Mortgaged Property under the Servicing Agreements or the Pooling and Servicing Agreement or any loss due to normal wear and tear or certain other causes.

“Special Hazard Loss Coverage Amount” means, with respect to any Group, the amount required by the Rating Agencies.  As of any Distribution Date on or after the Cross-Over Date, the Special Hazard Loss Coverage Amount will be zero.

“Stated Principal Balance” means for any Loan and Due Date, the unpaid principal balance of the Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Loan through the last day of the related Prepayment Period and (iii) any Deferred Interest added to the principal balance of that Loan pursuant to the terms of the related mortgage note on or prior to that Due Date. The Stated Principal Balance of a Liquidated Loan is zero.

“Stepdown Date” means only with respect to any Overcollateralization Series, as specified in the related term sheet.

“Step Down Test” means only with respect to any Non-Overcollateralization Series, as to any Distribution Date, the application of both of the following conditions (which conditions may or may not be satisfied):

first,

the outstanding principal balance of all Loans delinquent 60 days or more (including loans in foreclosure and REO property), averaged over the preceding six month period, as a percentage of the aggregate class principal balance of the subordinate certificates, does not equal or exceed the percentage specified in the related term sheet, and second,

cumulative Realized Losses on all of the Loans do not exceed, for any Distribution Date on or after a certain specified anniversary of the first Distribution Date specified in the related term sheet, the percentage specified in the related term sheet of the aggregate class principal balance of the subordinate certificates as of the Closing Date.

“Subordinate Component” means only with respect to any series, for any Distribution Date and with respect to any loan group is the aggregate Stated Principal Balances of the Loans in the related loan group, as of the first day of the related Due Period, minus the aggregate class principal balance of the related senior certificates and principal only component immediately prior to such Distribution Date.

“Subordinate Optimal Principal Amount” means, with respect to each Loan Group, and any Distribution Date, the sum of:

(1)

the Subordinate Percentage related to such Loan Group, as applicable, of the sum for each Loan in that loan group  of the applicable Non-PO Percentage of all scheduled monthly payments of principal due on each Loan in that loan group on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the related Bankruptcy Loss Coverage Amount to zero;

(2)

the Subordinate Percentage related to such Group of the sum for each Loan in that loan group of the applicable Non-PO Percentage of the principal portion of the Purchase Price of each Loan in that loan group that was repurchased by the transferor or another person with respect to that Distribution Date;

(3)

the Subordinate Percentage related to such Group of the sum for each Loan in that loan group of the applicable Non-PO Percentage of any Substitution Adjustment Amounts in respect of a Loan in that loan group received with respect to that Distribution Date;

(4)

the Subordinate Percentage related to such Group of the sum for each Loan in that loan group of the applicable Non-PO Percentage of the amount of net insurance proceeds or net liquidation proceeds allocable to principal received in the prior calendar month with respect to a Loan in that loan group that is not a Liquidated Loan;

(5)

with respect to each Loan in that loan group that became a Liquidated Loan during the prior calendar month, the portion of the applicable Non-PO Percentage of the amount of the net insurance proceeds or net liquidation proceeds allocable to principal received with respect to that Loan during the prior calendar month that was not included in clause (5) of the definition of “Senior Optimal Principal Amount” for such Distribution Date; and

(6)

the Subordinate Prepayment Percentage related to such Group of the sum for each Loan in that loan group of the applicable Non-PO Percentage of:

(a)

principal prepayments in full in respect of a Loan in that loan group received during the related Prepayment Period; and

(b)

partial principal prepayments in respect of a Loan in that loan group applied during the related Prepayment Period; and

(7)

with respect to any Distribution Date prior to the Cross-Over Date only, the Subordinate Prepayment Percentage related to such loan group of the Non-PO Recoveries for that loan group, as applicable, received during the related Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Loan in that Loan Group that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Subordinate Optimal Principal Amount for that loan group will be reduced on the related Distribution Date by the Subordinate Percentage related to such loan group of the applicable Non-PO Percentage of the principal portion of such Deficient Valuation or Debt Service Reduction with respect to such Loan.

“Subordinate Percentage” means only with respect to any Non-Overcollateralization Series, for each loan group and any Distribution Date will be equal to the difference between 100% and the related Senior Percentage for such loan group on such Distribution Date; provided, however, that on any Distribution Date after a Senior Termination Date has occurred with respect to one loan group, the Subordinate Percentage will represent the entire interest of the subordinate certificates in the Loans and will be equal to the difference between 100% and the related Senior Percentage for such Distribution Date.

“Subordinate Prepayment Percentage” means only with respect to any Non-Overcollateralization Series, for any Distribution Date and each loan group, the difference between 100% and the related Senior Prepayment Percentage for that date.

“Subordinate Principal Distribution Amount” means only with respect to any Non-Overcollateralization Series, for any Distribution Date and each loan group will equal the sum of the following amounts:

•

the related Subordinate Percentage of all amounts for that date described in the first four bullets in the definition of “Principal Remittance Amount,”

•

for each Loan in the related loan group that became a liquidated Loan during the related Prepayment Period, the portion of the net liquidation proceeds allocable to principal received on the Loan, after application of the amounts pursuant to the second bullet in the definition of “Senior Principal Distribution Amount” up to the related Subordinate Percentage of the Stated Principal Balance of the Loan, and

•

the related Subordinate Prepayment Percentage of the amounts for that Distribution Date described in the sixth bullet in the definition, with respect to any Non-Overcollateralization Series, of “Principal Remittance Amount.”

On any Distribution Date after a Senior Termination Date has occurred with respect to one loan group, the Subordinate Principal Distribution Amount will not be calculated by that loan group but will equal the amount calculated pursuant to the formula set forth above based on the Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for the subordinate certificates for such Distribution Date with respect to all of the Loans as opposed to the Loans in the related loan group only.

“Subsequent Recovery” means unexpected recoveries received after the determination by the related servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the related servicer in connection with the liquidation of any Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

“Substitution Adjustment Amount” with respect to any Loan that is purchased by the originator is an amount equal to the excess of the Principal Balance of the related Deleted Loan over the Principal Balance of such Qualified Substitute Loan.

“UBS Conduit” has the meaning set forth under “Underwriting Standards” herein.

“Undercollateralized Group” means, with respect to any certificate group, each particular certificate group on any Distribution Date for which the certificate principal balances of the senior certificates (other than the related Class PO certificates) of such Group (after giving effect to distributions to be made on such Distribution Date) is greater than the aggregate Principal Balance of the loans contributing to the related loan group  as of the following Distribution Date.

MASTR Adjustable Rate Mortgages Trust
Mortgage Loan Pass-Through Certificates

(Issuable in Series)

Mortgage Asset Securitization Transactions, Inc.

Depositor

UBS Real Estate Securities Inc.

Transferor/Sponsor

TERM SHEET SUPPLEMENT

February 12, 2007